Exhibit 99.9

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) and (c) Financial Statements and Schedules

Financial Statements of Colony Capital, Inc.

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2015 and 2014	F-3

Consolidated Statements of Operations for the Years Ended December 31, 2015, 2014 and 2013	F-5

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2015, 2014 and 2013	F-6

Consolidated Statements of Equity for the Years Ended December 31, 2015, 2014 and 2013	F-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2015, 2014 and 2013	F-9

Notes to Consolidated Financial Statements:	F-11

1. Organization	F-11

2. Significant Accounting Policies	F-11

3. Combination with Colony Capital	F-22

4. Variable Interest Entities	F-24

5. Loans Receivable	F-25

6. Real Estate Assets	F-27

7. Investments in Unconsolidated Joint Ventures	F-30

8. Deferred Leasing Costs and Intangibles	F-32

9. Other Assets and Other Liabilities	F-34

10. Debt	F-35

11. Derivatives and Hedging	F-39

12. Balance Sheet Offsetting	F-40

13. Fair Value Measurements	F-41

14. Stockholders’ Equity	F-43

15. Noncontrolling Interests	F-46

16. Earnings per Share	F-47

17. Related Party Transactions	F-47

18. Share-Based Compensation	F-49

19. Income Taxes	F-50

20. Commitments and Contingencies	F-51

21. Segment Information	F-53

22. Subsequent Events	F-56

Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2015	F-57

Schedule IV—Mortgage Loans on Real Estate as of December 31, 2015	F-69

All other schedules are omitted because they are not applicable, or the required information is included in the consolidated financial statements or notes thereto.

(b) Exhibits

The Exhibit Index attached hereto is incorporated by reference under this item.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Colony Capital, Inc.

We have audited the accompanying consolidated balance sheets of Colony Capital, Inc. (formerly, Colony Financial, Inc.) (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each the three years in the period ended December 31, 2015. Our audits also included the financial statement schedules listed in the Index at Item 15. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Colony Capital, Inc. at December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Colony Capital, Inc.’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 29, 2016 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Los Angeles, California

February 29, 2016

COLONY CAPITAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,
	2015	2014
ASSETS
Cash	$185,854	$141,936
Loans receivable, net
Held for investment	4,048,477	2,131,134
Held for sale	75,002	—
Real estate assets, net
Held for investment	3,132,218	1,643,997
Held for sale	297,887	—
Investments in unconsolidated joint ventures	924,465	1,646,977
Goodwill	678,267	20,000
Deferred leasing costs and intangible assets, net (including $9,872 and $0 held for sale intangible assets, net)	325,513	106,060
Due from affiliates	11,713	—
Other assets (including $3,704 and $0 held for sale)	359,914	135,345

Total assets	$10,039,310	$5,825,449

LIABILITIES AND EQUITY
Liabilities:
Accrued and other liabilities (including $9,101 and $0 related to real estate held for sale)	325,589	128,119
Due to affiliates—contingent consideration	52,990	—
Due to affiliates—other	—	12,236
Dividends and distributions payable	65,688	47,537
Debt, net (including $8,769 and $0 related to real estate held for sale)	3,587,724	2,112,354
Convertible senior notes, net	591,079	589,410

Total liabilities	4,623,070	2,889,656

Commitments and contingencies (Note 20)
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $625,750 and $338,250 liquidation preference; 50,000 shares authorized; 25,030 and 13,530 shares issued and outstanding	250	135
Common stock, $0.01 par value per share
Class A, 449,000 shares authorized; 111,694 and 109,634 shares issued and outstanding	1,118	1,096
Class B, 1,000 shares authorized; 546 and 0 shares issued and outstanding	5	—
Additional paid-in capital	2,995,243	2,512,743
Distributions in excess of earnings	(131,278)	(68,003)
Accumulated other comprehensive loss	(18,422)	(28,491)

Total stockholders’ equity	2,846,916	2,417,480
Noncontrolling interests in investment entities	2,138,925	518,313
Noncontrolling interests in Operating Company	430,399	—

Total equity	5,416,240	2,935,793

Total liabilities and equity	$10,039,310	$5,825,449

The accompanying notes are an integral part of these consolidated financial statements.

COLONY CAPITAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

The following table presents the assets and liabilities recorded in the consolidated balance sheets attributable to securitization vehicles consolidated as variable interest entities (excluding the Operating Company, as discussed in Note 4).

	December 31,
	2015	2014
Assets
Cash	$2,453	$—
Loans receivable, net	1,193,859	807,761
Real estate assets, net	9,016	—
Other assets	94,796	41,111

Total assets	$1,300,124	$848,872

Liabilities
Debt, net	$806,728	$528,305
Accrued and other liabilities	80,619	38,443

Total liabilities	$887,347	$566,748

The accompanying notes are an integral part of these consolidated financial statements.

COLONY CAPITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2015	2014	2013
Income
Interest income	$417,305	$204,361	$81,035
Property operating income	299,871	20,962	789
Equity in income of unconsolidated joint ventures	47,605	73,829	100,708
Fee income (including $64,585, $0 and $0 from affiliates, respectively)	65,813	—	—
Other income (including $4,797, $812 and $1,267 from affiliates, respectively)	11,382	1,497	1,267

Total income	841,976	300,649	183,799

Expenses
Management fees (including $5,897, $10,384 and $3,998 of share-based payments, respectively)	15,062	43,133	26,263
Investment and servicing expenses (including $366, $2,846 and $1,771 reimbursed to affiliates, respectively)	23,369	5,811	3,228
Transaction costs	38,888	21,096	1,807
Interest expense	133,094	48,365	18,838
Property operating expenses	117,713	5,563	197
Depreciation and amortization	140,977	9,177	310
Provision for loan losses	37,475	—	—
Impairment loss	11,192	—	—
Compensation expense (including $450, $1,778 and $1,286 reimbursed to affiliates, respectively)	84,506	2,468	1,756
Administrative expenses (including $1,922, $3,301 and $1,787 reimbursed to affiliates, respectively)	38,238	8,940	5,792

Total expenses	640,514	144,553	58,191

Gain on sale of real estate assets, net	8,962	—	—
Gain on remeasurement of consolidated investment entities, net	41,486	—	—
Other gain (loss), net	(5,170)	1,216	974

Income before income taxes	246,740	157,312	126,582
Income tax benefit (expense)	9,296	2,399	(659)

Net income	256,036	159,711	125,923
Net income attributable to noncontrolling interests:
Investment entities	86,123	36,562	24,158
Operating Company	19,933	—	—

Net income attributable to Colony Capital, Inc.	149,980	123,149	101,765
Preferred dividends	42,569	24,870	21,420

Net income attributable to common stockholders	$107,411	$98,279	$80,345

Net income per common share:
Basic	$0.96	$1.01	$1.20

Diluted	$0.96	$1.01	$1.20

Weighted average number of common shares outstanding:
Basic	110,931	96,694	66,182

Diluted	110,931	96,699	66,182

The accompanying notes are an integral part of these consolidated financial statements.

COLONY CAPITAL, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

	Year Ended December 31,
	2015	2014	2013
Net income	$256,036	$159,711	$125,923
Other comprehensive income (loss), net of tax:
Equity in other comprehensive loss of unconsolidated joint ventures, net	(451)	(3,170)	(3,107)
Unrealized loss on beneficial interests in debt securities	—	(327)	(554)
Net change in fair value of cash flow hedges	(236)	(127)	(27)
Foreign currency translation adjustments:
Foreign currency translation adjustment gain (loss)	25,287	(58,792)	5,599
Change in fair value of net investment hedges	(5,604)	26,985	(3,828)

Net foreign currency translation adjustments	19,683	(31,807)	1,771

Other comprehensive income (loss)	18,996	(35,431)	(1,917)

Comprehensive income	275,032	124,280	124,006
Comprehensive income attributable to noncontrolling interests:
Investment entities	89,693	32,215	24,832
Operating Company	25,290	—	—

Comprehensive income attributable to stockholders	$160,049	$92,065	$99,174

The accompanying notes are an integral part of these consolidated financial statements.

COLONY CAPITAL, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(In thousands)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Noncontrolling Interests in Investment Entities	Noncontrolling Interests in Operating Company	Total Equity
Balance at December 31, 2012	$101	$531	$1,222,682	$(5,167)	$5,184	$1,223,331	$59,699	$—	$1,283,030
Net income	—	—	—	101,765	—	101,765	24,158	—	125,923
Other comprehensive (loss) income	—	—	—	—	(2,591)	(2,591)	674	—	(1,917)
Class A common stock offerings	—	234	475,368	—	—	475,602	—	—	475,602
Underwriter discount and offering costs	—	—	(1,059)	—	—	(1,059)	—	—	(1,059)
Share-based payments	—	—	4,283	—	—	4,283	—	—	4,283
Contributions from noncontrolling interests	—	—	—	—	—	—	256,589	—	256,589
Distributions to noncontrolling interests	—	—	—	—	—	—	(71,203)	—	(71,203)
Preferred stock dividends	—	—	—	(21,420)	—	(21,420)	—	—	(21,420)
Common stock dividends declared ($1.40 per share)	—	—	—	(95,601)	—	(95,601)	—	—	(95,601)

Balance at December 31, 2013	101	765	1,701,274	(20,423)	2,593	1,684,310	269,917	—	1,954,227
Net income	—	—	—	123,149	—	123,149	36,562	—	159,711
Other comprehensive (loss) income	—	—	—	—	(31,084)	(31,084)	(4,347)	—	(35,431)
Issuance of 7.5% Series B Cumulative Redeemable Perpetual Preferred Stock	34	—	86,216	—	—	86,250	—	—	86,250
Class A common stock offerings	—	326	717,544	—	—	717,870	—	—	717,870
Underwriter discount and offering costs	—	—	(3,551)	—	—	(3,551)	—	—	(3,551)
Issuance of common stock for incentive fees	—	—	464	—		464	—	—	464
Share-based payments	—	5	10,796	—	—	10,801	—	—	10,801
Contributions from noncontrolling interests	—	—	—	—	—	—	344,506	—	344,506
Distributions to noncontrolling interests	—	—	—	—	—	—	(128,325)	—	(128,325)
Preferred stock dividends	—	—	—	(25,122)	—	(25,122)	—	—	(25,122)
Common stock dividends declared ($1.44 per share)	—	—	—	(145,607)	—	(145,607)	—	—	(145,607)

Balance at December 31, 2014	$135	$1,096	$2,512,743	$(68,003)	$(28,491)	$2,417,480	$518,313	$—	$2,935,793

COLONY CAPITAL, INC.

CONSOLIDATED STATEMENTS OF EQUITY (Continued)

(In thousands)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Noncontrolling Interests in Investment Entities	Noncontrolling Interests in Operating Company	Total Equity
Balance at December 31, 2014	$135	$1,096	$2,512,743	$(68,003)	$(28,491)	$2,417,480	$518,313	$—	$2,935,793
Net income	—	—	—	149,980	—	149,980	86,123	19,933	256,036
Other comprehensive income	—	—	—	—	10,069	10,069	3,570	5,357	18,996
Issuance of 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock	115	—	287,385	—	—	287,500	—	—	287,500
Issuance of Class A common stock	—	14	37,375	—	—	37,389	—	—	37,389
Issuance of Class B common stock	—	6	14,765	—	—	14,771	—	—	14,771
Issuance of units in Operating Company	—	—	—	—	—	—	—	568,794	568,794
Offering costs	—	—	(9,406)	—	—	(9,406)	—	—	(9,406)
Share-based compensation	—	7	13,707	—	—	13,714	—	—	13,714
Consolidation of investment entities (Note 7)	—	—	—	—	—	—	1,700,114	—	1,700,114
Contributions from noncontrolling interests	—	—	—	—	—	—	486,152	—	486,152
Distributions to noncontrolling interests	—	—	—	—	—	—	(655,347)	(25,011)	(680,358)
Preferred stock dividends	—	—	—	(43,365)	—	(43,365)	—	—	(43,365)
Common stock dividends declared ($1.52 per share)	—	—	—	(169,890)	—	(169,890)	—	—	(169,890)
Reallocation of equity of Operating Company (Note 15)	—	—	138,674	—	—	138,674	—	(138,674)	—

Balance at December 31, 2015	$250	$1,123	$2,995,243	$(131,278)	$(18,422)	$2,846,916	$2,138,925	$430,399	$5,416,240

The accompanying notes are an integral part of these consolidated financial statements.

COLONY CAPITAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2015	2014	2013
Cash Flows from Operating Activities
Net income	$256,036	$159,711	$125,923
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of discount and net origination fees on purchased and originated loans	(21,109)	(69,443)	(13,069)
Accretion in excess of cash receipts on purchased credit impaired loan	(39,886)	—	—
Paid-in-kind interest added to loan principal	(30,211)	(2,796)	(218)
Straight-line rents	(11,929)	(1,032)	(23)
Amortization of above and below market lease values, net	3,240	179	—
Amortization of deferred financing costs	21,222	6,590	3,017
Equity in income of unconsolidated joint ventures	(47,605)	(73,829)	(100,708)
Distributions of income from unconsolidated joint ventures	66,418	74,948	101,874
Provision for loan losses	37,475	—	—
Impairment of real estate and intangible assets	11,192	—	—
Depreciation and amortization	140,977	9,177	310
Share-based compensation	13,714	11,265	4,283
Net gain on remeasurement of net assets of consolidated investment entities	(41,486)	—	—
Change in fair value of contingent consideration	(16,510)	—	—
Gain on sales of real estate assets, net	(8,962)	—	—
Foreign currency loss recognized on repayment of loans receivable	31,268	—	—
Changes in operating assets and liabilities:
Decrease in due from affiliates	7,828	—	—
Increase in other assets	(4,372)	(12,431)	(6,917)
Increase in accrued and other liabilities	23,929	25,635	8,049
(Decrease) increase in due to affiliates	(12,236)	4,250	3,002
Other adjustments, net	(5,867)	535	(234)

Net cash provided by operating activities	373,126	132,759	125,289

Cash Flows from Investing Activities
Contributions to unconsolidated joint ventures	(356,051)	(458,881)	(672,338)
Distributions from unconsolidated joint ventures	357,307	150,788	177,287
Investments in purchased loans receivable, net of seller financing	(135,194)	(412,152)	(340,563)
Net disbursements on originated loans	(984,840)	(1,241,046)	(535,940)
Repayments of loans receivable	335,446	673,815	109,643
Proceeds from sales of loans receivable	—	—	71,298
Cash receipts in excess of accretion on purchased credit impaired loans	399,783	—	—
Disbursements on acquisition of real estate assets, related intangibles and leasing commissions	(1,377,344)	(1,618,069)	(122,750)
Proceeds from repayment of beneficial interests in debt securities	—	28,000	—
Proceeds from sales of real estate assets	323,430	—	—
Acquisition of investment management business, net of cash acquired (Note 3)	(56,335)	—	—
Proceeds from settlement of derivative instruments	45,024	8,824	178
Other investing activities, net	(10,040)	(6,050)	(35)

Net cash used in investing activities	$(1,458,814)	$(2,874,771)	$(1,313,220)

COLONY CAPITAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(In thousands)

	Year Ended December 31,
	2015	2014	2013
Cash Flows from Financing Activities
Proceeds from issuance of preferred stock, net	$277,945	$83,533	$—
Proceeds from issuance of common stock, net	—	717,870	475,190
Dividends paid to preferred stockholders	(38,244)	(23,504)	(21,420)
Dividends paid to common stockholders	(165,559)	(131,815)	(89,916)
Line of credit borrowings	1,345,900	1,130,800	514,000
Line of credit repayments	(1,194,900)	(1,105,300)	(375,500)
Proceeds from secured financing	1,936,043	1,808,505	203,000
Secured financing repayments	(871,788)	(198,775)	(33,560)
Escrow deposits for financing	—	(11,153)	—
Net proceeds from issuance of convertible senior notes	—	394,593	194,000
Payment of deferred financing costs	(27,670)	(36,355)	(6,011)
Contributions from noncontrolling interests	486,152	344,506	256,589
Distributions to noncontrolling interests	(671,659)	(128,325)	(52,703)
Other financing activities, net	(15,546)	(2,816)	(2,931)

Net cash provided by financing activities	1,060,674	2,841,764	1,060,738

Cash held by investment entities consolidated (Note 7)	75,412	—	—
Effect of exchange rates on cash	(6,480)	(983)	161

Net increase (decrease) in cash	43,918	98,769	(127,032)
Cash, beginning of period	141,936	43,167	170,199

Cash, end of period	$185,854	$141,936	$43,167

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$105,608	$33,470	$13,558

Cash paid for income taxes	$2,078	$2,188	$2,294

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends payable	$65,688	$47,537	$32,127

Seller-provided secured financing on purchased loans	$—	$82,328	$—

Deferred financing costs deducted from convertible debt issuance proceeds	$—	$10,063	$6,000

Accrued and other liabilities assumed in connection with acquisitions, net of cash assumed	$407	$10,781	$—

Unsecured note issued in connection with acquisition	$—	$10,000

Interest reserve for seller financing returned to borrower upon resolution of underlying collateral loan	$—	$2,670	$—

Noncash distribution of loan receivable to a noncontrolling interest	$—	$—	$18,500

Payment on settlement of derivative instruments in accrued liabilities	$—	$—	$1,736

Deferred tax liability assumed in a real estate acquisition	$27,978	$—	$—

Settlement of debt through issuance of units in Operating Company	$10,000	$—	$—

Issuance of common stock for acquisition of investment management business	$52,160	$—	$—

Issuance of units in Operating Company for acquisition of investment management business	$558,794	$—	$—

Net assets of investment entities consolidated, net of cash assumed (Note 7)	$2,637,278	$—	$—

Loan payoff proceeds held in escrow	$11,300	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

COLONY CAPITAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015

1. Organization

Colony Capital, Inc. (formerly, Colony Financial, Inc.) (the “Company”) is a leading global real estate and investment management firm that targets attractive risk-adjusted returns for its investors by investing primarily in real estate and real estate-related assets. The Company manages capital on behalf of both its shareholders and limited partners in private investment funds under its management where the Company may earn management fees and carried interests. The Company’s portfolio is primarily composed of: (i) real estate equity; (ii) real estate and real estate-related debt; and (iii) investment management of Company-sponsored private equity funds and vehicles. The Company was organized on June 23, 2009 as a Maryland corporation and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code, for U.S. federal income tax purposes.

Prior to April 2, 2015, the Company was externally managed and advised by Colony Financial Manager, LLC (the “Manager”), which was a wholly-owned subsidiary of Colony Capital, LLC (“CCLLC”), a privately held global real estate investment firm. On April 2, 2015, Colony Capital Operating Company, LLC (“Operating Company” or “OP”), an operating subsidiary of the Company, acquired substantially all of the real estate investment management business and operations of CCLLC (the “Combination”) and the Company became a self-managed REIT. As a result of the Combination, the Company is able to sponsor new investment vehicles as general partner under the Colony name. Details of the Combination are described more fully in Note 3.

In connection with the Combination, the Company reorganized into an umbrella partnership real estate investment trust (“UPREIT”). As part of the restructuring, the Company contributed to OP and its subsidiaries substantially all of the Company’s other subsidiaries, assets and liabilities, other than certain indebtedness, in exchange for membership interests in OP (“OP Units”). Following the Combination, OP conducts all of the activities and owns substantially all of the assets and liabilities of the combined business.

2. Significant Accounting Policies

The significant accounting policies of the Company are described below. The accounting policies of the Company’s unconsolidated joint ventures are substantially similar to those of the Company.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounts of the Company and its controlled subsidiaries and consolidated variable interest entities. All significant intercompany accounts and transactions have been eliminated. The portions of the equity, net income and other comprehensive income of consolidated subsidiaries that are not attributable to the parent are presented separately as amounts attributable to noncontrolling interests in the consolidated financial statements. A substantial portion of noncontrolling interests represent interests held by private investment funds or other investment vehicles managed by the Company and which invest alongside the Company (“Co-Investment Funds”) and membership interests in OP held by affiliates and senior executives.

Principles of Consolidation

The Company consolidates entities in which it has a controlling financial interest, by first considering if an entity meets the definition of a variable interest entity (“VIE”) for which the Company is deemed to be the primary beneficiary under the VIE model, or if the Company controls an entity through a majority of voting interest based on the voting interest model.

Variable Interest—For entities in which the Company has a variable interest, the Company determines if the entity is a VIE by considering whether the entity’s equity investment at risk is sufficient to finance its activities without additional subordinated financial support and whether the entity’s at-risk equity holders have the characteristics of a controlling financial interest. Fees paid to the Company that are commensurate with both services provided and prevailing market rates for such services are generally not, in and of themselves, considered variable interests and are excluded from assessment of the Company’s economic exposure to a VIE. In performing the analysis of whether the Company is the primary beneficiary of a VIE, the Company considers whether it individually has the power to direct the activities of the VIE that most significantly affect the entity’s performance and also has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The Company also considers interests held by its related parties, including de facto agents, specifically interests in the VIE held by related parties under common control and the Company’s indirect exposure to the VIE through its interests in other related parties on a proportionate basis. The Company assesses whether it is a member of a related party group that collectively meets the power and benefits criteria and, if so, whether the Company is most closely associated with the VIE. In performing its analysis, the Company considers both qualitative and quantitative factors, including, but not limited to: the amount and characteristics of its investment relative to other investors; the Company’s and the other investors’ ability to control or significantly influence key decisions of the VIE including consideration of involvement by de facto agents; the obligation or likelihood for the Company or other investors to fund operating losses of the VIE; and the similarity and significance of the VIE’s business activities to those of the Company and the other investors. The determination of whether an entity is a VIE, and whether the Company is the primary beneficiary, involves significant judgment, including the determination of which activities most significantly affect the entities’ performance, and estimates about the current and future fair values and performance of assets held by the VIE.

Voting Interest—Unlike VIEs, voting interest entities have sufficient equity and equity investors exhibit the characteristics of a controlling financial interest through their voting rights. The Company consolidates such entities when it has a controlling financial interest through ownership of a majority of the entities’ voting equity interests.

At each reporting period, the Company reassesses the status of an entity as a VIE and the determination of the Company as the primary beneficiary, or if there is a change in the Company’s ability to control through a majority voting interest. Changes in consolidation status are applied prospectively. An entity may be consolidated as a result of this reassessment, in which case, the assets, liabilities and noncontrolling interest in the entity are recorded at fair value upon initial consolidation. Any existing equity interest held by the Company in the entity prior to the Company obtaining control will be remeasured at fair value, which may result in a gain or loss recognized upon initial consolidation. The Company may also deconsolidate a subsidiary as a result of this reassessment, which may result in a gain or loss recognized upon deconsolidation depending on the carrying values of deconsolidated assets and liabilities compared to the fair value of any retained interests.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurement

Fair value is based on an exit price, defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Where appropriate, the Company makes adjustments to estimated fair values to appropriately reflect counterparty credit risk as well as the Company’s own credit-worthiness.

The estimated fair value of financial assets and financial liabilities are categorized into a three-tier hierarchy, prioritized based on the level of transparency in inputs used in the valuation techniques, as follows:

Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or valuation techniques utilizing inputs that are observable directly or indirectly for substantially the full term of the financial instrument.

Level 3—At least one assumption or input is unobservable and is significant to the fair value measurement, requiring significant management judgment or estimate.

Where the inputs used to measure the fair value of a financial instrument falls into different levels of the fair value hierarchy, the financial instrument is categorized within the hierarchy based on the lowest level of input that is significant to its fair value measurement.

The Company has not elected fair value option for any financial instruments.

Business Combinations

The Company evaluates each purchase transaction to determine whether the acquired assets meet the definition of a business. Net cash paid to acquire a business or assets is classified as investing activities on the accompanying statements of cash flows.

The Company accounts for business combinations by applying the acquisition method. Transaction costs related to acquisition of a business are expensed as incurred and excluded from the fair value of consideration transferred. The identifiable assets acquired, liabilities assumed and noncontrolling interests in acquired entity are recognized and measured at their estimated fair values. The excess of the fair value of consideration transferred over the fair values of identifiable assets acquired, liabilities assumed and noncontrolling interests in an acquired entity, net of fair value of any previously held interest in the acquired entity, is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets and liabilities.

For acquisitions that are not deemed to be businesses, the assets acquired are recognized based on their cost to the Company as the acquirer and no gain or loss is recognized unless the fair value of non-cash assets given as consideration differs from the carrying amount of the assets acquired. The cost of assets acquired in a group is allocated to individual assets within the group based on their relative fair values and does not give rise to goodwill. Transaction costs related to acquisition of assets are included in the cost basis of the assets acquired.

Contingent consideration is classified as a liability or equity, as applicable. Contingent consideration in connection with the acquisition of a business is measured at fair value on acquisition date, and unless classified as equity, is remeasured at fair value each reporting period thereafter until the consideration is settled, with changes in fair value included in net income. For contingent consideration in connection with the acquisition of assets, subsequent changes to the recorded amount are adjusted against the cost of the acquisition.

Real estate acquisitions, which are considered as either business combinations or asset acquisitions, are recorded at the fair values of the acquired components at the time of acquisition, allocated among land, building, improvements, equipment, lease-related tangible and identifiable intangible assets and liabilities, such as tenant improvements, deferred leasing costs, in-place lease values, above- and below-market lease values. The estimated fair value of acquired land is derived from recent comparable sales of land and listings within the same local region based on available market data. The estimated fair value of acquired buildings and building improvements is derived from comparable sales, discounted cash flow analysis using market-based assumptions, or replacement cost, as appropriate.The fair value of site and tenant improvements is estimated based upon current market replacement costs and other relevant market rate information.

Foreign Currency

Assets and liabilities of non-U.S. dollar functional currency investments and subsidiaries are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Income and expenses from these investments and subsidiaries are translated at the average rate of exchange prevailing during the period such income was earned or expenses were incurred. Gains and losses related to translation of these non-U.S dollar functional currency items are included in other comprehensive income or loss within stockholders’ equity. Upon sale, complete or substantially complete liquidation of an investment in a foreign subsidiary, or upon partial sale of an equity method investment, the translation adjustment associated with the investment, or the proportionate share related to the portion of equity method investment sold, is reclassified from accumulated other comprehensive income or loss into earnings.

Gains and losses resulting from nonfunctional currency transactions are recognized in the income statement in other gain (loss), net.

Disclosures of non-US dollar amounts to be recorded in the future are translated using exchange rates in effect at balance sheet date.

Cash and Cash Equivalents

Short-term, highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company did not have any cash equivalents at December 31, 2015 and 2014. At various times during the year, the Company may have bank balances in excess of federally insured limits.

Loans Receivable

The Company originates and purchases loans receivable. The accounting framework for loans receivable depends on the Company’s strategy whether to hold or sell the loan, and separately, if the loan was credit-impaired at time of acquisition or if the lending arrangement is an acquisition, development and construction loan.

Loans Held for Investment (other than Purchased Credit-Impaired Loans)

Loans that the Company has the intent and ability to hold for the foreseeable future are classified as held-for-investment. Originated loans are recorded at amortized cost, or outstanding unpaid principal balance less net deferred loan fees. Net deferred loan fees include unamortized origination and other fees charged to the borrower less direct incremental loan origination costs incurred by the Company. Purchased loans are recorded at amortized cost, or unpaid principal balance plus purchase premium or less unamortized discount. Costs to purchase loans are expensed as incurred.

Interest Income—Interest income is recognized based upon contractual interest rate and unpaid principal balance of the loans. Net deferred loan fees on originated loans are deferred and amortized as adjustments to interest income over the expected life of the loans using the effective yield method. Premium or discount on purchased loans are amortized as adjustments to interest income over the expected life of the loans using the effective yield method. For revolving loans, net deferred loan fees, premium or discount are amortized to interest income using the straight-line method. When a loan is prepaid, prepayment fees and any excess of proceeds over the carrying amount of the loan are recognized as additional interest income.

Nonaccrual—Accrual of interest income is suspended on nonaccrual loans. Loans that are past due 90 days or more as to principal or interest, or where reasonable doubt exists as to timely collection, are generally considered nonperforming and placed on nonaccrual status. Interest receivable is reversed against interest income when loans are placed on nonaccrual status. Interest collection on nonaccruing loans for which ultimate collectability of principal is uncertain is recognized using a cost recovery method by applying interest collected as a reduction to loan principal; otherwise, interest collected is recognized on a cash basis by crediting to income when received. Loans may be restored to accrual status when all principal and interest is current and full repayment of the remaining contractual principal and interest is reasonably assured.

Impairment and Allowance for Loan Losses—On a periodic basis, the Company analyzes the extent and effect of any credit migration from underwriting and the initial investment review associated with the performance of a loan and/or value of its underlying collateral, as well as financial and operating capability of the borrower or sponsor. Specifically, operating results of collateral properties and any cash reserves are analyzed and used to assess whether cash from operations are sufficient to cover debt service requirements currently and into the future, ability of the borrower to refinance the loan, and/or liquidation value of collateral properties. Where applicable, the Company also evaluates the financial wherewithal of any loan guarantors as well as the borrower’s competency in managing and operating the collateral properties. Such analysis is performed at least quarterly, or more often as needed when impairment indicators are present. The Company does not utilize a statistical credit rating system to monitor and assess the credit risk and investment quality of its acquired or originated loans. Given the diversity of the Company’s portfolio, management believes there is no consistent method of assigning a numerical rating to a particular loan that captures all of the various credit metrics and their relative importance. Therefore, the Company evaluates impairment and allowance for loan losses on an individual loan basis.

Loans are considered to be impaired when it is probable that the Company will not be able to collect all amounts due in accordance with contractual terms of the loans, including consideration of underlying collateral value. Allowance for loan losses represent the estimated probable credit losses inherent in loans held for investment at balance sheet date. Changes in allowance for loan losses are recorded in the provision for loan losses on the consolidated statement of operations. Allowance for loan losses generally exclude interest receivable as accrued interest receivable is reversed when a loan is placed on nonaccrual status. Allowance for loan losses is generally measured as the difference between the carrying value of the loan and either the present value of cash flows expected to be collected, discounted at the original effective interest rate of the loan or an observable market price for the loan. Subsequent changes in impairment are recorded as adjustments to the provision for loan losses. Loans are charged-off against allowance for loan losses when all or a portion of the principal amount is determined to be uncollectible. A loan is considered to be collateral-dependent when repayment of the loan is expected to be provided solely by the underlying collateral. Impaired collateral-dependent loans are written down to the fair value of the collateral less disposal cost, first through a charge-off against allowance for loan losses, if any, then recorded as impairment loss.

Troubled Debt Restructuring (“TDR”)— A loan with contractual terms modified in a manner that grants concession to the borrower who is experiencing financial difficulty is classified as a TDR. Concessions could include term extensions, payment deferrals, interest rate reductions, principal forgiveness, forbearance, or other actions designed to maximize the Company’s collection on the loan. As a TDR is generally considered to be an impaired loan, it is measured for impairment based on the Company’s allowance for loan losses methodology.

Loans Held for Sale

Loans that the Company intends to sell or liquidate in the foreseeable future are classified as held-for-sale. Loans held for sale are carried at the lower of amortized cost or fair value less disposal cost, with valuation changes recognized as impairment loss. Loans held for sale are not subject to allowance for loan losses. Net deferred loan origination fees and purchase premium or discount are capitalized as part of the carrying value of the held-for-sale loan, therefore included in the periodic valuation adjustments based on lower of cost or fair value less disposal cost, and ultimately, in the gain or loss upon sale of the loan.

Purchased Credit-Impaired (“PCI”) Loans

PCI loans are acquired loans with evidence of credit quality deterioration for which it is probable at acquisition that the Company will collect less than the contractually required payments. PCI loans are recorded at the initial investment in the loans and accreted to the estimated cash flows expected to be collected as measured at acquisition date. The excess of cash flows expected to be collected, measured as of acquisition date, over the estimated fair value represents the accretable yield and is recognized in interest income over the remaining life of the loan using the effective interest method. The difference between contractually required payments as of the acquisition date and the cash flows expected to be collected (“nonaccretable difference”) is not recognized as an adjustment of yield, loss accrual or valuation allowance.

The Company evaluates estimated future cash flows expected to be collected on a quarterly basis, starting with the first full quarter after acquisition, or earlier if conditions indicating impairment are present. If the cash flows expected to be collected cannot be reasonably estimated, either at acquisition or in subsequent evaluation, the Company may consider placing such PCI loans on nonaccrual, with interest income recognized using the cost recovery method or on a cash basis. Subsequent decreases in cash flows expected to be collected are evaluated to determine whether a provision for loan loss should be established. If decreases in expected cash flows result in a decrease in the estimated fair value of the loan below its amortized cost, the Company records a provision for loan losses calculated as the difference between the loan’s amortized cost and the revised cash flows, discounted at the loan’s effective yield. Subsequent increasesin cash flows expected to be collected are first applied to reverse any previously recorded allowance for loan losses, with any remaining increases recognized prospectively through an adjustment to yield over its remaining life.

Factors that most significantly affect estimates of cash flows expected to be collected, and accordingly the accretable yield, include: (i) estimate of the remaining life of acquired loans which may change the amount of future interest income; (ii) changes to prepayment assumptions; (iii) changes to collateral value assumptions for loans expected to foreclose; and (iv) changes in interest rates on variable rate loans.

PCI loans may be aggregated into pools based upon common risk characteristics, such as loan performance, collateral type and/or geographic location of the collateral. A pool is accounted for as a single asset with a single composite yield and an aggregate expectation of estimated future cash flows. A PCI loan modified within a pool remains in the pool, with the effect of the modification incorporated into the expected future cash flows. A loan resolution within a loan pool, which may involve the sale of the loan or foreclosure on the underlying collateral, results in the removal of an allocated carrying amount, including an allocable portion of any existing allowance.

Acquisition, Development and Construction (“ADC”) Loan Arrangements

The Company provides loans to third party developers for the acquisition, development and construction of real estate. Under an ADC arrangement, the Company participates in the expected residual profits of the project through the sale, refinancing or other use of the property. The Company evaluates the characteristics of each ADC arrangement including its risks and rewards to determine whether they are more similar to those associated with a loan or an investment in real estate. ADC arrangements with characteristics implying loan classification are presented as loans receivable and result in the recognition of interest income. ADC arrangements with characteristics implying real estate joint ventures are presented as investments in unconsolidated joint ventures and are accounted for using the equity method. The classification of each ADC arrangement as either loan receivable or real estate joint venture involves significant judgment and relies on various factors, including market conditions, amount and timing of expected residual profits, credit enhancements in the form of guaranties, estimated fair value of the collateral, significance of borrower equity in the project, among others. The classification of ADC arrangements is performed at inception, and periodically reassessed when significant changes occur in the circumstances or conditions described above.

Real Estate Assets

Real Estate Held for Investment

Real estate held for investment is carried at cost less accumulated depreciation.

Costs Capitalized or Expensed—Expenditures for ordinary repairs and maintenance are expensed as incurred, while expenditures for significant renovations that improve or extend the useful life of the asset are capitalized and depreciated over their estimated useful lives.

Depreciation—Real estate held for investment is depreciated on a straight-line basis over the estimated useful lives of the assets, which generally range from 7 to 40 years for buildings and improvements and 5 to 15 years for furniture, fixtures and equipment. Tenant improvements are amortized over the shorter of the remaining lease term or their estimated useful lives. Land is not depreciated.

Impairment—The Company evaluates its real estate held for investment for impairment periodically or whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. The Company evaluates cash flows and determines impairments on an individual property basis. In making this determination, the Company reviews, among other things, current and estimated future cash flows associated with each property, market information for each sub-market, including, where applicable, competition levels, foreclosure levels, leasing trends, occupancy trends, lease or room rates, and the market prices of similar properties recently sold or currently being offered for sale, and other quantitative and qualitative factors. If an impairment indicator exists, the Company evaluates whether the expected future undiscounted cash flows is less than the carrying amount of the asset, and if the Company determines that the carrying value is not recoverable, an impairment loss is recorded for the difference between the estimated fair value and the carrying amount of the asset.

Real Estate Held for Sale

Classification as Held for Sale—Real estate asset is classified as held for sale in the period when (i) management approves a plan to sell the asset, (ii) the asset is available for immediate sale in its present condition, subject only to usual and customary terms, (iii) a program is initiated to locate a buyer and actively market the asset for sale at a reasonable price, and (iv) completion of the sale is probable within one year. Real estate held for sale is stated at the lower of its carrying amount or estimated fair value less disposal cost, with any write-down to fair value less disposal cost recorded as an impairment loss. For any subsequent increase in fair value less disposal cost, the impairment loss may be reversed, but only up to the amount of cumulative loss previously recognized. Depreciation is not recorded on assets classified as held for sale.

If circumstances arise that were previously considered unlikely and, as a result, the Company decides not to sell the real estate asset previously classified as held for sale, the real estate asset is reclassified as held for investment. Upon reclassification, the real estate asset is measured at the lower of (i) its carrying amount prior to classification as held for sale, adjusted for depreciation expense that would have been recognized had the real estate been continuously classified as held for investment, or (ii) its estimated fair value at the time the Company decides not to sell.

Real Estate Sales—The Company evaluates if real estate sale transactions qualify for recognition under the full accrual method, considering whether, among other criteria, the buyer’s initial and continuing investments are adequate to demonstrate a commitment to pay, any receivable due to the Company is not subject to future subordination, the Company has transferred to the buyer the usual risks and rewards of ownership and the Company does not have a substantial continuing involvement with the sold real estate. At the time the sale is consummated, a gain or loss is recognized as the difference between the sale price less disposal cost and the carrying value of the real estate.

Real estate investments classified as held for sale or disposed may be reported in discontinued operations if the disposal represents a strategic shift that has or will have a major effect on the Company’s operations and financial results. A discontinued operation may include an asset group, a reporting unit, an operating segment, a reportable segment, a subsidiary, or a business.

Foreclosed Properties

The Company receives foreclosed properties in full or partial settlement of loans receivable by taking legal title or physical possession of the properties. Foreclosed properties are recognized, generally, at the time the real estate is received at foreclosure sale or upon execution of a deed in lieu of foreclosure. Foreclosed properties are initially measured at fair value and amounts less than the carrying value of the loan, after reversing any previously recognized loss provision on the loan, is recorded as impairment loss. The Company periodically evaluates foreclosed properties for subsequent decrease in fair value which is recorded as additional impairment loss. Fair value of foreclosed properties are generally based on third party appraisals, broker price opinions, comparable sales or a combination thereof.

Investments in Unconsolidated Joint Ventures

The Company holds ownership interests in certain joint ventures with Co-Investment Funds or other unaffiliated investors, as well as general partnership interest in a fund sponsored by the Company. Where the Company exerts significant influence over the operating and financial policies of these investees, but does not have a controlling financial interest, the Company’s interests in these investees are accounted for under the equity method as investments in unconsolidated joint ventures. Under the equity method, the Company initially records its investments at cost and subsequently recognizes the Company’s share of net earnings or losses and other comprehensive income or loss, cash contributions made and distributions received, and other adjustments, as appropriate. Allocations of net income or loss may be subject to preferred returns or allocation formulas defined in operating agreements and may not be according to percentage interests of the venturers. The Company’s share of net income or loss from its general partner interest in its sponsored fund reflects fair value changes in the underlying investments of the fund which are reported at fair value in accordance with investment company guidelines. The Company records its proportionate share of income from certain investments in unconsolidated joint ventures one to three months in arrears. Distributions of operating profits from joint ventures are reported as operating cash flows. Distributions related to a capital transaction, such as a refinancing transaction or sale, are reported as investing activities.

Investments that do not qualify for consolidation or equity method accounting are accounted for under the cost method. Dividends received from cost-method investments are recorded as dividend income to the extent they are not considered a return of capital, otherwise such amounts are recorded as a reduction to the cost of investment.

The Company performs a quarterly evaluation of its investments in unconsolidated joint ventures to determine whether the fair value of each investment is less than the carrying value, and, if such decrease in value is deemed to be other-than-temporary, writes down the investment to fair value.

Identifiable Intangibles

In a business combination, the Company recognizes identifiable intangibles that meet either or both the contractual-legal criterion or the separability criterion. Indefinite-lived intangibles are not subject to amortization until such time that its useful life is determined to no longer be indefinite, at which point, it will be assessed for impairment and its adjusted carrying amount amortized over its remaining useful life. Finite-lived intangibles are amortized over their useful life in a manner that reflects the pattern in which the intangible is being consumed if readily determinable such as expected cash flows, otherwise on a straight-line basis. The useful life of all identified intangibles will be periodically reassessed and if useful life changes, the carrying amount of the intangible will be amortized prospectively over the revised useful life. Finite-lived intangibles will be periodically reviewed for impairment and an impairment loss will be recognized if the carrying amount of the intangible is not recoverable and exceeds its fair value. An impairment establishes a new basis for the identifiable intangibles and any impairment loss recognized is not subject to subsequent reversal.

Identifiable intangibles recognized in acquisitions of operating real estate properties generally include in-place leases, above- or below-market leases and deferred leasing costs.

In-place leases generate value over and above the tangible real estate because a property that is occupied with leased space is typically worth more than a vacant building without an operating lease contract in place. The estimated fair value of acquired in-place leases is derived based on management’s assessment of costs avoided from having tenants in place, including lost rental income, rent concessions and tenant allowances or reimbursements, that would be incurred to lease a hypothetically vacant building to its actual existing occupancy level on the valuation date. The net amount recorded for acquired in-place leases is included in intangible assets and amortized on a straight-line basis as an increase to depreciation and amortization expense over the remaining term of the applicable leases. If an in-place lease is terminated, the unamortized portion is charged to depreciation and amortization expense.

The estimated fair value of the above- or below-market component of acquired leases represents the present value of the difference between contractual rents of acquired leases and market rents at the time of the acquisition for the remaining lease term, discounted for tenant credit risks. Above- or below-market operating lease values are amortized on a straight-line basis as a decrease or increase to rental income, respectively, over the applicable lease terms. Above- or below-market ground lease obligations are amortized on a straight-line basis as a decrease or increase to rent expense, respectively, over the applicable lease terms. If the above- or below-market operating lease values or above- or below-market ground lease obligations are terminated, the unamortized portion of the lease intangibles are recorded in rental income or rent expense, respectively.

Deferred leasing costs represent management’s estimation of the avoided leasing commissions and legal fees associated with an existing in-place lease. The net amount is included in intangible assets and amortized on a straight-line basis as an increase to depreciation and amortization expense over the remaining term of the applicable lease.

Goodwill

Goodwill is an unidentifiable intangible asset and recognized as a residual, generally measured as the excess of consideration transferred in a business combination over the identifiable assets acquired and liabilities assumed, including any noncontrolling interest in the acquiree. Goodwill is assigned to reporting units that are expected to benefit from the synergies of the business combination. Goodwill is tested for impairment at the reporting units to which it is assigned at least on an annual basis in the fourth quarter of each year, or more frequently if events or changes in circumstances occur that would more likely than not reduce the fair value of a reporting unit below its carrying value. The assessment of goodwill for impairment may initially be performed based on qualitative factors to determine if it is more likely than not that the fair value of the reporting unit to which the goodwill is assigned is less than its carrying value; and if so, a two-step quantitative assessment is performed to determine if an impairment has occurred and thereafter, measure the impairment loss. In the first step, if the fair value of the reporting unit is less compared to its carrying value (including goodwill), then the goodwill is considered to be impaired. In the second step, the implied fair value of the goodwill is determined by comparing the fair value of the reporting unit (in step one) to the fair value of the net assets of the reporting unit as if the reporting unit is being acquired in a business combination. If the carrying value of goodwill exceeds the resulting implied fair value of goodwill, then an impairment charge is recognized for the excess. An impairment establishes a new basis for the goodwill and any impairment loss recognized is not subject to subsequent reversal. Goodwill impairment tests require judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit.

Fixed Assets

Fixed assets of the Company are presented within other assets and carried at cost less accumulated depreciation and amortization. Depreciation and amortization is recognized on a straight-line basis over the estimated useful life of the assets which range between 3 to 5 years for furniture, fixtures, equipment and capitalized software, 15 years for aircraft and over the shorter of the lease term or useful life for leasehold improvements.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over a transferred financial asset is deemed to be surrendered when (1) the asset has been legally isolated; (2) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred asset; and (3) the Company does not maintain effective control over the transferred asset through either (a) an agreement that entitles and obligates the Company to repurchase or redeem it before its maturity or (b) an agreement that provides the Company with both the unilateral ability to cause the holder to return specific assets and a more than trivial benefit attributable to that ability. The difference between the net proceeds received and the carrying amount of the financial assets being sold is recognized as a gain or loss on sale. Transfers of financial assets that do not meet the criteria for sale are accounted for as financing transactions.

Derivative Instruments and Hedging Activities

The Company uses derivative instruments to manage its foreign currency risk and interest rate risk. The Company does not use derivative instruments for speculative or trading purposes. All derivative instruments are recorded at fair value and included in other assets or other liabilities on a gross basis on the consolidated balance sheets. The accounting for changes in fair value of derivatives depends upon whether or not the Company has elected to designate the derivative in a hedging relationship and the derivative qualifies for hedge accounting. The Company has economic hedges that have not been designated for hedge accounting.

Changes in fair value of derivatives not designated as accounting hedges are recorded in the income statement in other gain (loss), net.

For accounting hedges, the relationships between hedging instruments and hedged items, risk management objectives and strategies for undertaking the accounting hedges as well as the methods to assess the effectiveness of the derivative prospectively and retrospectively, are formally documented at inception. Hedge effectiveness relates to the amount by which the gain or loss on the designated derivative instrument exactly offsets the change in the hedged item attributable to the hedged risk. If it is determined that a derivative is not expected to be or has ceased to be highly effective at hedging the designated exposure, hedge accounting is discontinued.

Cash Flow Hedges—The Company uses interest rate caps and swaps to hedges its exposure to interest rate fluctuations in forecasted interest payments on floating rate debt. The effective portion of the change in fair value of the derivative is recorded in accumulated other comprehensive income, while hedge ineffectiveness is recorded in earnings. If the derivative in a cash flow hedge is terminated or the hedge designation is removed, related amounts in accumulated other comprehensive income are reclassified into earnings.

Net Investment Hedges—The Company uses foreign currency hedges to protect the value of its net investments in foreign subsidiaries or equity method investees whose functional currencies are not U.S. dollars. Changes in the fair value of derivatives used as hedges of net investment in foreign operations, to the extent effective, are recorded in the cumulative translation adjustment account within accumulated other comprehensive income.

At the end of each quarter, the Company reassesses the effectiveness of its net investment hedges and as appropriate, dedesignates the portion of the derivative notional that is in excess of the beginning balance of its net investments as non-designated hedges.

Release of accumulated other comprehensive income related to net investment hedges occurs upon losing a controlling financial interest in an investment or obtaining control over an equity method investment. Upon sale, complete or substantially complete liquidation of an investment in a foreign subsidiary, or partial sale of an equity method investment, the gain or loss on the related net investment hedge is reclassified from accumulated other comprehensive income to earnings.

Financing Costs

Debt discounts and premiums as well as debt issuance costs (except for revolving credit arrangements) are presented net against the associated debt on the consolidated balance sheets and amortized into interest expense using the effective interest method over the term of the debt.

Costs incurred in connection with revolving credit arrangements are recorded as deferred financing costs in other assets, and amortized on a straight-line basis over the expected term of the credit facility.

Property Operating Income

Property operating income includes the following.

Rental Income—Rental income is recognized on a straight-line basis over the non-cancelable term of the related lease which includes the effects of rent steps and rent abatements under the lease. Rents received in advance are deferred. Rental income recognition commences when the tenant takes possession of the leased space and the leased space is substantially ready for its intended use. When it is determined that the Company is the owner of tenant improvements, the cost to construct the tenant improvements, including costs paid for or reimbursed by the tenants, is capitalized. For Company-owned tenant improvements, the amount funded by or reimbursed by the tenants are recorded as deferred revenue, which is amortized on a straight-line basis as additional rental income over the term of the related lease. When it is determined that the tenant is the owner of tenant improvements, the Company’s contribution towards those improvements is recorded as a lease incentive, included in deferred leasing costs and intangible assets, net on the consolidated balance sheets, and amortized as a reduction to rental income on a straight-line basis over the term of the lease. Residential leases generally have one-year terms while commercial leases generally have longer terms.

Tenant Reimbursements—In net lease arrangements, the tenant is generally responsible for operating expenses relating to the property, including real estate taxes, property insurance, maintenance, repairs and improvements. Costs reimbursable from tenants and other recoverable costs are recognized as revenue in the period the recoverable costs are incurred. When the Company is the primary obligor with respect to purchasing goods and services for property operations and has discretion in selecting the supplier and retains credit risk, tenant reimbursement revenue and property operating expenses are presented on a gross basis in the statements of operations. For certain triple net leases where the lessee self-manages the property, hires its own service providers and retains credit risk for routine maintenance contracts, no reimbursement revenue and expense are recognized.

Hotel Operating Income—Hotel operating income includes room revenue, food and beverage sales and other ancillary services. Revenue is recognized upon occupancy of rooms, consummation of sales and provision of services.

Fee Income

Fee income consists of the following.

Base Management Fees—The Company earns base management fees for the day-to-day operations and administration of its managed funds, generally as a percentage of the limited partners’ net funded capital. Base management fees are recognized over the period in which the related services are performed in accordance with contractual terms of the underlying management and advisory agreements. Base management fees are generally accrued from the date of the first closing of commitments or the first investment of the fund through the last day of the term of the fund.

Asset Management Fees—The Company may receive a one-time asset management fee upon closing of each investment made by its managed funds. In accordance with contractual terms of the underlying management and advisory agreements, a portion of asset management fees is recognized upon completion of initial underwriting, with remaining fees deferred and recognized over the holding period of each investment in which the related services are performed for each investment. Asset management fees are calculated as a fixed percentage of the limited partners’ net funded capital on each investment.

Advisory Fees—The Company provides investment advisory services for real estate acquisitions to an unaffiliated party and receives a one-time advisory fee upon closing of the investment, calculated as a fixed percentage of the cost of investment. The earnings process is complete upon closing of an investment, at which time, advisory fees are recognized in full. The Company has no obligation to provide further services subsequent to closing of an investment and does not earn fees on unconsummated transactions.

Servicing Fees—Certain subsidiaries of the Company (each an asset management company or “AMC”) were established to service and manage loan portfolios, including foreclosed properties, held by the Company’s real estate investment entities for a servicing fee equal to a percentage of the outstanding unpaid principal balance of each loan portfolio. Servicing fees earned from investment entities that are consolidated by the Company are eliminated upon consolidation.

Other Income

Other income includes the following.

Expense Recoveries from Borrowers—Expenses, primarily legal costs incurred in administering non-performing loans and foreclosed properties held by investment entities, may be subsequently recovered through payments received when these investments are resolved. The Company recognizes income when the cost recoveries are determinable and repayment is assured.

Cost Reimbursements from Affiliates—Based on an arrangement assumed from the Manager through the Combination, the Company provides administrative services to certain of its affiliates, including property management on behalf of the Company’s investment entities. The Company is entitled to receive reimbursements of expenses incurred, generally based on expenses incurred that are directly attributable to the affiliates and/or a portion of overhead costs. The Company acts in the capacity of a principal under these arrangements. Accordingly, the Company records the expenses and corresponding reimbursement income on a gross basis in the period administrative services are rendered and costs are incurred.

Compensation

Compensation comprises salaries, bonus including discretionary awards and contractual amounts for certain senior executives, benefits and share-based compensation. Bonus is accrued over the employment period to which it relates.

Share-Based Compensation

Equity classified share-based awards that are granted to employees are measured at fair value at date of grant and remeasured at fair value only upon a modification to the terms of the award, while share-based awards granted to non-employees are remeasured at fair value at the end of each reporting period until the award is fully vested. Fair value is determined based on the closing price of the Company’s listed Class A common stock at date of grant or remeasurement. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award, with the amount of compensation expense recognized at the end of any reporting period at least equal to the fair value of the portion of the award that has vested through that date. An expected forfeiture rate estimated based upon the Company’s historical experience is applied against compensation expense during the year and adjusted for actual forfeitures at year end.

Gain on Remeasurement of Consolidated Investment Entities, Net

Gain on remeasurement of consolidated investment entities, net is the fair value remeasurement of the Company’s proportional share of investments in joint ventures which were consolidated upon a reconsideration event in connection with the Combination (Note 7), net of cumulative translation adjustments reclassified to earnings.

Other Gain (Loss), Net

Other gain and loss include fair value changes related to derivatives not designated as accounting hedges, fair value changes on the contingent consideration arising from the Combination and gain (loss) from remeasurement of foreign currency transactions and translation of foreign currency balances.

Income Taxes

The Company elected to be taxed as a REIT, commencing with the Company’s initial taxable year ended December 31, 2009. A REIT is generally not subject to corporate-level federal and state income tax on net income it distributes to its stockholders. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement to distribute at least 90% of its REIT taxable income to its stockholders, as well as certain restrictions in regard to the nature of owned assets and categories of income. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal and state income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies as a REIT, it and its subsidiaries may be subject to certain U.S federal, state and local as well as foreign taxes on its income and property and to U.S federal income and excise taxes on its undistributed taxable income.

The Company has elected or may elect to treat certain of its existing or newly created corporate subsidiaries as taxable REIT subsidiaries (each a “TRS”). In general, a TRS may perform non-customary services for tenants of the REIT, hold assets that the REIT cannot or does not intend to hold directly and, subject to certain exceptions related to hotels and healthcare properties, may engage in any real estate or non-real estate related business. The Company uses TRS entities to conduct certain activities that cannot be conducted directly by a REIT, including investment management, property management including hotel operations as well as loan servicing and workout activities. A TRS is treated as a regular, taxable corporation for U.S income tax purposes and therefore, is subject to U.S federal corporate tax on its income and property.

Deferred Income Taxes—The provision for income taxes includes current and deferred portions. The current income tax provision differs from the amount of income tax currently payable because of temporary differences in the recognition of certain income and expense items between financial reporting and income tax reporting. The Company uses the asset and liability method to provide for income taxes, which requires that the Company’s income tax expense reflects the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities for financial reporting versus income tax purposes. Accordingly, a deferred tax asset or liability for each temporary difference is determined based on enacted tax rates the Company expects to be in effect when the underlying items of income and expense are realized and the differences reverse. A deferred tax asset is also recognized for net operating loss carryforwards and the income tax effect of accumulated other comprehensive income items of the TRS entities. A valuation allowance for deferred tax assets is established if the Company believes it is more likely than not that all or some portion of the deferred tax assets will not be realized. Realization of deferred tax assets is dependent on the Company’s TRS entities generating sufficient taxable income in future periods or employing certain tax planning strategies to realize such deferred tax assets.

Uncertain Tax Positions—Income tax benefits are recognized for uncertain tax positions that are more likely than not to be sustained based solely on their technical merits. Such uncertain tax positions are measured as the largest amount of benefit that is more-likely-than-not to be realized upon settlement. The difference between the benefit recognized and the tax benefit claimed on a tax return results in an unrecognized tax benefit. The Company periodically evaluates whether it is more likely than not that its uncertain tax positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations. As of December 31, 2015 and 2014, the Company has not established a liability for uncertain tax positions.

Earnings Per Share

The Company calculates basic earnings per share using the two-class method which defines unvested share-based payment awards that contain nonforfeitable rights to dividends as participating securities. The two-class method is an allocation formula that determines earnings per share for each share of common stock and participating securities according to dividends declared and participation rights in undistributed earnings. Under this method, all earnings (distributed and undistributed) are allocated to common shares and participating securities based on their respective rights to receive dividends. Earnings per common share is calculated by dividing earnings allocated to common shareholders by the weighted-average number of common shares outstanding during the period.

Diluted earnings per common share is based on the weighted-average number of common shares and the effect of potentially dilutive common share equivalents outstanding during the period. Potentially dilutive common share equivalents include shares to be issued upon the assumed conversion of the Company’s outstanding convertible notes, which are included under the if-converted method when dilutive. The earnings allocated to common shareholders (numerator) is adjusted to add back the after-tax amount of interest expense associated with the convertible notes, except when doing so would be antidilutive.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation, including debt issuance costs described below. Other reclassifications were immaterial and did not affect the Company’s financial position, results of operations or its cash flows.

Recent Accounting Updates

Revenue Recognition—In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which amended the existing accounting standards for revenue recognition. ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, at an amount reflecting the consideration a company expects to receive in exchange for those goods or services. ASU No. 2014-09 may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect as of the date of initial application recognized in retained earnings. ASU No. 2014-09 is effective for fiscal years and interim periods beginning after December 15, 2016. Early adoption is not permitted. In July 2015, the FASB deferred the effective date of the new standard by one year to fiscal years and interim periods beginning after December 15, 2017. Early adoption is permitted but not before the original effective date. The Company is currently evaluating the potential impact of adopting this new guidance on its consolidated financial statements.

Consolidation—In February 2015, the FASB issued ASU No. 2015-02, Consolidation: Amendments to the Consolidation Analysis, which amended the existing accounting standards for consolidation under both the variable interest model and the voting model. Under ASU No. 2015-02, companies will need to re-evaluate whether an entity meets the criteria to be considered a VIE, whether companies still meet the definition of primary beneficiaries, and whether an entity needs to be consolidated under the voting model. ASU No. 2015-02 may be applied using a modified retrospective or full retrospective approach, and is effective for reporting periods beginning after December 15, 2015. Early adoption is permitted in any interim reporting period. On April 1, 2015, the Company adopted ASU No. 2015-02 on a full retrospective basis and re-evaluated its consolidation assessment, concluding that such adoption did not result in a consolidation of entities not previously consolidated nor a deconsolidation of entities previously consolidated.

Debt Issuance Costs—In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented on the balance sheet as a direct deduction from the associated debt liability, rather than deferring the charges as an asset. This aligns the presentation of debt issuance costs and debt discounts on the balance sheet. In August 2015, the FASB also issued ASU No. 2015-15, Interest—Imputation of Interest, to address the presentation of debt issuance costs specifically related to line of credit arrangements and clarified that an entity may defer and present such costs as an asset and amortize the costs ratably over the term of the line of credit arrangement, regardless of whether there are outstanding borrowings on the credit facility. ASU No. 2015-03 and ASU No. 2015-15 are effective for fiscal years and interim periods beginning after December 15, 2015, and will be applied retrospectively to each prior period presented. Early adoption is permitted. The Company adopted the new guidance effective December 31, 2015, and reclassified prior period balances to conform to the current period presentation. Debt issuance costs deferred as financing costs in other assets of $46.4 million was reclassified to reduce debt liability on the consolidated balance sheet as of December 31, 2014.

Measurement-Period Adjustments in Business Combinations—In September 2015, the FASB issued ASU No. 2015-16, Simplifying the Accounting for Measurement-Period Adjustments, which requires that the cumulative impact of a measurement- period adjustment (including impact on prior periods) be recognized in the reporting period in which the adjustment amount is determined and therefore, eliminates the requirement to retrospectively account for the adjustment in prior periods presented. ASU No. 2015-16 is effective for fiscal years and interim periods beginning after December 15, 2015, and is to be applied prospectively to measurement-period adjustments that occur after the effective date. Early adoption is permitted. The Company adopted the new guidance effective October 1, 2015. The adoption did not have a significant impact on the consolidated financial statements.

Leases—In February 2016, the FASB issued ASU No. 2016-02, Leases, which amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU No. 2016-02 is effective for fiscal years and interim periods beginning after December 31, 2018. Early adoption is permitted. The new leases standard requires adoption using a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, and provides for certain practical expedients. Transition will require application of the new guidance at the beginning of the earliest comparative period presented. The Company is currently evaluating the impact of adopting this new guidance on its consolidated financial statements.

3. Combination with Colony Capital

On April 2, 2015, pursuant to agreements dated December 23, 2014, OP completed its acquisition of the CCLLC trademark name and substantially all of its real estate investment management business and operations, excluding those conducted exclusively in connection with Colony American Homes, Inc. (“CAH”), which became an internally managed company. The Combination was subject to approval of two-thirds of the Company’s non-affiliated shareholders, which was received at a special meeting of shareholders held on March 31, 2015.

Upon consummation of the Combination, CCLLC’s personnel became employees of the Company and the Company became an internally managed REIT. The Company plans to sponsor new investment vehicles as general partner under the Colony name. In addition, the Company changed its name from Colony Financial, Inc. to Colony Capital, Inc. The Company’s common stock, which was reclassified as Class A Common Stock, continues to be listed on the NYSE under the ticker symbol “CLNY.”

Mr. Thomas J. Barrack, Jr., Executive Chairman, and Mr. Richard B. Saltzman, Chief Executive Officer and President, have entered into 5-year employment agreements and related lock-up arrangements with the Company, which, subject to certain exceptions for estate planning, partial share pledges and tax-related sales, will generally restrict them from transferring their respective interests in OP Units and/or shares received in connection with the Combination over the same period as their respective employment agreement terms, which restriction would be ratably reduced over such period. Messrs. Barrack and Saltzman also have entered into non-competition arrangements with the Company, each of which will provide for clawback as to a material portion of consideration in the event such individuals violate the non-compete restrictions during the same period as their respective lock-ups. The employment agreements, and related lock-ups and non-competition arrangements became effective at the closing of the Combination.

The consideration for the Combination consisted of an upfront and a contingent portion, as follows:

•	Upfront considerationpaid in a combination of 1.43 million shares of Class A Common Stock, 563,987 shares of newly created Class B Common Stock and 21.34 million of OP Units, measured based upon the closing price of the Company’s common stock of $26.19 on April 1, 2015, as well as $61.4 million of cash payments made for working capital, transaction costs incurred on behalf of CCLLC and tax withholding on behalf of Mr. Saltzman. The aggregate upfront consideration was valued at $672.3 million.

•	Contingent consideration to be paid in a combination of up to approximately 1.02 million shares of Class A Common Stock, 90,991 shares of Class B Common Stock and approximately 3.47 million OP Units, subject to multi-year performance targets for achievement of certain funds from operations per share targets and capital-raising thresholds from the funds management businesses. If the minimum performance target for either of these metrics is not met or exceeded, a portion of the contingent consideration paid in respect of the other metric would not be paid out in full.

Each share of Class B Common Stock and each OP Unit is, at the holder’s option, convertible into one share of Class A Common Stock, subject, in the case of OP Units, to the terms and conditions set forth in the operating agreement of OP.

The following table summarizes the total consideration and allocation to assets acquired and liabilities assumed at April 2, 2015. The amount of cash consideration was determined, in part, based upon the calculated net working capital of CCLLC at closing. In the fourth quarter of 2015, certain measurement period adjustments were identified which impacted provisional accounting, including final computation of the net working capital of CCLLC and an adjustment to deferred tax liability resulting from a change in the seller’s tax basis related to the trade name as of acquisition date, as presented in the table below.

(In thousands)	As Reported At June 30, 2015 (1)	Measurement Period Adjustments	As Revised At December 31, 2015
Consideration
Cash	$60,900	$450	$61,350
Class A and Class B common stock issued	52,160		52,160
OP Units issued	558,794		558,794
Estimated fair value of contingent consideration (2)	69,500		69,500

	$741,354	$450	$741,804

Identifiable assets acquired and liabilities assumed
Cash	$5,015		$5,015
Fixed assets	46,396		46,396
Other assets	23,039	261	23,300
Intangible asset:
Investment management contracts	46,000		46,000
Customer relationships	46,800		46,800
Trade name	15,500		15,500
Notes payable	(44,337)		(44,337)
Deferred tax liability	(43,673)	7,753	(35,920)
Other liabilities	(18,454)	(763)	(19,217)

	76,286	7,251	83,537
Goodwill	665,068	(6,801)	658,267

	$741,354	$450	$741,804

(1)	The estimated fair values and purchase price allocation at April 2, 2015 are subject to retrospective adjustments during the measurement period, not to exceed one year, based upon new information obtained about facts and circumstances that existed as of the date of acquisition.
(2)	Fair value of contingent consideration estimated as of April 2, 2015 is subject to remeasurement each reporting period, as discussed in Note 13.

See Note 8 for further discussions related to identifiable intangible assets and goodwill, and Note 13 for fair value measurement of contingent consideration.

Total income and net income attributable to Colony Capital, Inc. from the investment management segment, as included in the consolidated statement of operations, were $63.9 million and $21.0 million, respectively, for the period from acquisition date through December 31, 2015.

Pro Forma Results (Unaudited)

The following table presents pro forma results of the Company as if the Combination had been consummated on January 1, 2014. The amounts have been calculated pursuant to the application of the Company’s accounting policies and adjusting the results of CCLLC’s operations to reflect additional compensation expense, depreciation and amortization, income tax, and after eliminating intercompany transactions of the combined entities and allocation of net income to OP Units. The pro forma results for the years ended December 31, 2015 and 2014 were adjusted to exclude acquisition-related expenses of approximately $15.1 million and $8.3 million, respectively. The pro forma results are not indicative of future operating results.

	Year Ended December 31,
(In thousands, except per share data)	2015	2014
Pro forma:
Total income	$873,075	$414,753
Net income attributable to Colony Capital, Inc.	166,662	111,124
Net income attributable to common stockholders	124,093	86,254
Net income per common share:
Basic	$1.09	$0.86
Diluted	$1.09	$0.86

4. Variable Interest Entities

Securitizations

The Company securitizes loans receivable using VIEs as a source of financing. Securitization usually occurs in conjunction with or shortly after the Company’s origination or purchase of the commercial mortgage loans. The securitization vehicles are structured as pass through entities that receive principal and interest on the underlying mortgage loan collateral and distribute those payments to the holders of the notes or certificates issued by the securitization vehicles. The loans are transferred into securitization vehicles such that these assets are restricted and legally isolated from the creditors of the Company, and therefore are not available to satisfy the Company’s obligations but only obligations of the securitization vehicles. The obligations of the securitization vehicles do not have any recourse to the general credit of any other consolidated entities, nor to the Company.

The Company retains beneficial interests in the securitization vehicles, usually equity tranches or subordinate securities, or in the interim period, senior securities. Affiliates of the Company or appointed third parties act as special servicer of the underlying collateral mortgage loans. The special servicer has the power to direct activities during the loan workout process on defaulted and delinquent loans as permitted by the underlying contractual agreements, which is subject to the consent of the Company, as the controlling class representative or directing holder who, under certain circumstances, has the right to unilaterally remove the special servicer. As the Company’s rights as the directing holder and controlling class representative provide the Company the ability to direct activities that most significantly impact the economic performance of the securitization vehicles, for example, responsibility over decisions related to loan modifications and workouts, the Company maintains effective control over the loans transferred into the securitization trusts. Considering the positions retained by the Company in the securitization vehicles together with its role as controlling class representative or directing holder, the Company is deemed to be the primary beneficiary and consolidates these securitization vehicles. Accordingly, these securitizations did not qualify as sale transactions and are accounted for as secured financing with the underlying mortgage loans pledged as collateral.

All of the underlying assets, liabilities, equity, revenue and expenses of the securitization vehicles are consolidated within the Company’s consolidated financial statements. The Company’s exposure to the obligations of the securitization vehicles is generally limited to its investment in these entities, which was $412.8 million and $282.1 million at December 31, 2015 and 2014, respectively. The Company is not obligated to provide any financial support to these securitization vehicles and did not do so in the periods reported.

Operating Subsidiary

The Company’s operating subsidiary under the UPREIT structure, OP, is a limited liability company that has governing provisions that are the functional equivalent of a limited partnership. The Company holds the majority of membership interest in OP, acts as the managing member of OP and exercises full responsibility, discretion and control over the day-to-day management of OP. The noncontrolling interests in OP do not have either substantive liquidation rights, or substantive kick-out rights without cause, or substantive participating rights that could be exercised by a simple majority of noncontrolling interest members (including by such a member unilaterally). The absence of such rights, which represent voting rights in a limited partnership equivalent structure, would render OP to be a VIE. The Company, as managing member, has the power to direct the core activities of OP that most significantly affect OP’s performance, and through its majority interest in OP, has both the right to receive benefits from and the obligation to absorb losses of OP. Accordingly, the Company is the primary beneficiary of OP and consolidates OP. As the Company conducts its business and holds its assets and liabilities through OP, the total assets and liabilities of OP comprise substantially all of the total consolidated assets and liabilities of the Company.

Sponsored Funds

The Company sponsors funds and other similar investment vehicles as general partner (“Sponsored Funds”), for the purpose of providing investment management services in exchange for management fees and performance-based fees. Sponsored Funds are established as limited partnerships or equivalent structures. The limited partners of Sponsored Funds do not have either substantive liquidation rights, or substantive kick-out rights without cause, or substantive participating rights, that could be exercised by a simple majority of limited partners or by a single limited partner. The absence of such rights, which represent voting rights in a limited partnership, results in the sponsored fund being considered a VIE. The Company invests alongside its Sponsored Funds through joint ventures between the Company and the Sponsored Funds. These co-investment joint ventures are consolidated by the Company. As general partner, the Company has capital commitments directly to the Sponsored Funds and as an affiliate of the general partner, capital commitments satisfied directly through the co-investment joint ventures. The nature of the Company’s involvement with the Sponsored Funds comprise fee arrangements and equity interests which absorb insignificant variability. As the Company acts in the capacity of an agent of the Sponsored Funds, the Company is not the primary beneficiary and does not consolidate the Sponsored Funds. The Company accounts for its equity interest in the Sponsored Funds under the equity method. At December 31, 2015, the Company had one Sponsored Fund and its equity method investment balance in the Sponsored Fund was approximately $0.3 million.

5. Loans Receivable

Loans Held For Investment

The following table provides a summary of the Company’s loans held for investment.

	December 31, 2015				December 31, 2014
(Amounts in thousands)	Unpaid Principal Balance	Carrying Value	Weighted Average Coupon	Weighted Average Maturity in Years	Unpaid Principal Balance	Carrying Value	Weighted Average Coupon	Weighted Average Maturity in Years
Non-PCI Loans
Fixed rate
Mortgage loans	$871,556	$866,527	10.1%	4.2	$134,636	$126,185	6.4%	8.7
Securitized mortgage loans	135,519	138,366	6.4%	16.9	170,218	174,292	6.5%	17.1
B-notes	180,973	182,957	8.5%	2.4	143,376	140,312	8.5%	3.2
Mezzanine loans	169,262	171,295	11.8%	3.1	125,163	125,163	10.3%	4.6

	1,357,310	1,359,145			573,393	565,952

Variable rate
Mortgage loans	639,420	624,240	7.2%	1.7	331,192	326,491	6.9%	1.9
Securitized mortgage loans	1,051,822	1,048,522	5.5%	3.4	630,420	625,176	5.7%	6.2
B-notes	3,593	3,134	9.5%	2.3	—	—
Mezzanine loans	348,091	347,267	10.8%	0.7	367,863	365,825	10.9%	1.5

	2,042,926	2,023,163			1,329,475	1,317,492

	3,400,236	3,382,308			1,902,868	1,883,444

PCI Loans
Mortgage loans	1,008,839	693,934			334,500	239,702
Securitized mortgage loans	8,871	7,422			9,672	8,185

	1,017,710	701,356			344,172	247,887

Allowance for loan losses	—	(35,187)			—	(197)

Loans held for investment, net	$4,417,946	$4,048,477			$2,247,040	$2,131,134

Activity in loans held for investment is summarized below:

	Year Ended December 31,
(In thousands)	2015	2014	2013
Carrying value at January 1	$2,131,134	$1,028,654	$333,569
Loan acquisitions and originations	1,145,704	1,735,526	876,503
Paid-in-kind interest added to loan principal	30,211	2,796	218
Discount and net loan fee amortization	17,062	46,053	6,945
Carrying value of loans sold	—	—	(70,280)
Noncash distribution of loan receivable to a noncontrolling interest	—	—	(18,500)
Loan repayments	(346,246)	(673,815)	(106,083)
Payments received from PCI loans	(514,818)	(11,725)	(544)
Accretion on PCI loans	158,468	35,115	3,108
Transfer to real estate assets upon foreclosure	(155,035)	—	—
Provision for loan losses, excluding interest receivable	(37,254)	(200)	—
Consolidation of loans receivable held by investment entities (Note 7)	1,629,496	—	—
Effect of changes in foreign exchange rates	(10,245)	(31,270)	3,718

Carrying value at December 31	$4,048,477	$2,131,134	$1,028,654

As discussed in Note 7, effective April 2, 2015, the Company was deemed to have a controlling financial interest in a number of its real estate investment entities previously accounted for under the equity method. As a result, the Company consolidated these investment entities, including loans receivable held by these entities, a majority of which were PCI loans.

Loan Maturity and Aging

Carrying value of loans held for investment before allowance for loan losses, excluding PCI loans, based on remaining maturities under contractual terms at December 31, 2015, was as follows:

(In thousands)
Due in one year or less	$726,385
Due after one year through five years	2,216,123
Due after five years	439,800

$3,382,308

The following table provides an aging summary of loans held for investment at carrying value before allowance for loan losses, excluding PCI loans.

(In thousands)	Current or Less Than 30 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total
At December 31, 2015	$3,357,454	$14,628	$1,509	$8,717	$3,382,308
At December 31, 2014	1,864,466	12,002	3,058	3,918	1,883,444

Troubled Debt Restructuring

The following table provides a summary of loans modified in TDRs in which the Company provided the borrower various concessions in interest rates, payment terms or default waivers.

	Year Ended December 31,
(Dollars in thousands)	2015	2014	2013
Number of TDRs	1	1	—
Carrying amount of loans restructured in TDR during the period	$26,667	$8,381	$—
Loss on TDR	278	—	—

At December 31, 2015 and 2014, carrying amount of TDR loans was $26.7 million and $8.4 million, respectively, and all TDR loans were performing according to their modified terms.

Purchased Credit-Impaired Loans

For the year ended December 31, 2015, no new PCI loans were acquired other than those acquired through consolidation of the investment entities on April 2, 2015. The following table presents these PCI loans at acquisition date on April 2, 2015:

(In thousands)
Contractually required payments including interest	$1,936,499
Less: Nonaccretable difference	(850,212)

Cash flows expected to be collected	1,086,287
Less: Accretable yield	(121,130)

Fair value of loans acquired	$965,157

Changes in accretable yield of PCI loans are as follows:

	Year Ended December 31,
(In thousands)	2015	2014	2013
Beginning accretable yield	$98,523	$130,823	$—
Additions	—	3,067	131,037
Changes in accretable yield	12,199	13,436	—
Accretion	(158,468)	(35,115)	(3,108)
Consolidation of PCI loans held by investment entities (Note 7)	121,130	—	—
Effect of changes in foreign exchange rates	(6,745)	(13,688)	2,894

Ending accretable yield	$66,639	$98,523	$130,823

Nonaccrual Loans

Carrying value of loans before allowance for loan losses that have been placed on nonaccrual were as follows:

	December 31,
(In thousands)	2015	2014
Non-PCI loans	$10,226	$3,917
PCI loans	116,647	—

	$126,873	$3,917

At December 31, 2015 and 2014, there were no non-PCI loans past due 90 days or more that continued to accrue interest.

For the year ended December 31, 2015, interest income of $0.6 million was recognized on a cash basis related to PCI loans with carrying value of $34.1 million at December 31, 2015, as the Company did not have a reasonable expectation of the timing and amount of cash flows. There was no cash basis interest income recognized in 2014.

Allowance for Loan Losses

The allowance for loan losses and related carrying value of loans held for investment were as follows:

	December 31, 2015		December 31, 2014
(In thousands)	Allowance for Loan Losses	Carrying Value	Allowance for Loan Losses	Carrying Value
Non-PCI loans	$472	$7,827	$197	$3,438
PCI loans	34,715	203,527	—	—

	$35,187	$211,354	$197	$3,438

Changes in allowance for loan losses are presented below:

	Year Ended December 31,
(In thousands)	2015	2014	2013
Allowance for loan losses at January 1	$197	$—	$—
Provision for loan losses	37,475	197	—
Charge-off	(2,485)	—	—

Allowance for loan losses at December 31	$35,187	$197	$—

6. Real Estate Assets

The Company’s real estate assets comprise the following:

	December 31,
(In thousands)	2015	2014
Real Estate Held for Investment
Land	$578,577	$265,263
Buildings and improvements	2,619,872	1,385,155
Foreclosed properties	19,989	—

	3,218,438	1,650,418
Less: Accumulated depreciation	(86,220)	(6,421)

	3,132,218	1,643,997

Real Estate Held for Sale
Land, buildings and improvements	203,970	—
Foreclosed properties	93,917	—

	297,887	—

Real Estate Assets, Net	$3,430,105	$1,643,997

As discussed in Note 7, effective April 2, 2015, the Company was deemed to have a controlling financial interest in a number of its real estate investment entities previously accounted for under the equity method. As a result, the Company consolidated the real estate assets, both real estate held for investment and held for sale, including foreclosed properties, held by these investment entities.

Depreciation and Impairment

Depreciation expense on real estate held for investment was $83.2 million, $6.2 million and $0.2 million for the years ended December 31, 2015, 2014 and 2013, respectively.

For the year ended December 31, 2015, impairment loss of $6.8 million was recognized on real estate held for sale, including properties disposed during the year and $0.3 million on real estate held for investment to write down these properties to their recoverable value. There was no impairment on real estate assets for the years ended December 31, 2014 and 2013.

Real Estate Acquisitions

The following table summarizes the Company’s real estate acquisitions.

				Purchase Price Allocation
Acquisition Date	Property Type and Location	Number of Properties	Purchase Price (1)	Land	Buildings and Improvements	Lease Intangible Assets	Lease Intangible (Liabilities)	Other Assets	Other (Liabilities)
2015 (2)
Asset Acquisitions (3)
January	Education—Switzerland	2	$167,911	$16,450	$130,446	$21,015	$—	$—	$—
June	Office—Norway (4)	1	322,231	69,350	257,541	28,235	—	—	(32,895)
November	Office—France	1	31,000	3,936	24,096	3,661	(693)	—	—
Business Combinations (5) (6)
Various	Light industrial—Various in U.S.	34	345,463	53,257	280,380	17,724	(5,898)	—	—
December	Mixed use—United Kingdom	24	440,999	72,601	315,334	60,656	(7,592)	—	—

		62	$1,307,604	$215,594	$1,007,797	$131,291	$(14,183)	$—	$(32,895)

2014
Business Combinations (5)
June	Office—Arizona	1	$15,675	$—	$14,130	$1,835	$(290)	$—	$—
July	Industrial—Ohio	1	15,644	453	9,815	5,376	—	—	—
December	Light industrial—Various in U.S. (7)	257	1,604,534	256,491	1,256,843	92,144	(10,163)	27,784	(18,565)

		259	$1,635,853	$256,944	$1,280,788	$99,355	$(10,453)	$27,784	$(18,565)

2013
Business Combinations (5)
December	Office—Minnesota	1	$122,750	$8,319	$104,367	$10,064	$—	$—	$—

(1)	Dollar amounts of purchase price and allocation to assets acquired and liabilities assumed are translated based on foreign exchange rates as of respective dates of acquisition, where applicable.
(2)	Useful life of real estate assets acquired in 2015 ranges from 30-46 years for buildings, 3-24 years for improvements and 2-20 years for lease intangibles.
(3)	These asset acquisitions are net lease properties in which the Company entered into sale-leaseback transactions with the sellers. Transaction costs associated with asset acquisitions are capitalized, totaling approximately $9.0 million in 2015.
(4)	The Company acquired equity in a subsidiary of the seller, partially financed by a non-callable bond, and assumed the liabilities of the entity acquired of $2.1 million, as well as the entity’s tax basis, resulting in a tax basis difference recorded as a deferred tax liability of $30.8 million upon acquisition.
(5)	Acquisitions of real estate assets with existing leases where the sellers are not the lessees are classified as business combinations. Transaction costs associated with business combinations are expensed, totaling $22.2 million, $7.5 million and $0.6 million for 2015, 2014 and 2013, respectively.
(6)	The estimated fair values and purchase price allocation are provisional and subject to retrospective adjustments during the measurement period, not to exceed one year, based upon new information obtained about facts and circumstances that existed as of the date of acquisition.
(7)	The Company acquired a portfolio of light industrial real estate properties and associated operating platform from Cobalt Capital Partners, L.P. and its affiliates. Other assets and liabilities comprise cash of $7.8 million, accrued and other liabilities of $18.6 million and goodwill of $20.0 million. The acquisition of the real estate properties was completed through an indirectly owned operating partnership (“ColFin Industrial Partnership”) with third-party limited partners representing a 37% ownership interest, while the Company acquired 100% of the associated operating platform.

Real estate acquisitions accounted for as business combinations in 2015 contributed $30.9 million and $22.8 million of property operating income and net loss, respectively, for the year ended December 31, 2015.

Pro Forma Results (Unaudited)

The following table presents pro forma results of the Company as if all 2015 and 2014 business combinations listed above had been completed on January 1, 2014. The pro forma results have been adjusted to exclude non-recurring acquisition-related expenses of approximately $22.2 million and $7.5 million for the years ended December 31, 2015 and 2014, respectively. The pro forma results are not necessarily indicative of future operating results.

	Year Ended December 31,
(In thousands, except per share data)	2015	2014
Pro forma:
Total income	$897,364	$522,249
Net income	269,486	155,827
Net income attributable to common stockholders	109,941	90,210
Net income per common share:
Basic	$0.98	$0.92
Diluted	$0.98	$0.92

Real Estate Held for Sale

In 2015, real estate assets with carrying value of $618.7 million were classified as held for sale, of which $320.8 million were disposed during the year for net gains of approximately $9.0 million. Additionally, $109.3 million of certain real estate assets which were consolidated as held for sale on April 2, 2015, were transferred into held for investment in July 2015 as the criteria for classification as held for sale were no longer met. Real estate classified as held for sale or disposed in 2015 did not constitute discontinued operations. There were no real estate assets carried as held for sale at December 31, 2014.

At December 31, 2015, real estate held for sale of $20.3 million were written down to estimated fair value less selling costs. Fair value on these properties were estimated based on broker price opinions, comparable market information or discounted cash flows using an 8% discount rate. Selling costs were estimated at 5% to 8% of fair value.

Property Operating Income

The components of property operating income are as follows:

	Year Ended December 31,
(In thousands)	2015	2014	2013
Rental income	$193,293	$15,624	$592
Tenant reimbursements	51,530	5,338	197
Hotel operating income	55,048	—	—

	$299,871	$20,962	$789

Future Minimum Rents

The Company has operating leases with tenants that expire at various dates through 2034. Future contractual minimum rental payments to be received under noncancelable operating leases for real estate held for investment as of December 31, 2015 are as follows:

Year Ending December 31,	(In thousands)
2016	$222,003
2017	198,380
2018	167,133
2019	139,416
2020	117,137
2021 and after	637,541

Total	$1,481,610

7. Investments in Unconsolidated Joint Ventures

The Company’s investments in unconsolidated joint ventures comprise the following:

	December 31,
(In thousands)	2015	2014
Equity method investments	$824,597	$1,646,977
Cost method investment	99,868	—

	$924,465	$1,646,977

Certain of the Company’s investments in real estate debt and equity are structured as joint ventures with one or more private investment funds or other investment vehicles managed by CCLLC or its affiliates, or to a lesser extent, with unaffiliated third parties. These investment entities are generally capitalized through equity contributions from the members, although certain investments are leveraged through various financing arrangements. Subsequent to the Combination, the Company sponsors funds and other similar investment vehicles under the Colony name as general partner and the Company continues to invest alongside its Sponsored Funds through joint ventures between the Company and the Sponsored Funds.

The assets of the investment entities may only be used to settle the liabilities of these entities and there is no recourse to the general credit of the Company nor the other investors for the obligations of these investment entities. Neither the Company nor the other investors are required to provide financial or other support in excess of their capital commitments. The Company’s exposure to the investment entities is limited to its equity method investment balance as of December 31, 2015 and December 31, 2014, respectively.

Equity Method Investments

Activity in the Company’s equity method investment is summarized below:

	Year Ended December 31,
(In thousands)	2015	2014	2013
Balance at January 1	$1,646,977	$1,369,529	$877,081
Contributions	258,391	458,881	672,338
Distributions (1)	(423,725)	(225,736)	(279,161)
Equity in net income	47,605	73,829	100,708
Equity in other comprehensive (loss) income	(612)	1,511	9,827
Equity in realized loss (gain) reclassified from accumulated other comprehensive income	161	(4,681)	(12,935)
Equity method investment entities derecognized and consolidated	(957,009)	—	—
Equity method investments of newly consolidated investment entities	270,966	—	—
Foreign currency translation (loss) gain and other	(18,157)	(26,356)	1,671

Balance at December 31	$824,597	$1,646,977	$1,369,529

(1)	In July 2015, the Company received total distributions of $77 million, which represented its 23.3% interest in a special distribution and a regular way quarterly distribution from its equity method investment in CAH, which represents the Single-Family Residential Rentals segment.

No single investment in an unconsolidated joint venture represented greater than 10% of total assets as of December 31, 2015 and 2014 or generated greater than 10% of net income before tax for the years ended December 31, 2015, 2014 and 2013.

Prior to the Combination, a majority of the Company’s investments in real estate debt and equity that were held in joint ventures with Co-Investment Funds were accounted for under the equity method as the Company did not have a controlling financial interest but exercised significant influence over these investment entities. Upon closing of the Combination on April 2, 2015, the Company became the investment manager of the Co-Investment Funds and employees of CCLLC, including those who are directors or officers of the investment entities, became employees of the Company. For real estate investment entities structured as joint ventures with Co-Investment Funds, combining the Company’s interests with those held by the Co-Investment Funds, to which the Company now acts as investment manager, the Company is considered to have a controlling financial interest in these investment entities post-Combination. Therefore, the Combination represents a reconsideration event that resulted in a shift in controlling financial interest over these investment entities in favor of the Company. Accordingly, the Company consolidated 52 investment entities effective April 2, 2015. The Company did not acquire any economic interests in the Co-Investment Funds nor any additional economic interests in these investment entities as a result of the Combination.

Upon initial consolidation of the investment entities, the Company recorded the assets, liabilities, and noncontrolling interests of these entities at estimated fair values as of April 2, 2015, classified under the Level 3 fair value hierarchy, as follows:

•	Loans receivable, consisting of first mortgages and subordinated mortgages, were valued based on discounted cash flow projections of principal and interest expected to be collected, which includes consideration of the financial standing of the borrower or sponsor as well as operating results of the underlying collateral, with discount rates ranging from approximately 7% to 18.6%.

•	Operating properties were valued based on market comparables or discounted cash flows using estimated net operating income of the respective properties and in some cases, considering a potential sales strategy, with discount rates between 9.75% to 14%.

•	Carrying value of loans receivables and real estate assets approximated their fair values for investments that were recently originated or acquired.

•	Debt obligations of the investment entitieswere consolidated at the outstanding principal as all debt consolidated was indexed to LIBOR and existing credit spreads approximated market rates.

•	The carrying values of cash, interest receivable, due from affiliates and accrued and other liabilities approximated fair values due to their short term nature.

•	Noncontrolling interests were primarily determined at their proportionate share of the net assets determined as described above.

The following table presents the combined assets, liabilities and noncontrolling interests of the consolidated investment entities as of April 2, 2015:

(In thousands)
Assets:
Cash	$75,412
Loans receivable, net	1,629,496
Real estate assets, net	812,672
Other assets	543,404

Total assets	$3,060,984

Liabilities:
Debt	$282,555
Accrued and other liabilities	65,739

Total liabilities	348,294

Noncontrolling interests	1,700,114

Equity attributable to Colony Capital, Inc.	$1,012,576

The fair value of the Company’s proportionate share of equity interest in the investment entities was $1.0 billion. The excess of fair value over carrying value of the Company’s equity interest in these investment entities, net of cumulative translation adjustments reclassified to earnings, resulted in a remeasurement gain of $41.5 million.

Total income and net income attributable to OP from these consolidated investment entities included in the consolidated statement of operations for the year ended December 31, 2015 were $264.4 million and $67.4 million, respectively.

Cost Method Investment

In January 2015, OP funded its equity commitment of $50 million to an investor consortium, alongside $50 million from a passive co-investment partner, for the acquisition of common stock in an investee. The Company uses the cost method to account for this non-marketable equity investment as it has neither a controlling interest nor significant influence over the underlying investee. No dividend income was recorded for the year ended December 31, 2015.

Related Party Transactions of Unconsolidated Joint Ventures

Prior to the Combination, CCLLC and its affiliates incurred compensation, overhead and direct costs, as well as costs of property management on behalf of the joint ventures and AMCs, for which they were reimbursed by the joint ventures for amounts allocated. Subsequent to the Combination, the Company has assumed the activities of the Manager and has consolidated all of the AMCs and a majority of the joint ventures. Therefore, such costs and corresponding reimbursements have been eliminated upon consolidation. Total costs from such affiliates allocated to the joint ventures were $2.3 million for the three months ended March 31, 2015, and $33.7 million and $26.7 million for the years ended December 31, 2014 and 2013, respectively. The Company’s proportionate share, based upon its percentage interests in the joint ventures, were $0.8 million for the three months ended March 31, 2015, and $8.9 million and $7.3 million for the years ended December 31, 2014 and 2013, respectively.

8. Deferred Leasing Costs and Intangibles

The following table summarizes deferred leasing costs and intangible assets and intangible liabilities arising from acquisitions of operating real estate, including purchase-leaseback transactions, as well as acquisition of the investment management business:

	December 31, 2015			December 31, 2014
(In thousands)	Carrying Amount (Net of Impairment)	Accumulated Amortization	Net Carrying Amount	Carrying Amount	Accumulated Amortization	Net Carrying Amount
Goodwill	$678,267	NA	$678,267	$20,000	NA	$20,000

Deferred Leasing Costs and Intangible Assets (1)
Trade name	$15,500	NA	$15,500	$—	NA	$—
In-place lease values	144,863	(27,780)	117,083	48,018	(2,295)	45,723
Above-market lease values	32,774	(7,708)	25,066	23,194	(280)	22,914
Below-market ground lease obligations	36,635	(39)	36,596	1,420	(14)	1,406
Deferred leasing costs	71,710	(12,647)	59,063	36,788	(771)	36,017
Investment management contracts	41,897	(13,985)	27,912	—	—	—
Customer relationships	46,800	(2,507)	44,293	—	—	—

Total deferred leasing costs and intangible assets	$390,179	$(64,666)	$325,513	$109,420	$(3,360)	$106,060

Intangible Liabilities (1)
Below-market lease values	$28,879	$(4,523)	$24,356	$10,282	$(114)	$10,168
Above-market ground lease obligations	171	(5)	166	171	—	171

Total intangible liabilities	$29,050	$(4,528)	$24,522	$10,453	$(114)	$10,339

(1)	Lease intangible assets and liabilities in connection with real estate business combinations in 2015 are based on estimated fair values and purchase price allocations that are provisional and subject to retrospective adjustments during the measurement period, not to exceed one year, based upon new information obtained about facts and circumstances that existed as of the date of acquisition.

Held for Sale

At December 31, 2015, intangible assets and intangible liabilities related to real estate assets held for sale were approximately $9.9 million and $35,000, respectively. There were no intangible assets and intangible liabilities held for sale at December 31, 2014.

Acquisitions of Operating Real Estate

Goodwill— Goodwill of $20.0 million arising from the acquisition of a light industrial operating platform on December 18, 2014 represents the value of the acquired operating platform, which primarily consists of its work force and business processes. The goodwill amount recognized is not expected to be deductible for income tax purposes. This goodwill is assigned and reported under the light industrial platform segment. As of December 31, 2015, no indications of potential impairment to goodwill were identified.

Lease Intangibles— Lease intangibles are amortized on a straight-line basis over the remaining term of the respective lease contracts assumed upon acquisition.

Acquisition of Investment Management Business

Goodwill

Goodwill of $658.3 million was recognized in connection with the acquisition of the investment management business through the Combination. This goodwill reflects, in part, the expected cost savings resulting from the internalization through direct incurrence of operating costs relative to a management fee charge, the ability to raise additional equity without a proportionate increase in the cost of managing the Company and control over key functions critical to the growth of the business. The goodwill amount recognized is not expected to be deductible for income tax purposes. This goodwill is assigned and reported under the investment management segment. Based on an annual impairment assessment performed in the fourth quarter of 2015, no indications of impairment to goodwill were identified.

Identifiable Intangible Assets

As a result of the acquisition of the investment management business, the Company recognized identifiable intangible assets which include the Colony trade name as well as contractual rights to earn future fee income from in-place investment management contracts and customer relationships with institutional clients of private funds.

Investment Management Contracts—In-place investment management contracts were valued using the income approach and represent the discounted incremental after tax cash flows or excess earnings attributable to the future management fee income from these contracts over their remaining lives. The discount rate applied at 8% is reflective of returns on fixed income instruments adjusted for the risk associated with a management fee income stream. Contractual rights from investment management contracts are amortized in accordance with their expected future cash flows over the remaining contractual period of the agreements ranging between 3 to 5 years.

In the fourth quarter of 2015, an impairment of $4.1 million on investment management contracts was recognized in impairment loss, determined as the excess of fair value, measured using the same valuation methodology at acquisition, over carrying value of the affected contracts. The impairment arose primarily from earlier realization of investments which reduced the fee base and fee concessions on funds in liquidation.

Customer Relationships—Customer relationships were valued using the income approach and represent the discounted incremental after tax cash flows or excess earnings attributable to the potential fee income from repeat customers through future funds to be sponsored by the Company. A customer retention rate of 25% was used based on the Company’s historical rate of reinvestments by existing customers. Discount rates of 16% for management fees and 30% for performance fees applied were based on the Company’s weighted average cost of capital, adjusted for the relative risk of the respective future income streams. Customer relationships are amortized on a straight-line basis over the estimated life of future funds to be sponsored by the Company ranging between 11 to 14 years.

Trade Name—The value of the trade name was calculated based upon the discounted savings of royalty fees and is derived by applying a hypothetical royalty rate of 1% against expected fee income. The rate reflects the value ascribed to trade names within the investment management industry. The trade name is not subject to amortization as it is determined to have an indefinite useful life.

Amortization

The following table summarizes the amortization of deferred leasing costs and finite-lived intangible assets and intangible liabilities:

	Year Ended December 31,
(Amounts in thousands)	2015	2014
Above-market lease values	$(7,647)	$(280)
Below-market lease values	4,427	114

Net decrease to rental income	$(3,220)	$(166)

Net below-market ground lease obligations
Increase to rent expense	$20	$13

In-place lease values	$25,865	$2,224
Deferred leasing costs	12,130	751
Investment management contracts	13,985	—
Customer relationships	2,507	—

Amortization expense	$54,487	$2,975

The following table presents the estimated annual amortization of deferred leasing costs and finite-lived intangible assets and intangible liabilities for each of the next five years and thereafter:

(In thousands) Year Ending December 31,	2016	2017	2018	2019	2020	2021 and after	Total
Above-market lease values	$(9,062)	$(5,952)	$(3,744)	$(1,807)	$(1,263)	$(3,238)	$(25,066)
Below-market lease values	5,830	4,910	3,613	1,851	1,348	6,804	24,356

(Decrease) Increase to rental income	$(3,232)	$(1,042)	$(131)	$44	$85	$3,566	$(710)

Net below-market ground lease obligations
Increase to rent expense	$348	$348	$348	$348	$349	$34,689	$36,430

In-place lease values	$30,956	$19,013	$13,089	$9,592	$7,629	$36,804	$117,083
Deferred leasing costs	12,200	10,002	8,063	5,983	4,341	18,474	59,063
Investment management contracts	13,794	8,625	3,555	1,279	508	151	27,912
Customer relationships	3,343	3,343	3,343	3,343	3,343	27,578	44,293

Amortization expense	$60,293	$40,983	$28,050	$20,197	$15,821	$83,007	$248,351

9. Other Assets and Other Liabilities

Other Assets

The following table summarizes the Company’s other assets:

	December 31,
(In thousands)	2015	2014
Restricted cash (1)	$187,208	$76,945
Deferred financing costs, net (2)	4,083	4,704
Interest receivable	34,074	11,405
Other receivables, including straight-line rents	43,130	1,378
Derivative assets	21,636	26,479
Deferred tax asset	—	6,713
Prepaid expenses and other	21,320	7,721
Fixed assets, net	48,463	—

Total (3)	$359,914	$135,345

(1)	Restricted cash includes borrower escrow accounts, tenant security deposits and escrow accounts for interest, property taxes and capital expenditure reserves required under secured financing agreements.
(2)	Deferred financing costs relate to revolving credit arrangements and are shown net of accumulated amortization of $6.8 million and $6.9 million as of December 31, 2015 and 2014, respectively.
(3)	At December 31, 2015, other assets related to real estate held for sale was $3.7 million. There were no other assets held for sale at December 31, 2014.

Fixed assets consist of the following:

(In thousands)	December 31, 2015
Leasehold improvements	$3,870
Furniture, fixtures, equipment and software	2,542
Aircraft	45,304

51,716
Less: Accumulated depreciation and amortization	(3,253)

Fixed assets, net (1)	$48,463

(1)	The Company did not hold any fixed assets prior to and as of March 31, 2015. Fixed assets were acquired through the Combination. Depreciation and amortization of fixed assets was $3.3 million for the year ended December 31, 2015.

Accrued and Other Liabilities

The following table summarizes the Company’s accrued and other liabilities:

	December 31,
(In thousands)	2015	2014
Borrower and tenant reserves	$116,800	$74,237
Deferred income	41,671	8,750
Interest payable	18,071	10,990
Intangible liabilities, net	24,522	10,339
Derivative liabilities	507	6,718
Current and deferred tax liabilities	44,951	429
Accrued compensation	11,495	—
Accounts payable and other liabilities	67,572	16,656

Total (1)	$325,589	$128,119

(1)	Intangible liabilities of $35,000 and accrued and other liabilities of $9.1 million were related to real estate assets held for sale at December 31, 2015. There were no accrued and other liabilities held for sale at December 31, 2014.

10. Debt

Components of debt are summarized as follows:

	December 31,
(In Thousands)	2015	2014
Line of credit	$315,000	$164,000
Secured and unsecured debt	3,313,550	1,979,665
Less: Debt issuance costs	(40,826)	(31,311)

	$3,587,724	$2,112,354

Line of Credit

The Company has a credit facility (the “JPM Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent, and certain lenders. As of December 31, 2015, the JPM Credit Agreement provides a secured revolving credit facility in the maximum principal amount of $800 million, which was increased from $645 million on July 8, 2015.

The maximum amount available to borrow under the JPM Credit Agreement at any time is limited by a borrowing base of certain investment assets, with the valuation of such investment assets generally determined according to a percentage of net book value or a multiple of Core Earnings (as defined in the management agreement between the Company and the Manager). As of December 31, 2015, the borrowing base valuation was sufficient to permit borrowings of up to the entire $800 million commitment.

Advances under the amended and restated JPM Credit Agreement accrue interest at a per annum rate equal to the sum of one-month LIBOR plus 2.75%. At December 31, 2015, the Company had outstanding borrowings bearing weighted average interest at 3.06%. The Company also pays a commitment fee of 0.5% or 0.4% of the unused amount (0.5% at December 31, 2015), depending upon usage.

The maturity date of the JPM Credit Agreement is August 5, 2016, and any amounts outstanding upon maturity will convert automatically to a fully amortizing 2-year term loan payable in quarterly installments. In the event of such conversions, the term loan will continue to bear interest at the same rate as the revolving loans from which it was converted.

Some of the Company’s subsidiaries guaranty the obligations of the Company under the JPM Credit Agreement. As security for the advances under the JPM Credit Agreement, the Company and some of its affiliates pledged their equity interests in certain subsidiaries through which the Company directly or indirectly owns substantially all of its assets.

The JPM Credit Agreement contains various affirmative and negative covenants, including financial covenants that require the Company to maintain minimum tangible net worth and liquidity levels and financial ratios, as defined in the JPM Credit Agreement. At December 31, 2015, the Company was in compliance with all of these financial covenants.

The JPM Credit Agreement also includes customary events of default, in certain cases subject to reasonable and customary periods to cure, including but not limited to: failure to make payments when due; breach of covenants; breach of representations and warranties; insolvency proceedings; cross default to material indebtedness or material judgment defaults; certain judgments and attachments; and certain change of control events. The occurrence of an event of default may result in the termination of the credit facility, accelerate the Company’s repayment obligations, in certain cases limit the Company’s ability to make distributions, and allow the lenders to exercise all rights and remedies available to them with respect to the collateral. There have been no events of default since the inception of the credit facility.

Secured and Unsecured Debt

A number of financing arrangements at previously unconsolidated investment entities are now consolidated as a result of the Combination (Note 7). The following table summarizes certain information about the Company’s secured and unsecured debt:

(Amounts in thousands)		Interest Rate	Maturity	Payment	Outstanding Principal at December 31,
Type (1)	Collateral	(per annum)	Date	Terms (2)	2015	2014
Secured Debt:
Secured financing (3)	Portfolio of first mortgage loans and subordinated loan	1-month LIBOR+3.75%	Apr-2016	P&I	$23,123	$—
Secured financing (3)	Portfolio of first mortgage loans and subordinated loan	1-month LIBOR+3.75%	Apr-2016	P&I	10,965	—
Secured financing (3)	Portfolio of first mortgage loans and subordinated loan	1-month LIBOR+4.0%	Jun-2016	P&I	5,869	—
Secured financing (3)	Portfolio of first mortgage loans and subordinated loan	1-month LIBOR+3.75%	Aug-2016	P&I	8,579	—
Secured financing (3)	Portfolio of first mortgage loans and subordinated loan	1-month LIBOR+3.25%	Sept-2016	P&I	4,351	—
Secured financing (3)	Portfolio of first mortgage loans and subordinated loan	1-month LIBOR+2.85%	Dec-2017	P&I	73,543	90,164
Secured financing (4)	First mortgage loan secured by residential properties	1-month LIBOR+3.75%	Mar-2016	P&I	10,314	—
Secured financing (5)	Senior participation interest in a first mortgage loan and subordinated loan	1-month LIBOR+2.85%	NA	P&I	—	80,213
Warehouse facility (6)	Eligible first mortgage loans originated within Transitional CRE Lending Platform	1 month LIBOR+2.50%	Feb-2017	I/O	48,198	85,520
Warehouse facility (6)	Eligible first mortgage loans, including any corresponding mezzanine loans, originated within Transitional CRE Lending Platform	1 month LIBOR+2.50% to 2.75%	Apr-2018	I/O	114,433	—
First mortgage loan (7)	Hotel properties	1-month LIBOR+4.65%	Jan-2019	(7)	94,000	—
First mortgage loan (8)	Office property in Phoenix	1-month LIBOR+2.65%	Jul-2018	I/O	13,500	—
First mortgage loan	Office property in Minnesota	4.84% fixed	Jan-2024	P&I	88,000	88,000
First mortgage loan (9)	Commercial properties in United Kingdom	3-month LIBOR+2.50%	Aug-2018	I/O	88,121	—
First mortgage loan (10)	Office properties throughout Italy	4.02% fixed	Nov-2018	(10)	79,133	—
First mortgage loan (11)	Warehouse properties in Spain	3-month Euribor+2.80%	Jun-2022	I/O	25,540	—
First mortgage loan (12)	Portfolio of light industrial properties across the U.S.	1-month LIBOR+2.25%	Dec-2019	I/O	917,469	1,088,500
First mortgage loan	Portfolio of light industrial properties across the U.S	3.80% fixed	Aug-2025	I/O	165,750	—
First mortgage loans	Two higher education campuses in Switzerland	2.72% fixed	Dec-2029	P&I	120,947	—
First mortgage loan	Office property in France	1.89% fixed	Nov-2022	I/O	17,050	—
First mortgage loan (13)	Portfolio of office, retail and other commercial properties in United Kingdom	3-month LIBOR+2.75%	Dec-2018	(13)	236,911	—
Bond payable	Office property in Norway and shares of borrowing entity	3.91% fixed	Jun-2025	I/O	180,960	—
Revolving credit facility	Portfolio of light industrial properties across the U.S	1-month LIBOR+2.25%	Jul-2016	I/O	23,730	—
Revolving credit facility	Partner capital commitments	1-month LIBOR+1.60%	Sept-2016	I/O	104,400	—

					2,454,886	1,432,397

(Amounts in thousands)		Interest Rate (per annum)	Maturity Date	Payment Terms (2)	Outstanding Principal at December 31,
Type (1)	Collateral				2015	2014
Commercial Mortgage-Backed Securitization (“CMBS”) Debt:
CMBS 2014-FL1 (14)	Portfolio of first mortgage loans originated within Transitional CRE Lending Platform	1-month LIBOR+1.78%	Apr-2031	I/O	126,248	126,204
CMBS 2014-FL2 (14)	Portfolio of first mortgage loans originated within Transitional CRE Lending Platform	1-month LIBOR+2.02%	Nov-2031	I/O	203,734	197,655
CMBS 2015-FL3 (14)	Portfolio of first mortgage loans originated within Transitional CRE Lending Platform	1-month LIBOR+2.36%	Sept-2032	I/O	340,350	—
CMBS MF 2014-1 (15)	Portfolio of first mortgage loans secured by multifamily properties	2.54% fixed	(15)	I/O	145,349	213,409

					815,681	537,268

Unsecured Debt:
Unsecured note (16)	—	—	Dec-2017	NA	—	10,000
Notes Payable:
Promissory notes (17)	Corporate aircraft	5.02% fixed	Dec-2025	P&I	42,983	—

Total					$3,313,550	$1,979,665

(1)	All secured and unsecured debt presented in the table are non-recourse unless otherwise stated as recourse debt.
(2)	Payment terms: P&I = Periodic payment of principal and interest; I/O = Periodic payment of interest only with principal at maturity (except for principal repayments to release collateral properties disposed)
(3)	These financings in connection with loan portfolio acquisitions require monthly interest payments and principal curtailment based upon the ratio of principal outstanding to collateral cost basis. The current principal curtailment requirement ranges from 65% to 80% of all excess cash flow from the underlying loan portfolios, after payment of certain loan servicing fees and monthly interest, but may increase or decrease in the future. The financing arrangements provide for either a single or a multiple 1-year extension option to the initial term.
(4)	The variable interest rate on the loan was fixed at 4.28% through an interest rate swap.
(5)	This financing in connection with a loan portfolio acquisition was paid off in April 2015.
(6)	The Company entered into two master repurchase agreements with different commercial banks to partially finance loans within its Transitional Commercial Real Estate (“CRE”) Lending Platform. The initial term of each warehouse facility is subject to a 1-year extension option. The facility maturing in February 2017 is full recourse to OP and provides up to $150 million in financing. The facility maturing in April 2018 is partial recourse and provides up to $250 million in financing.
(7)	Initial term on the loan is subject to two1-year extensions. Payment terms is interest only through January 2017, followed by periodic principal and interest payments for the remaining term of the loan. The loan requires an interest rate cap to be maintained at a 3.00% strike on 1-month LIBOR.
(8)	Initial term on the loan is subject to two1-year extensions, during which principal and interest payments are required.
(9)	The loan has two1-year extensions on its initial term and requires an interest rate cap to be maintained at a 2.25% strike on 3-month LIBOR.
(10)	Seller provided zero-interest financing on acquired portfolio of properties with imputed interest of 4.02%, requiring principal payments of €15,750,000, €35,437,500 and €27,562,000 in November 2016, November 2017 and November 2018, respectively. A discount was established at inception and is being accreted to debt principal as interest expense.
(11)	The loan requires an interest rate cap to be maintained at a 1.50% strike on 3-month Euribor.
(12)	This loan was obtained in connection with the acquisition of the portfolio of light industrial real estate assets and operating platform in December 2014, has three1-year extension options, with interest rate increasing to 1-month LIBOR plus 2.5% after the fourth anniversary date, and requires an interest rate cap to be maintained at a 3.0% strike on 1-month LIBOR. At December 31, 2015, $4.9 million of the outstanding principal balance was related to real estate assets held for sale.
(13)	Initial term on the loan is subject to a 2-year extension. Payment terms is interest only up to August 2016, followed by periodic principal and interest payments for the remaining life of the loan. The loan requires an interest rate cap to be maintained at a 3.00% strike on 1-month LIBOR. At December 31, 2015, $4.1 million of the outstanding principal balance was related to real estate assets held for sale.
(14)	The Company, through its indirect Cayman subsidiaries—Colony Mortgage Capital Series 2014-FL1 Ltd, Colony Mortgage Capital Series 2014-FL2 Ltd and Colony Mortgage Capital Series 2015-FL3 Ltd.—securitized commercial mortgage loans originated within the Company’s Transitional CRE Lending Platform. Generally, the senior notes issued by the securitization trusts were sold to third parties and subordinated notes retained by the Company. These 3 securitizations are accounted for as secured financing with the underlying mortgage loans pledged as collateral. Principal repayments from the underlying collateral loans must be applied to repay the debt until the balance is paid in full, notwithstanding the contractual maturities on the notes. The underlying collateral loans have initial terms of 2 to 3 years. Interest rate spreads on these CMBS debt are presented above on a weighted average basis.
(15)	The Company transferred acquired loans, secured by multifamily properties, into a securitization trust, Colony Multifamily Mortgage Trust 2014-1, with the most senior certificates issued by the trust sold to third parties and the Company retaining the remaining certificates. The securitization was accounted for as a secured financing with the underlying mortgage loans pledged as collateral. Although the certificates do not have a contractual maturity date, principal repayments from the underlying collateral loans must be applied to repay the debt until the balance is paid in full. The underlying collateral loans have initial remaining terms of 1 to 24 years.

(16)	As discussed in Note 3, in connection with the acquisition of the portfolio of light industrial real estate assets and operating platform in December 2014, the Company issued an unsecured note, scheduled to mature on the third anniversary of the acquisition date, to an affiliate, CCM. In May 2015, CCM exercised its rights pursuant to provisions under the note and contributed the note to OP in exchange for OP Units (Note 15).
(17)	In connection with the Combination, the Company assumed two promissory notes, with full recourse, bearing interest at a fixed weighted-average rate of 5.02%.

The financing agreements require minimum scheduled principal payments or payments that depend upon the net cash flows from the collateral assets and the ratio of principal outstanding to collateral.

The following table summarizes such future scheduled minimum principal payments, excluding CMBS debt, as of December 31, 2015.

Year Ending December 31,	(In thousands)
2016	$280,770	(1)
2017	103,989	(1)
2018	491,995	(1)
2019	1,016,387
2020	7,959
2021 and after	603,158

Total	$2,504,258

(1)	Amounts include a combined $6.4 million of discount on seller-provided zero-interest financing being accreted to debt principal.

CMBS debt obligations are estimated to be repaid earlier than the contractual maturity only if proceeds from the underlying loans are repaid by the borrowers. Future principal payments based on contractual maturity or otherwise based on reasonable expectations of cash flows from the underlying loans as of December 31, 2015 are as follows:

(In thousands) Year Ending December 31,	Contractual Maturity	Expectations of Cash Flows
2016	$—	$157,091
2017	—	411,266
2018	—	206,556
2019	—	21,975
2020	—	18,346
2021 and after	815,681	447

Total	$815,681	$815,681

Convertible Senior Notes

Convertible Senior Notes issued by the Company and outstanding are as follows:

				Conversion Price (per share of common stock)		December 31, 2015		December 31, 2014
Description	Issuance Date	Due Date	Interest Rate		Redemption Date	Outstanding Principal (in thousands)	Carrying Amount (in thousands) (1)	Outstanding Principal (in thousands)	Carrying Amount (in thousands) (1)
5% Convertible Senior Notes	April 2013	April 15, 2023	5.00% fixed	$23.60	On or after April 22, 2020	$200,000	$195,069	$200,000	$194,531
3.875% Convertible Senior Notes	January and June 2014	January 15, 2021	3.875% fixed	24.82	On or after January 22, 2019	402,500	396,010	402,500	394,879

						$602,500	$591,079	$602,500	$589,410

(1)	Net of debt issuance costs of $13.1 million and $15.1 million at December 31, 2015 and 2014, respectively.

The Company may redeem the Convertible Senior Notes at its option at any time on or after the respective redemption dates of the Convertible Notes if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price of the convertible notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

11. Derivatives and Hedging

The Company uses derivative instruments to manage the risk of changes in interest rates and foreign exchange rates, arising from both its business operations and economic conditions. Specifically, the Company enters into derivative instruments to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and cash payments, the values of which are driven by interest rates, principally relating to the Company’s investments and borrowings. Additionally, the Company’s foreign operations expose the Company to fluctuations in foreign interest rates and exchange rates. The Company enters into derivative instruments to protect the value or fix certain of these foreign denominated amounts in terms of its functional currency, the U.S. dollar. Derivative instruments used in the Company’s risk management activities may be designated as qualifying hedge accounting relationships (“designated hedges”) or otherwise used for economic hedging purposes (“non-designated hedges”).

Gross fair value of derivative assets and derivative liabilities are as follows:

	December 31, 2015			December 31, 2014
(In thousands)	Designated Hedges	Non- Designated Hedges	Total	Designated Hedges	Non- Designated Hedges	Total
Derivative Assets
Foreign exchange contracts	$19,773	$426	$20,199	$25,820	$—	$25,820
Interest rate contracts	5	1,432	1,437	402	257	659

Included in other assets	$19,778	$1,858	$21,636	$26,222	$257	$26,479

Derivative Liabilities
Foreign exchange contracts	$505	$—	$505	$6,718	$—	$6,718
Interest rate contracts	2	—	2	—	—	—

Included in accrued and other liabilities	$507	$—	$507	$6,718	$—	$6,718

Certain counterparties to the derivative instruments require the Company to deposit cash or other eligible collateral for derivative financial liabilities exceeding $100,000. As of December 31, 2015, the Company had no amounts on deposit related to these agreements.

Foreign Exchange Contracts

The following table summarizes the aggregate notional amounts of designated and non-designated foreign exchange contracts in place as of December 31, 2015 along with certain key terms:

Hedged Currency	Instrument Type	Notional Amount (in thousands)				FX Rates ($ per unit of foreign currency)	Range of Expiration Dates
		Designated		Non-Designated
EUR	FX Collar		€128,781		€644	Min $1.09 / Max $1.53	July 2017 to November 2020
GBP	FX Collar		£65,523		£2,477	Min $1.45 / Max $1.82	September 2017 to December 2019
EUR	FX Forward		€129,119		€781	Range between $1.07 to $1.27	March 2016 to July 2018
GBP	FX Forward		£14,711		£339	Range between $1.49 to $1.51	February 2016 to June 2016
CHF	FX Forward	CHF	52,996	CHF	2,549	Range between $1.47 to $1.50	January 2030
NOK	FX Forward	NOK	923,000	NOK		$0.12	May 2016

Designated Net Investment Hedges

The Company’s foreign denominated net investments in subsidiaries or joint ventures totaled approximately €311.2 million, £126.4 million, CHF54.4 million and NOK895.5 million, or a total of $679.9 million, as of December 31, 2015 and €315.9 million and £128.0 million, or a total of $581.7 million, as of December 31, 2014.

The Company entered into foreign exchange contracts to hedge the foreign currency exposure of its investments in foreign subsidiaries or equity method joint ventures, designated as net investment hedges, as follows:

•	forward contracts whereby the Company agrees to sell an amount of foreign currency for an agreed upon amount of U.S. dollars; and

•	foreign exchange collars (caps and floors) without upfront premium costs, which consist of a combination of currency options with single date expirations, whereby the Company gains protection against foreign currency weakening below a specified level and pays for that protection by giving up gains from foreign currency appreciation above a specified level.

These foreign exchange contracts are used to protect certain of the Company’s foreign denominated investments and receivables from adverse foreign currency fluctuations, with notional amounts and termination dates based upon the anticipated return of capital from the investments.

For the year ended December 31, 2015, including the impact from consolidation of foreign equity method investments on April 2, 2015, net realized gains of $47.0 million on designated net investment hedges were reclassified out of AOCI. This included $39.3 million recorded as a component of gain on remeasurement of consolidated investment entities, net. Additionally, a net realized gain of $7.7 million was transferred into other gain (loss), net, following substantially complete liquidations of underlying investments of foreign subsidiaries. There were no realized gains or losses on net investment hedges transferred from equity into earnings during the year ended December 31, 2014.

Non-Designated Hedges

For the year ended December 31, 2015, the Company recognized $7,000 of net unrealized loss, on the dedesignated portion of net investment hedges in other gain (loss), net. For the year ended December 31, 2014, there were no dedesignations of net investment hedges.

Interest Rate Contracts

The Company uses various interest rate derivatives, designated as cash flows hedges or otherwise non-designated, to limit the exposure of increases in interest rates on various floating rate debt obligations.

As of December 31, 2015, the Company held the following designated and non-designated interest rate contracts:

	Notional Amount (in thousands)
Instrument Type	Designated	Non-Designated	Index	Strike	Expiration
Interest rate swaps	$10,850	$—	1-Month LIBOR	4.28%	March 2016
Interest rate caps	$750,000	$476,750	1-Month LIBOR	3.00%	December 2016 to January 2019
Interest rate caps	$—	$95,387	1-Month LIBOR	2.50%	April 2016 to December 2016
Interest rate caps	€—	€23,750	3-Month EURIBOR	1.50%	June 2022
Interest rate caps	£—	£206,552	3-Month LIBOR	2.00% to 2.25%	November 2018 to December 2018

Designated Cash Flow Hedges

Unrealized loss of approximately $0.1 million for ineffectiveness related to a cash flow hedge was recorded in other gain (loss), net for the year ended December 31, 2015. There was no ineffectiveness on cash flow hedges for the year ended December 31, 2014.

Non-Designated Hedges

For the years ended December 31, 2015 and 2014, net unrealized loss associated with non-designated interest rate contracts of $0.8 million and $4,000 were recorded in other gain (loss), net.

12. Balance Sheet Offsetting

The Company enters into agreements subject to enforceable master netting arrangements with its derivative counterparties that allow the Company to offset the settlement of derivative assets and liabilities in the same currency by derivative instrument type or, in the event of default by the counterparty, to offset all derivative assets and liabilities with the same counterparty. The Company has elected not to net derivative asset and liability positions, notwithstanding the conditions for right of offset may have been met. The Company presents derivative assets and liabilities with the same counterparty on a gross basis on the consolidated balance sheets. The table below sets forth derivative positions where the Company has a right of set off under netting arrangements with the same counterparty.

		Gross Amounts Not Offset on Consolidated Balance Sheets
(In thousands)	Gross Amounts of Assets (Liabilities) Included on Consolidated Balance Sheets	(Assets) Liabilities	Cash Collateral Received (Pledged)	Net Amounts of Assets (Liabilities)
December 31, 2015
Derivative Assets
Foreign exchange forwards	$5,907	$(58)	$—	$5,849
Foreign exchange collars	14,292	(66)	—	14,226
Interest rate caps	1,437	—	—	1,437

	$21,636	$(124)	$—	$21,512

Derivative Liabilities
Foreign exchange forwards	$(439)	$58	$—	$(381)
Foreign exchange collars	(66)	66	—	—
Interest rate swap	(2)	—	—	(2)

	$(507)	$124	$—	$(383)

December 31, 2014
Derivative Assets
Foreign exchange forwards	$10,667	$—	$—	$10,667
Foreign exchange collars	15,153	(6,718)	—	8,435
Interest rate caps	480	—	—	480
Interest rate swap	179	—	—	179

	$26,479	$(6,718)	$—	$19,761

Derivative Liabilities
Foreign exchange collars	$(6,718)	$6,718	$—	$—

	$(6,718)	$6,718	$—	$—

13. Fair Value Measurements

Recurring Fair Values

Derivatives—Derivative assets and derivative liabilities are carried at fair value on a recurring basis and classified under Level 2 fair value hierarchy, as presented in Note 11, Derivatives and Hedging. These interest rate contracts and foreign exchange contracts are traded over-the-counter and valued based on observable inputs such as contractual cash flows, yield curve, foreign currency rates and credit spreads, taking into consideration any credit valuation adjustments, as applicable. Although credit valuation adjustments, such as the risk of default, rely on Level 3 inputs, the Company has determined that these inputs are not significant to the overall valuation of its derivatives. As a result, derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Contingent Consideration—Contingent consideration payable in connection with the Combination, included in due to affiliates, is remeasured at fair value each reporting period using a third party valuation service provider and classified under Level 3 of the fair value hierarchy. At closing of the Combination on April 2, 2015, the fair value was measured using a discounted payout analysis that was based on probability-weighted average estimates of achieving prescribed multi-year performance targets. These targets include a contractually-defined funds from operations (“Benchmark FFO”) per share metric and capital raising in the funds management business. If the minimum performance target for either of these metrics is not met or exceeded, a portion of the contingent consideration paid in respect of the other metric would not be paid out in full. Beginning September 30, 2015, the Company estimated the fair value of contingent consideration tied to Benchmark FFO by using a Monte Carlo simulation technique and considered the volatility of the Company’s Class A common stock price against the potential payout. At December 31, 2015, the contingent consideration was estimated at a fair value of approximately $53.0 million. The change in valuation methodology followed the stock market dislocation in August 2015 and the resulting increase in market volatility. The $16.5 million decrease in estimated fair value of the contingent consideration since closing of the Combination on April 2, 2015 through December 31, 2015 primarily reflected the effects of a sustained decline in the Class A common stock price, and was recognized as a component of other gain (loss), net. In addition to the Company’s Class A common stock price at December 31, 2015 and projected Benchmark FFO during the contingency period, the fair value of contingent consideration tied to Benchmark FFO was estimated using the following key inputs:

Significant Unobservable Input	Input Value	Impact to Fair Value from Increase in Input (2)
Benchmark FFO volatility	20.6%	Increase
Equity volatility	28.1%	Increase
Correlation (1)	80.0%	Increase

(1)	Represents the assumed correlation between Benchmark FFO and the Company’s Class A common stock price
(2)	This is the directional change in fair value of the contingent consideration that would result from an increase to the corresponding unobservable input. A decrease to the unobservable input would have the reverse effect. Significant increases or decreases in these inputs in isolation could result in significantly higher or lower fair value measure of the contingent consideration.

Nonrecurring Fair Values

The Company holds certain assets carried at fair value on a nonrecurring basis, which comprise loans held for sale, foreclosed properties and real estate held for sale carried at the lower of carrying value and fair value less estimated costs to sell. There were no assets carried at nonrecurring fair values at December 31, 2014. Nonrecurring fair values at December 31, 2015 consisted of real estate held for sale that were written down to fair value less disposal costs, classified as Level 3, as discussed in Note 6.

Fair Value Disclosure of Financial Instruments Reported at Cost

Carrying amounts and estimated fair values of financial instruments reported at amortized cost are presented below:

(In thousands)	Fair Value Measurements				Carrying Value
	Level 1	Level 2	Level 3	Total
December 31, 2015
Assets
Loans held for investment	$—	$—	$4,073,075	$4,073,075	$4,048,477
Loans held for sale			75,002	75,002	75,002
Investments in unconsolidated joint ventures	—	—	1,087,850	1,087,850	924,465
Liabilities
Line of credit	—	315,000	—	315,000	315,000
Secured and unsecured debt	—	—	2,423,013	2,423,013	2,423,013
CMBS debt	—	794,982	—	794,982	806,728
Notes payable	—	—	42,983	42,983	42,983
Convertible senior notes	574,359	—	—	574,359	591,079
December 31, 2014
Assets
Investments in unconsolidated joint ventures	$—	$—	$1,963,965	$1,963,965	$1,646,977
Loans held for investment	—	—	2,163,500	2,163,500	2,131,134
Liabilities
Line of credit	—	164,000	—	164,000	164,000
Secured and unsecured debt	—	—	1,442,397	1,442,397	1,442,397
CMBS debt	—	536,927	—	536,927	537,268
Convertible senior notes	617,763	—	—	617,763	604,498

Loans Held for Investment—Fair values of loans held for investment are estimated based on cash flow projections of principal and interest expected to be collected, discounted using interest rates available for borrowers with similar credit metrics, and considering any available market comparables or dealer quotes, if applicable. Carrying values of loans held for investment are presented net of allowances for loan losses, where applicable.

Investments in Unconsolidated Joint Ventures—Fair values of investments in unconsolidated joint ventures are primarily derived by applying the Company’s ownership interest to the fair value of the underlying assets and liabilities of each joint venture. The Company’s proportionate share of each joint venture’s fair value approximates the Company’s fair value of the investment, as the timing of cash flows of the joint venture does not deviate materially from the timing of cash flows the Company receives from the joint venture.

Debt—Fair value of the line of credit approximated carrying value as its prevailing interest rate and applicable terms were recently renegotiated and agreed upon with the Company’s lender in December 2014. Fair values of the secured and unsecured financing were estimated by discounting expected future cash outlays at current interest rates available for similar instruments. Fair value of CMBS debt was determined using the last trade price of similar instruments in active markets, and for recent securitizations, fair value approximates carrying value. Fair value of notes payable approximated carrying values based on market rate for debt with similar underlying collateral. Fair value of convertible senior notes was determined using the last trade price in active markets.

Other—The carrying values of cash, interest receivable, due from affiliates and accrued and other liabilities approximate fair values due to their short term nature and credit risk, if any, are negligible.

14. Stockholders’ Equity

The table below summarizes the share activities of the Company’s preferred and common stock:

	Number of Shares
		Common Stock
(In thousands)	Preferred Stock	Class A	Class B
Shares outstanding at December 31, 2012	10,080	53,092	—
Class A common stock offerings	—	23,402	—
Share-based payments—forfeitures	—	(2)	—

Shares outstanding at December 31, 2013	10,080	76,492	—
Issuance of 7.5% Series B Cumulative Redeemable Perpetual Preferred Stock	3,450	—	—
Class A common stock offerings	—	32,606	—
Issuance of common stock for incentive fees to Manager	—	21	—
Share-based payments, net of forfeitures	—	515	—

Shares outstanding at December 31, 2014	13,530	109,634	—
Issuance of 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock	11,500	—	—
Issuance of Class A common stock	—	1,427	—
Issuance of Class B common stock	—	—	564
Conversion of Class B common stock (1)	—	18	(18)
Share-based compensation, net of forfeitures	—	615	—

Shares outstanding at December 31, 2015	25,030	111,694	546

(1)	For information about the conversion event, see “—Common Stock” below.

Preferred Stock

The table below summarizes the preferred stock outstanding as of December 31, 2015:

Description	Dividend Rate Per Annum	Initial Issuance Date	Shares Outstanding (in thousands)	Par Value (in thousands)	Liquidation Preference (in thousands)	Earliest Redemption Date
Series A 8.5% Cumulative Redeemable Perpetual	8.5%	March 2012	10,080	$101	$252,000	March 27, 2017
Series B 7.5% Cumulative Redeemable Perpetual	7.5%	June 2014	3,450	34	86,250	June 19, 2019
Series C 7.125% Cumulative Redeemable Perpetual	7.125%	April 2015	11,500	115	287,500	April 13, 2020

			25,030	$250	$625,750

In April 2015, the Company issued 11.5 million shares of its 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock through an underwritten public offering and received proceeds of approximately $277.9 million, net of underwriting discounts, commissions and offering costs payable by the Company.

Each series of the Company’s preferred stock is redeemable at $25.00 per share plus accrued and unpaid dividends (whether or not declared) exclusively at the Company’s option. The redemption period for each series of preferred stock is subject to the Company’s right under limited circumstances to redeem the preferred stock earlier in order to preserve its qualification as a REIT or upon the occurrence of a change of control (as defined in the articles supplementary relating to each series of preferred stock). All series of preferred stock are at parity with respect to dividends and distributions, including distributions upon liquidation, dissolution or winding up, and all preferred stock are senior to the Company’s common stock. Dividends of each series of preferred stock are payable quarterly in arrears in January, April, July and October.

Each series of preferred stock generally does not have any voting rights, except if the Company fails to pay the preferred dividends for six or more quarterly periods (whether or not consecutive). Under such circumstances, the preferred stock will be entitled to vote, together as a class with any other series of parity stock upon which like voting rights have been conferred and are exercisable, to elect two additional directors to the Company’s board of directors, until all unpaid dividends have been paid or declared and set aside for payment. In addition, certain changes to the terms of any series of preferred stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding shares voting separately as a class for each series of preferred stock.

Common Stock

At the closing of the Combination on April 2, 2015, all outstanding common stock at that time was reclassified on a one-for-one basis to Class A common stock, with equivalent terms, and a new class of common stock, Class B, was created. As discussed in Note 3, 1.43 million shares of Class A Common Stock and 563,987 shares of Class B Common Stock were issued as part of the upfront consideration for the Combination.

Except with respect to voting rights, Class A and Class B common stock have the same rights and privileges and rank equally, share ratably in dividends and distributions, and are identical in all respects as to all matters. Class B common stock may only be issued in conjunction with the issuance of OP Units, which are membership interests in the Operating Company, in a ratio of no more than one share of Class B common stock for every thirty-five and one-half OP Units. Class A common stock has one vote per share and Class B common stock has thirty-six and one-half votes per share. This gives the holders of Class B common stock a right to vote that reflects the aggregate outstanding non-voting economic interest in the Company attributable to Class B common stock holders and therefore, does not provide any disproportionate voting rights. Each share of Class B common stock shall convert automatically into one share of Class A common stock if the Executive Chairman or his beneficiaries directly or indirectly transfer beneficial ownership of Class B common stock or OP Units held by them, other than to certain qualified transferees, which generally includes affiliates and employees. In addition, each holder of Class B common stock has the right, at the holder’s option, to convert all or a portion of such holder’s Class B common stock into an equal number of shares of Class A common stock.

In December 2015, 17,712 shares of Class B common stock were converted into an equivalent number of Class A common stock following a transfer of the Executive Chairman’s interests in 628,773 OP Units to a third party as a charitable contribution.

At-The-Market Stock Offering Program (“ATM Program”)

In May 2015, the Company entered into separate “at-the-market” equity distribution agreements with certain sales agents to offer and sell, from time to time, shares of its common stock having an aggregate offering price of up to $300 million. Sales of the shares may be made in negotiated transactions and/or transactions that are deemed to be “at the market” offerings, including sales made by means of ordinary brokers’ transactions, including directly on the New York Stock Exchange (“NYSE”), or sales made to or through a market maker other than on an exchange. The Company pays each sales agent a commission not to exceed 2% of the gross sales proceeds for any common stock sold through such agent.

Dividend Reinvestment and Direct Stock Purchase Plan

The Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “DRIP Plan”) provides existing common stockholders and other investors the opportunity to purchase shares (or additional shares, as applicable) of the Company’s Class A common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s Class A common stock or making optional cash purchases within specified parameters. The DRIP Plan involves acquisition of Class A common stock either in the open market, directly from the Company as newly issued common stock, or in privately negotiated transactions with third parties. For the year ended December 31, 2015, there were no shares of Class A common stock acquired under the DRIP Plan.

Accumulated Other Comprehensive Income (Loss) (“AOCI”)

The following tables present the changes in each component of AOCI attributable to stockholders and noncontrolling interests, net of immaterial tax effect. The changes in AOCI attributable to noncontrolling interests in 2014 and 2013 are not presented because they were immaterial.

Changes in Components of AOCI Attributable to Stockholders

(In thousands)	Equity in AOCI of Unconsolidated Joint Ventures	Unrealized Gain/(Loss) on Beneficial Interests in Debt Securities	Gain (Loss) on Cash Flow Hedges	Foreign Currency Translation Gain (Loss)	Gain (Loss) on Net Investment Hedges	Total
Balance at December 31, 2012	$6,729	$877	$—	$(3,067)	$645	$5,184
Other comprehensive income (loss) before reclassifications	9,787	(552)	(19)	4,983	(3,846)	10,353
Amounts reclassified from AOCI	(12,895)	—	—	(67)	18	(12,944)

Net other comprehensive (loss) income	(3,108)	(552)	(19)	4,916	(3,828)	(2,591)

Balance at December 31, 2013	3,621	325	(19)	1,849	(3,183)	2,593
Other comprehensive income (loss) before reclassifications	1,511	(2,488)	(82)	(54,266)	26,732	(28,593)
Amounts reclassified from AOCI	(4,681)	2,163	—	(226)	253	(2,491)

Net other comprehensive (loss) income	(3,170)	(325)	(82)	(54,492)	26,985	(31,084)

Balance at December 31, 2014	$451	$—	$(101)	$(52,643)	$23,802	$(28,491)

Changes in Components of AOCI Attributable to Stockholders and Noncontrolling Interests

(In thousands)	Equity in AOCI of Unconsolidated Joint Ventures	Gain (Loss) on Cash Flow Hedges	Foreign Currency Translation Gain (Loss)	Gain (Loss) on Net Investment Hedges	Total
AOCI at December 31, 2014 attributable to:
Stockholders	$451	$(101)	$(52,643)	$23,802	$(28,491)
Noncontrolling interests in investment entities	—	(52)	(3,616)	(1)	(3,669)

	451	(153)	(56,259)	23,801	(32,160)

Other comprehensive income (loss) before reclassifications attributable to:
Stockholders	(612)	(199)	(56,676)	39,631	(17,856)
Noncontrolling interests in investment entities	—	(137)	(1,516)	—	(1,653)
Noncontrolling interests in Operating Company	—	(6)	(1,778)	1,759	(25)
Amounts reclassified from AOCI attributable to:
Stockholders	161	55	67,194	(39,485)	27,925
Noncontrolling interests in investment entities	—	40	5,183	—	5,223
Noncontrolling interests in Operating Company	—	11	12,880	(7,509)	5,382

Net other comprehensive (loss) income	(451)	(236)	25,287	(5,604)	18,996

AOCI at December 31, 2015 attributable to:
Stockholders	—	(245)	(42,125)	23,948	(18,422)
Noncontrolling interests in investment entities	—	(149)	51	(1)	(99)
Noncontrolling interests in Operating Company	—	5	11,102	(5,750)	5,357

	$—	$(389)	$(30,972)	$18,197	$(13,164)

Reclassifications out of AOCI—Stockholders

Information about amounts reclassified out of AOCI attributable to stockholders by component is presented below:

(In thousands)	Year Ended December 31,			Affected Line Item in the Consolidated Statements of Operations
Component of AOCI reclassified into earnings	2015	2014	2013
Equity in realized (loss) gain on sale of marketable securities of unconsolidated joint ventures	$(161)	$4,681	$12,895	Equity in income of unconsolidated joint ventures
Settlement loss on beneficial interests in debt securities	—	(2,163)	—	Other (loss) gain, net
Release of cumulative translation adjustments	(45,407)	—	—	Gain on remeasurement of consolidated investment entities, net
Release of cumulative translation adjustments	(21,787)	226	67	Other (loss) gain, net
Realization of net gain on net investment hedges	32,965	—	—	Gain on remeasurement of consolidated investment entities, net
Realization of net gain on net investment hedges	6,492	—	—	Other (loss) gain, net
Net settlement loss on derivative instruments designated as net investment hedges	—	(253)	(18)	Other (loss) gain, net
Unrealized gain on dedesignated net investment hedges	28	—	—	Other (loss) gain, net
Unrealized loss on ineffective cash flow hedge	(55)	—	—	Other (loss) gain, net

15. Noncontrolling Interests

Noncontrolling Interests in Investment Entities

This represents interests in consolidated real estate investment entities held primarily by Co-Investment Funds, which prior to the Combination, were managed by CCLLC or its affiliates, and to a lesser extent, held by unaffiliated third parties. Allocation of net income or loss is generally based upon relative ownership interests held by equity owners in each investment entity, or based upon contractual arrangements that may provide for disproportionate allocation of economic returns among equity interests, including hypothetical liquidation at book value, when applicable and substantive.

Noncontrolling Interests in Operating Company

This represents membership interests in OP held by affiliates and senior executives. A majority of the OP Units held by noncontrolling interests were issued as part of the consideration for the Combination. Noncontrolling interests in OP are attributed a share of net income or loss in OP based on their weighted average ownership interest in OP during the period. At the end of each period, noncontrolling interests in OP is adjusted to reflect their ownership percentage in OP at the end of the period, through a reallocation between controlling and noncontrolling interests in OP, as applicable.

Noncontrolling interests in OP, subject to lock-up agreements, have the right to require OP to redeem part or all of such member’s OP Units for cash based on the market value of an equivalent number of shares of Class A common stock at the time of redemption, or at the Company’s election, through issuance of shares of Class A common stock (registered or unregistered) on a one-for-one basis.

In June 2015, OP issued an additional 412,865 common OP Units to an affiliate, CCM. As discussed in Note 10, the Company issued a $10 million unsecured note to CCM in connection with the acquisition of a portfolio of light industrial real estate assets and operating platform in December 2014. In May 2015, CCM exercised its rights under the note and contributed the note to OP in exchange for OP Units.

16. Earnings per Share

The following table provides the basic and diluted earnings per common share computations:

	Year Ended December 31,
(In thousands, except per share data)	2015	2014	2013
Net income allocated to common stockholders
Net income	$256,036	$159,711	$125,923
Net income attributable to noncontrolling interests:
Investment entities	(86,123)	(36,562)	(24,158)
Operating Company	(19,933)	—	—

Net income attributable to Colony Capital, Inc.	149,980	123,149	101,765
Preferred dividends	(42,569)	(24,870)	(21,420)

Net income attributable to common stockholders	107,411	98,279	80,345
Net income allocated to participating securities (nonvested shares)	(1,237)	(990)	(725)

Net income allocated to common stockholders—basic	106,174	97,289	79,620
Interest expense attributable to convertible notes (1)	—	—	—

Net income allocated to common stockholders—diluted	$106,174	$97,289	$79,620

Weighted average common shares outstanding
Weighted average number of common shares outstanding—basic	110,931	96,694	66,182
Weighted average effect of dilutive shares (2)	—	5	—

Weighted average number of common shares outstanding—diluted	110,931	96,699	66,182

Earnings per share
Basic	$0.96	$1.01	$1.20

Diluted	$0.96	$1.01	$1.20

(1)	For the years ended December 31, 2015, 2014 and 2013, excluded from the calculation of diluted net income per share is the effect of adding back $27.3 million, $23.3 million and $7.6 million, respectively, of interest expense and 24,694,700, 20,784,600 and 6,154,100 weighted average dilutive common share equivalents, respectively, for the assumed conversion of the Convertible Notes, as their inclusion would be antidilutive. Also excluded from the calculation of diluted income per share for the years ended December 31, 2015 and 2014 is the effect of adding back $280,000 and $25,000, respectively, of interest expense and 187,800 and 14,700 weighted average dilutive common share equivalents, respectively, for the assumed repayment of the $10 million unsecured note issued to CCM (see Note 10) in shares of the Company’s common stock as its inclusion would be antidilutive.
(2)	OP Units, subject to lock-up agreements, may be redeemed for registered or unregistered Class A common shares on a one-for-one basis. At December 31, 2015, there were 21,749,000 redeemable OP Units. These OP Units would not be dilutive and were not included in the computation of diluted earnings per share for the year ended December 31, 2015.

For the year ended December 31, 2014, weighted average dilutive shares include the effect of 4,900 shares of common stock issuable to the former Manager for incentive fees incurred for the period.

17. Related Party Transactions

Affiliates include funds and other investment vehicles managed by the Company, directors, senior executives, and employees, and prior to the Combination, the Manager and its affiliates.

Amounts due from and due to affiliates consist of the following:

	December 31,
(In thousands)	2015	2014
Due from Affiliates
Due from funds and unconsolidated joint ventures:
Management fees	$5,734	$—
Other	3,952	—
Due from CCLLC	1,559	—
Due from employees and other affiliated entities	468	—

	$11,713	$—

Due to Affiliates
Contingent consideration	$52,990	$—
Amounts due to the Manager or its affiliates:
Base management fee expense	—	9,173
Secondment reimbursement	—	1,393
Reimbursement of direct and allocated administrative and investment costs	—	1,670

	$52,990	$12,236

Prior to the Combination, the Company was externally managed by an affiliate. Amounts payable to the Manager under this arrangement included:

•	Base management fee of 1.5% per annum of stockholders’ equity, as defined;

•	Incentive fee each quarter, measured based on a core earning metric, as defined in the management agreement, payable in shares of the Company’s common stock;

•	Reimbursement of certain expenditures incurred by the Manager, including allocation of overhead costs; and

•	Cost of employment for the Company’s chief financial officer pursuant to a secondment agreement with an affiliate of the Manager.

Amounts incurred and payable to the Manager or its affiliates for periods prior to the Combination were as follows:

	Year Ended December 31,
(In thousands)	2015	2014	2013
Base management fee expense	$9,165	$32,285	$22,265
Incentive fees	—	464	—
Compensation pursuant to secondment agreement	450	1,778	1,286
Direct and allocated investment-related expenses	366	2,846	1,771
Direct and allocated administrative expenses	1,922	3,301	1,787

	$11,903	$40,674	$27,109

Subsequent to the Combination which closed on April 2, 2015, the Company is internally managed and incurs all costs directly. Additionally, the management and investment personnel of the Manager became employees of the Company. Transactions with affiliates post-Combination include the following:

Management Fee Income—Pursuant to management and advisory agreements, the Company earns base and asset management fee income from managing funds and their respective investments. Base and asset management fees from affiliates, included in fee income, totaled $64.6 million for the year ended December 31, 2015.

Cost Reimbursements— The Company received cost reimbursements for administrative services provided to affiliates, including property management services on behalf of the Company’s investment entities. Cost reimbursements, included in other income, were $4.8 million for the year ended December 31, 2015, of which $0.9 million was receivable at December 31, 2015.

Recoverable Expenses—In the normal course of business, the Company pays certain expenses on behalf of managed-funds, for which the Company recovers from the funds. Such amounts due from funds were $1.1 million at December 31, 2015.

Arrangements with Sponsored Fund—In December 2015, the Company sponsored a fund as general partner and co-invests alongside the Sponsored Fund through joint ventures between the Company and the Sponsored Fund. These co-investment joint ventures are consolidated by the Company. As general partner, the Company has capital commitments directly to the Sponsored Fund and as an affiliate of the general partner, capital commitments satisfied through the co-investment joint ventures. In connection with the Company’s commitments as an affiliate of the general partner, the Company is allocated a proportionate share of the general and administrative costs of the Sponsored Fund. At December 31, 2015, $1.4 million was due from the Sponsored Fund, which included amounts due from the Sponsored Fund to the co-investment joint ventures as well as the Company’s share of costs payable to the Sponsored Fund. Additionally, as permitted by the limited partnership agreement of the Sponsored Fund, the Company made advances to the Sponsored Fund as general partner, which have been repaid as of December 31, 2015, and received $0.3 million of related interest.

Advances—Certain employees are permitted to participate in co-investment vehicles which generally invest in Colony-sponsored funds alongside third party investors. Additionally, the Company grants loans to certain employees in the form of promissory notes bearing interest at the prime rate with varying terms and repayment conditions. At December 31, 2015, outstanding advances were approximately $0.2 million and related interest amounts were immaterial.

Corporate Aircraft—The Company’s corporate aircraft may occasionally be used for business purposes by affiliated entities or for personal use by certain senior executives of the Company. Affiliated entities and senior executives reimburse the Company for their usage based on the incremental cost to the Company of making the aircraft available for such use, and includes direct and indirect variable costs of operating the flights. These reimbursements, included in other income, amounted to approximately $0.4 million for the year ended December 31, 2015, of which $0.1 million was outstanding at December 31, 2015.

Consideration for the Combination—At December 31, 2015, approximately $1.6 million was due from CCLLC in connection with the upfront consideration, while the contingent consideration payable to certain senior executives of the Company was estimated at approximately $53.0 million.

18. Share-Based Compensation

Director Stock Plan

The Company’s 2009 Non-Executive Director Stock Plan (the “Director Stock Plan”) provides for the grant of restricted stock, restricted stock units and other stock-based awards to its non-executive directors. The maximum number of shares of stock reserved under the Director Stock Plan is 100,000. The individual share awards generally vest one year from the date of grant.

Equity Incentive Plan

The 2014 Equity Incentive Plan (the “Equity Incentive Plan”), an amendment and restatement of the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), provides for the grant of options to purchase shares Class A of common stock, share awards (including restricted stock and stock units), stock appreciation rights, performance awards and annual incentive awards, dividend equivalent rights, long-term incentive units, cash and other equity-based awards. Certain named executive officers of the Company, along with other eligible employees, directors as well as service providers are eligible to receive awards under the Equity Incentive Plan. The Company has reserved a total of 2,500,000 additional shares of Class A common stock for issuance pursuant to the Equity Incentive Plan, in addition to (i) the number of shares of Class A common stock available for issuance under the 2011 Plan and (ii) the number of shares of Class A common stock subject to outstanding awards under the 2011 Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares of Class A common stock. The Equity Incentive Plan will expire in 2024 unless earlier terminated by the Company. The share awards granted under the Equity Incentive Plan generally vest over a 3-year period from the date of grant.

Prior to the Combination, stock grants made to the Manager and its employees were considered non-employee awards and were remeasured at fair value at each period end until the awards fully vested, with such costs forming part of management fee expense. Following the Combination, in which the management and investment personnel of the Manager became employed by the Company, these stock grants are treated as equity classified employee awards. The outstanding awards as of the date of closing of the Combination were remeasured at fair value based on the closing price of the Company’s Class A common stock on that date and compensation cost recognized on a straight-line basis over the remaining vesting period of the awards, presented within compensation expense. There were no changes to the existing service requirement or any other terms of the awards, nor new conditions attached to the awards in connection with the Combination.

Stock grants made to non-executive directors of the Company continue to be classified as employee awards. Amortization of stock grants to non-executive directors are included in compensation expense subsequent to the Combination, previously in administrative expense.

Share-based compensation expense recognized was as follows:

	Year Ended December 31,
(In thousands)	2015	2014	2013
Stock grants to the Manager and employees (1)	$13,094	$10,384	$3,998
Stock grants to non-executive directors	620	417	285

	$13,714	$10,801	$4,283

Changes in the Company’s nonvested share awards are summarized below:

	Restricted Stock Grants
	Non-Executive Directors	Manager and Employees (1)	Total	Weighted Average Grant Date Fair Value
Nonvested shares at December 31, 2014	15,234	674,204	689,438	$19.54
Granted	23,226	618,081	641,307	24.42
Vested	(23,532)	(484,947)	(508,479)	20.71
Forfeited	—	(26,432)	(26,432)	26.06

Nonvested shares at December 31, 2015	14,928	780,906	795,834	22.51

(1)	All outstanding stock grants made to the Manager prior to the Combination became employee awards effective April 2, 2015.

Fair value of shares vested was $12.4 million, $6.9 million, and $182,000 for the years ended December 31, 2015, 2014 and 2013, respectively. Fair value of shares vested was determined based on the closing price of the Company’s Class A common stock on respective vesting dates for non-employee awards and on the date of closing of the Combination for employee awards. The weighted average grant-date fair value per share was $24.42, $20.32 and $21.94 for the shares granted during the years ended December 31, 2015, 2014 and 2013, respectively.

As of December 31, 2015, aggregate unrecognized compensation cost related to nonvested restricted stock grants was approximately $10.9 million and is expected to be fully recognized over a weighted-average period of approximately 20 months.

19. Income Taxes

The Company is subject to income tax laws of the various jurisdictions in which it operates, including U.S. federal, state and local and non-U.S. jurisdictions, primarily in Europe. Our current primary sources of income subject to tax are income from loan resolutions in some of our loan portfolios, income from our interests in asset management companies which manage some of our loan portfolios, hotel operations from our real estate equity portfolio and fee income from our investment management business.

Income Tax (Benefit) Expense

	Year Ended December 31,
(In thousands)	2015	2014	2013
Current
Federal	$451	$1,339	$1,470
State and local	397	369	671
Foreign	1,469	—	—

Total current tax expense	2,317	1,708	2,141

Deferred
Federal	(10,428)	(3,307)	(1,115)
State and local	(1,219)	(800)	(367)
Foreign	34	—	—

Total deferred tax benefit	(11,613)	(4,107)	(1,482)

Total income tax (benefit) expense	$(9,296)	$(2,399)	$659

Deferred Income Tax Assets and Liabilities

The components of deferred tax assets and deferred tax liabilities arising from temporary differences are as follows:

	December 31,
(In thousands)	2015	2014
Deferred tax assets
Net operating loss carry forwards	$9,814	$1,695
Stock-based compensation	2,890	—
Investment in partnerships	843	5,018
Other	2,262	—

Total deferred tax assets	15,809	6,713

Deferred tax liabilities
Intangible assets from Combination	28,875	—
Gain from remeasurement of consolidated investment entities, net	3,237	—
Assumption of tax basis from real estate acquisition (Note 6)	26,880	—
Other	1,504	245

Total deferred tax liabilities	60,496	245

Net deferred tax (liability) asset	$(44,687)	$6,468

Net operating loss carryforwards recognized in income tax (benefit) expense for the years ended December 31, 2015, 2014 and 2013 were $8.1 million, $0.3 million and $1.4 million, respectively. Estimated future taxable income is expected to be sufficient to utilize the net operating loss carryforwards prior to their expiration between 2030 and 2035.

As of December 31, 2015 and 2014, the Company has assessed that it is more likely than not that the benefits of its deferred tax assets will be realized and therefore, no valuation allowance was necessary.

Effective Income Tax

The Company’s income tax benefit varied from the amount computed by applying the statutory income tax rate to net income before income taxes. A reconciliation of the statutory U.S. income tax to the Company’s effective income tax is presented as follows:

	Year Ended December 31,
	2015		2014		2013
(Amounts in thousands)	Amount	Tax Rate	Amount	Tax Rate	Amount	Tax Rate
Income before income taxes	$246,740		$157,312		$126,582
Pre-tax income attributable to pass-through subsidiaries	(277,902)		(163,058)		(124,753)

Pre-tax loss attributable to taxable subsidiaries	(31,162)		(5,746)		1,829

Federal tax benefit at statutory tax rate	(10,907)	35.0%	(2,011)	35.0%	640	35.0%
State and local income taxes, net of federal income tax benefit	(884)	2.8%	(295)	5.1%	122	6.7%
Other	398	-1.3%	(566)	9.9%	(144)	-7.9%

Income tax benefit—taxable REIT subsidiaries	(11,393)	36.5%	(2,872)	50.0%	618	33.8%

Taxes reflected in pre-tax income attributable to pass-through subsidiaries:
Current and deferred foreign taxes	1,594		—		—
Current excess inclusion income tax	203		480		—
State and local taxes	175		(54)		(39)
Other taxes	125		47		80

Total income tax (benefit) expense	$(9,296)		$(2,399)		$659

20. Commitments and Contingencies

Investment Commitments

Investments in Unconsolidated Joint Ventures—Pursuant to the operating agreements of certain unconsolidated joint ventures, the joint venture partners may be required to fund additional amounts for future investments, unfunded lending commitments, ordinary operating costs, guaranties or commitments of the joint ventures. As of December 31, 2015, the Company’s share of those commitments was $57.4 million.

Consolidated Real Estate Debt Investments—The Company has lending commitments to borrowers pursuant to certain loan agreements in which the borrower may submit a request for funding based on the achievement of certain criteria, which must be approved by the Company as lender, such as leasing, performance of capital expenditures and construction in progress with an approved budget. As of December 31, 2015, total unfunded lending commitments was $455.9 million, of which the Company’s share was $270.4 million, net of amounts attributable to noncontrolling interests.

Consolidated Real Estate Equity Investments—As of December 31, 2015, the Company, through a wholly-owned real estate equity investment entity, had a $34.0 million commitment to acquire an operating property upon completion of construction, which is being undertaken as a build-to-suit for a tenant which has signed a long term triple net lease.

In connection with the Company’s acquisition of a light industrial portfolio and operating platform in December 2014, the Company, together with 38% third-party limited partners, may be required to fund additional amounts for future real estate acquisitions and operating costs through ColFin Industrial Partnership, as directed by the general partner of this entity, which is a controlled affiliate of the Company. As of December 31, 2015, the unfunded commitment to ColFin Industrial Partnership was $163.2 million, representing $101.9 million for the Company and $61.3 million for the limited partners.

Sponsored Fund Commitments—In December 2015, the Company, through wholly-owned subsidiaries of OP, held a closing of a global real estate credit fund (the “Global Credit Fund”) with total callable capital commitments of $688.6 million, inclusive of capital commitment by certain wholly-owned subsidiaries of the OP. The Company’s co-investment activities alongside the Global Credit Fund is conducted through joint ventures between the Company and the Global Credit Fund. As of December 31, 2015, the Company committed capital of $1.0 million as general partner to be funded directly into the Global Credit Fund and an additional $136.7 million as an affiliate of the general partner (“GP Affiliate”), which commitments can be satisfied by funding certain joint ventures between the Company and the Global Credit Fund. At December 31, 2015, the Company has unfunded commitments of $0.7 million as general partner and $92.8 million as GP Affiliate. In subsequent closings, the Company’s cumulative capital commitments to the Global Credit Fund will be determined as the lower of $500.0 million or 20% of total capital commitments.

Lease Commitments

Ground Leases—In connection with real estate acquisitions, the Company assumed certain noncancelable operating ground leases as lessee or sublessee with expiration dates through year 3000. Many ground leases require only nominal annual payments and are excluded from the table below. Certain leases require contingent rent payments based on a percentage of gross rental receipts, net of operating expenses, as defined in the lease. For the years ended December 31, 2015 and 2014, ground rent expense was $0.3 million and $0.1 million, respectively, including contingent rent. There was no ground rent expense for the year ended December 31, 2013. Rents paid under the ground leases are recoverable from tenants.

Office Leases—The Company leases office space under noncancellable operating leases with expiration dates through 2025. The lease agreements provide for payment of various operating expenses, with certain operating costs incurred by the landlord subject to escalation clauses. Rent expense in connection with leases of office space for the year ended December 31, 2015 was $4.3 million, included in administrative expenses. Prior to the Combination on April 2, 2015, such administrative cost was incurred directly by the Manager.

As of December 31, 2015, future minimum rental payments on noncancellable operating ground leases and office leases were as follows:

(In thousands)	Ground Leases	Office Leases
Year Ending December 31,
2016	$414	$4,808
2017	414	4,216
2018	414	3,270
2019	414	1,963
2020	425	1,690
2021 and after	31,292	7,078

Total	$33,373	$23,025

Contingent Consideration

The consideration for the Combination included a contingent portion payable in shares of Class A and Class B common stock as well as OP Units, subject to multi-year performance targets. At December 31, 2015, the estimated fair value of the contingent consideration was $53.0 million, as discussed in Note 13.

Litigation

The Company may be involved in litigations and claims in the ordinary course of business. As of December 31, 2015, the Company was not involved in any material legal proceedings.

21. Segment Information

The Company conducts its business through the following reportable segments:

Real Estate Equity

•	Light industrial real estate assets and operating platform;

•	Single-family residential rentals through an investment in CAH, now Colony Starwood Homes (Note 22);

•	Other real estate equity investments;

Real Estate Debt

•	Loan originations and acquisitions; and

Investment Management

•	Investment management of Company-sponsored funds and other investment vehicles.

The Company’s acquisition of a portfolio of light industrial real estate properties and associated operating platform in December 2014 represented a new segment, Light Industrial Platform, within its real estate equity business.

Following the closing of the Combination on April 2, 2015, the acquired investment management business formed a new segment, Investment Management. Additionally, costs previously borne and allocated by its Manager are now incurred directly by the Company and certain assets held by the Manager were transferred to the Company as part of the Combination.

Amounts not allocated to specific segments include corporate level cash and corresponding interest income, fixed assets, corporate level financing and related interest expense, income and expense in relation to cost reimbursement arrangements with affiliates, costs in connection with unconsummated deals, compensation expense not directly attributable to other segments, corporate level administrative and overhead costs, contingent consideration in connection with the Combination, as well as non-real estate investments and related revenues and expenses.

The chief operating decision maker assesses the performance of the business based on net income (loss) of each of the reportable segments, after attribution to noncontrolling interests at segment level, where applicable. The various real estate equity, real estate debt and investment management segments represent distinct revenue streams to the Company, consisting of property operating income, interest income and fee income, respectively. Costs which are directly attributable, or otherwise can be subjected to a reasonable and systematic allocation, have been allocated to each of the reportable segments.

The following tables present the operating results of the Company’s reportable segments:

	Real Estate Equity
(In thousands)	Light Industrial Platform	Single- Family Residential Rentals	Other	Real Estate Debt	Investment Management	Amounts Not Allocated to Segments	Total
Year Ended December 31, 2015
Income:
Interest income	$7	$—	$16	$417,149	$—	$133	$417,305
Property operating income	161,863	—	134,043	3,965	—	—	299,871
Equity in (loss) income of unconsolidated joint ventures	—	(14,787)	18,272	46,596	(1,675)	(801)	47,605
Fee income	—	—	—	219	65,594	—	65,813
Other income	670	—	59	5,856	—	4,797	11,382

Total income (loss)	162,540	(14,787)	152,390	473,785	63,919	4,129	841,976

Expenses:
Management fees	—	—	—	—	—	15,062	15,062
Transaction, investment and servicing costs	4,038	—	22,432	19,273	—	16,514	62,257
Interest expense	37,338	—	19,441	31,549	—	44,766	133,094
Property operating expenses	54,581	—	58,035	5,097	—	—	117,713
Depreciation and amortization	82,447	—	38,452	252	16,498	3,328	140,977
Provision for loan losses	—	—	—	37,475	—	—	37,475
Impairment loss	450	—	4,539	2,100	4,103	—	11,192
Compensation expense	3,633	—	2,021	11,582	33,021	34,249	84,506
Administrative expenses	1,631	—	2,008	4,939	1,983	27,677	38,238

Total expenses	184,118	—	146,928	112,267	55,605	141,596	640,514

Gain on sale of real estate assets, net	108	—	6,970	1,876	—	8	8,962
Gain on remeasurement of consolidated investment entities, net	—	—	10,223	31,263	—	—	41,486
Other (loss) gain, net	(192)	—	1,613	(23,361)	(19)	16,789	(5,170)
Income tax benefit (expense)	484	—	(3,372)	(424)	12,658	(50)	9,296

Net (loss) income	(21,178)	(14,787)	20,896	370,872	20,953	(120,720)	256,036
Net (loss) income attributable to noncontrolling interests:
Investment entities	(10,460)	—	(7,384)	103,983	—	(16)	86,123
Operating Company	(1,158)	(1,754)	3,554	34,075	3,378	(18,162)	19,933

Net (loss) income attributable to Colony Capital, Inc.	$(9,560)	$(13,033)	$24,726	$232,814	$17,575	$(102,542)	$149,980

	Real Estate Equity				Amounts Not Allocated to Segments
(In thousands)	Light Industrial Platform	Single- Family Residential Rentals	Other	Real Estate Debt		Total
Year Ended December 31, 2014
Income:
Interest income	$—	$—	$—	$204,054	$307	$204,361
Property operating income	5,365	—	15,597	—	—	20,962
Equity in (loss) income of unconsolidated joint ventures	—	(15,901)	3,235	86,495	—	73,829
Other income	—	—	—	908	589	1,497

Total income (loss)	5,365	(15,901)	18,832	291,457	896	300,649

Expenses:
Management fees	—	—	—	—	43,133	43,133
Transaction, investment and servicing costs	7,754	—	245	8,430	10,478	26,907
Interest expense	1,321	—	4,355	14,199	28,490	48,365
Property operating expenses	1,544	—	4,019	—	—	5,563
Depreciation and amortization	3,391	—	5,786	—	—	9,177
Compensation expense	—	—	—	—	2,468	2,468
Administrative expenses	—	—	—	577	8,363	8,940

Total expenses	14,010	—	14,405	23,206	92,932	144,553

Other (loss) gain, net	(22)	—	—	165	1,073	1,216
Income tax benefit (expense) (1)	—	—	3,435	(698)	(338)	2,399

Net (loss) income	(8,667)	(15,901)	7,862	267,718	(91,301)	159,711
Net (loss) income attributable to noncontrolling interests—Investment entities	(3,143)	—	2,022	37,683	—	36,562

Net (loss) income attributable to Colony Capital, Inc.	$(5,524)	$(15,901)	$5,840	$230,035	$(91,301)	$123,149

	Real Estate Equity			Amounts Not Allocated to Segments
(In thousands)	Single- Family Residential Rentals	Other	Real Estate Debt		Total
Year Ended December 31, 2013
Income:
Interest income	$—	$—	$80,753	$282	$81,035
Property operating income	—	789	—	—	789
Equity in (loss) income of unconsolidated joint ventures	(8,013)	19,168	89,553	—	100,708
Other income	—	—	1,267	—	1,267

Total (loss) income	(8,013)	19,957	171,573	282	183,799

Expenses:
Management fees	—	—	—	26,263	26,263
Transaction, investment and servicing costs	—	623	3,457	955	5,035
Interest expense	—	227	5,295	13,316	18,838
Property operating expenses	—	197	—	—	197
Depreciation and amortization	—	310	—	—	310
Compensation expense	—	—	—	1,756	1,756
Administrative expenses	—	—	178	5,614	5,792

Total expenses	—	1,357	8,930	47,904	58,191

Other gain, net	—	—	974	—	974
Income tax benefit (expense) (1)	—	916	(1,216)	(359)	(659)

Net (loss) income	(8,013)	19,516	162,401	(47,981)	125,923
Net income attributable to noncontrolling interests—Investment entities	—	1,266	22,892	—	24,158

Net (loss) income attributable to Colony Capital, Inc.	$(8,013)	$18,250	$139,509	$(47,981)	$101,765

(1)	Beginning in 2015, income tax benefit (expense) related to specific investments within each segment has been allocated to the respective segments, including 2014 and 2013 which were previously unallocated.

Total assets and equity method investments of each of segment are summarized as follows.

	December 31, 2015		December 31, 2014
(In thousands)	Segment Assets	Equity Method Investments	Segment Assets (1)	Equity Method Investments
Light industrial platform	$1,926,002	$—	$1,672,963	$—
Single-family residential rentals	394,783	394,783	494,613	494,613
Other real estate equity	2,094,794	295,221	558,187	393,813
Real estate debt	4,734,547	114,350	3,011,805	758,551
Investment management	798,213	9,794	—	—
Amounts not allocated to segments	90,971	10,449	87,881	—

Total	$10,039,310	$824,597	$5,825,449	$1,646,977

(1)	Beginning in 2015, the Company allocated cash and other assets held within investment holding entities that previously had not been allocated to segments. The impact of this change was an additional allocation of $63.4 million to segment assets at December 31, 2014, made up primarily of cash balances that can be directly attributed to the respective segments.

22. Subsequent Events

On January 5, 2016, pursuant to a merger agreement in September 2015, CAH and Starwood Waypoint Residential Trust (“SWAY”) completed a merger of the two companies into Colony Starwood Homes, in a stock-for-stock transaction. Colony Starwood Homes continue to trade on the New York Stock Exchange under the ticker symbol “SFR.” Upon completion of the merger, based on each company’s net asset value, existing SWAY shareholders and the former owner of the SWAY manager own approximately 41% of the shares of the combined company, while former CAH shareholders own approximately 59%. We received approximately 15.1 million shares of Colony Starwood Homes, representing 13.8% of the combined company. Our shares of Colony Starwood Homes are subject to lock-up for up to nine months after the closing of the merger. Immediately prior to completion of the merger, CAH effected an internal reorganization to exclude CAH’s residential specialty finance company, Colony American Finance, LLC (“CAF”), from the merger. As a result of the reorganization, we retained our 19% ownership interest in CAF.

COLONY CAPITAL, INC.

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2015

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Campus, Glion sur Montreux, Switzerland	Education	$42,948	$7,417	$47,757	$—	$7,417	$47,757	$55,174	$1,249	$53,925	1/30/15
Campus, Bluche, Switzerland	Education	77,999	9,946	88,520	—	9,946	88,520	98,466	2,170	96,296	1/13/15
Florence, AL	Hotel	1,516	402	1,361	—	402	1,361	1,763	113	1,650	4/2/15
Jasper, AL	Hotel	3,129	419	3,197	—	419	3,197	3,616	163	3,453	4/2/15
Scottsbor, AL	Hotel	2,113	250	2,171	—	250	2,171	2,421	85	2,336	4/2/15
Sylacauga, AL	Hotel	2,604	846	2,058	—	846	2,058	2,904	96	2,808	4/2/15
Trussvill, AL	Hotel	2,264	354	2,284	—	354	2,284	2,638	144	2,494	4/2/15
Tuscaloosa, AL	Hotel	2,784	320	2,918	—	320	2,918	3,238	159	3,079	4/2/15
Crestvie, FL	Hotel	2,377	371	2,400	—	371	2,400	2,771	153	2,618	4/2/15
Lake City, FL	Hotel	2,306	570	2,090	—	570	2,090	2,660	146	2,514	4/2/15
Palm Ba, FL	Hotel	2,588	665	2,310	—	665	2,310	2,975	157	2,818	4/2/15
Albany, GA	Hotel	2,252	299	2,330	—	299	2,330	2,629	143	2,486	4/2/15
Americus, GA	Hotel	2,237	375	2,240	—	375	2,240	2,615	154	2,461	4/2/15
Bainbridge, GA	Hotel	1,528	310	1,459	—	310	1,459	1,769	95	1,674	4/2/15
Carrollton, GA	Hotel	2,773	457	2,718	—	457	2,718	3,175	126	3,049	4/2/15
Newnan, GA	Hotel	2,760	627	2,503	—	627	2,503	3,130	118	3,012	4/2/15
Peoria, IL	Hotel	4,783	1,242	4,209	—	1,242	4,209	5,451	249	5,202	4/2/15
Indy Castleton, IN	Hotel	3,133	1,012	2,503	—	1,012	2,503	3,515	133	3,382	4/2/15
South Bend, IN	Hotel	4,624	688	4,705	—	688	4,705	5,393	295	5,098	4/2/15
Richmond, KY	Hotel	3,207	353	3,403	—	353	3,403	3,756	206	3,550	4/2/15
West Monroe, LA	Hotel	5,270	823	5,362	—	823	5,362	6,185	378	5,807	4/2/15
Eden, NC	Hotel	1,912	207	2,025	—	207	2,025	2,232	115	2,117	4/2/15
Forest City, NC	Hotel	2,817	426	2,811	—	426	2,811	3,237	136	3,101	4/2/15
Wilmington, NC	Hotel	2,438	731	2,046	—	731	2,046	2,777	136	2,641	4/2/15
Cheraw, SC	Hotel	3,199	394	3,320	—	394	3,320	3,714	178	3,536	4/2/15
Gaffney, SC	Hotel	2,100	307	2,137	—	307	2,137	2,444	129	2,315	4/2/15
Georgetown, SC	Hotel	2,604	637	2,329	—	637	2,329	2,966	128	2,838	4/2/15
Greenwood, SC	Hotel	2,327	456	2,231	—	456	2,231	2,687	137	2,550	4/2/15
Lancaster, SC	Hotel	1,812	309	1,817	—	309	1,817	2,126	133	1,993	4/2/15
Seneca, SC	Hotel	2,336	342	2,382	—	342	2,382	2,724	149	2,575	4/2/15
Cleveland, TN	Hotel	2,069	365	2,076	—	365	2,076	2,441	167	2,274	4/2/15
Columbi, TN	Hotel	4,059	563	4,146	—	563	4,146	4,709	232	4,477	4/2/15
Decher, TN	Hotel	1,657	583	1,283	—	583	1,283	1,866	83	1,783	4/2/15
Gallatin, TN	Hotel	3,194	382	3,351	—	382	3,351	3,733	201	3,532	4/2/15
Greeneville, TN	Hotel	2,220	390	2,191	—	390	2,191	2,581	140	2,441	4/2/15
Harrisonburg, VA	Hotel	2,529	404	2,531	—	404	2,531	2,935	151	2,784	4/2/15

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Martinsville, VA	Hotel	2,479	231	2,665	—	231	2,665	2,896	147	2,749	4/2/15
North 48th Ave. 1—Phoenix, AZ	Industrial	2,413	1,133	2,508	40	1,133	2,548	3,681	117	3,564	12/18/14
North 48th Ave. 2—Phoenix, AZ	Industrial	350	209	373	17	209	390	599	16	583	12/18/14
North 48th Ave. 3—Phoenix, AZ	Industrial	2,378	1,133	2,248	354	1,133	2,602	3,735	207	3,528	12/18/14
North 48th Ave. 4—Phoenix, AZ	Industrial	666	291	747	10	291	757	1,048	31	1,017	12/18/14
North 48th Ave. 5—Phoenix, AZ	Industrial	523	240	633	22	240	655	895	26	869	12/18/14
Granite Commerce Center—Phoenix, AZ	Industrial	—	4,469	26,429	53	4,469	26,482	30,951	100	30,851	11/5/15
Lincoln Commerce Park—Phoenix, AZ	Industrial	4,900	3,555	31,802	—	3,555	31,802	35,357	39	35,318	12/11/15
South 15th—Phoenix, AZ	Industrial	7,220	1,668	6,891	—	1,668	6,891	8,559	231	8,328	12/18/14
South 48th Ave.—Phoenix, AZ	Industrial	2,492	1,196	2,642	14	1,196	2,656	3,852	116	3,736	12/18/14
South Palo Verde—Phoenix, AZ	Industrial	5,605	1,193	6,277	—	1,193	6,277	7,470	258	7,212	12/18/14
West Fairmont—Phoenix, AZ	Industrial	1,474	439	1,904	63	439	1,967	2,406	87	2,319	12/18/14
Mission Business Park—Tolleson, AZ	Industrial	17,800	2,036	15,120	—	2,036	15,120	17,156	21	17,135	12/16/15
Denver Business Center—Denver, CO	Industrial	4,129	1,342	5,610	—	1,342	5,610	6,952	209	6,743	12/18/14
Denver Business Center #5—Denver, CO	Industrial	9,560	2,227	11,761	—	2,227	11,761	13,988	411	13,577	12/18/14
East 51st Avenue—Denver, CO	Industrial	3,257	946	3,580	—	946	3,580	4,526	133	4,393	12/18/14
Moline Distribution Center—Denver, CO	Industrial	4,016	1,045	4,039	14	1,045	4,053	5,098	153	4,945	12/18/14
Moncrieff Distribution Center—Denver, CO	Industrial	6,072	1,501	6,674	—	1,501	6,674	8,175	237	7,938	12/18/14
Odessa Way—Denver, CO	Industrial	5,535	1,477	5,653	—	1,477	5,653	7,130	231	6,899	12/18/14
West 53rd Place—Denver, CO	Industrial	7,774	2,161	7,748	205	2,161	7,953	10,114	305	9,809	12/18/14
West Evans—Denver, CO	Industrial	3,488	657	3,826	—	657	3,826	4,483	136	4,347	12/18/14
Chancellor Drive—Orlando, FL	Industrial	8,473	2,166	10,016	—	2,166	10,016	12,182	403	11,779	12/18/14
Kingspointe Parkway—Orlando, FL	Industrial	7,475	2,148	8,578	—	2,148	8,578	10,726	394	10,332	12/18/14
La Quinta Drive—Orlando, FL	Industrial	5,177	1,811	6,678	59	1,811	6,737	8,548	278	8,270	12/18/14
123rd Circle North—Tampa, FL	Industrial	3,982	370	4,378	56	370	4,434	4,804	144	4,660	12/18/14
Corporex Drive—Tampa, FL	Industrial	4,526	968	4,993	24	968	5,017	5,985	239	5,746	12/18/14
Eastgate Distribution Center—Tampa, FL	Industrial	9,622	1,396	11,268	119	1,396	11,387	12,783	440	12,343	12/18/14
New Tampa Commerce Center—Tampa, FL	Industrial	11,768	1,544	11,499	31	1,544	11,530	13,074	552	12,522	12/18/14
Shiloh Road 1—Alpharetta, GA	Industrial	102	626	4,765	—	626	4,765	5,391	93	5,298	7/15/15
Shiloh Road 2—Alpharetta, GA	Industrial	137	614	6,655	—	614	6,655	7,269	128	7,141	7/15/15
Shiloh Road 3—Alpharetta, GA	Industrial	141	615	6,894	—	615	6,894	7,509	124	7,385	7/15/15
Shiloh Road 4—Alpharetta, GA	Industrial	157	772	7,547	—	772	7,547	8,319	130	8,189	7/15/15
Shiloh Road 5—Alpharetta, GA	Industrial	213	952	10,364	—	952	10,364	11,316	181	11,135	7/15/15
Shiloh Road 6—Alpharetta, GA	Industrial	133	693	6,364	—	693	6,364	7,057	127	6,930	7/15/15
Shiloh Road 7—Alpharetta, GA	Industrial	147	910	6,892	—	910	6,892	7,802	124	7,678	7/15/15
Atlanta Industrial Parkway 1—Atlanta, GA	Industrial	810	331	988	—	331	988	1,319	49	1,270	12/18/14
Atlanta Industrial Parkway 2—Atlanta, GA	Industrial	2,335	758	2,037	—	758	2,037	2,795	104	2,691	12/18/14
Atlanta Industrial Parkway 3—Atlanta, GA	Industrial	353	263	325	50	263	375	638	25	613	12/18/14
Atlanta Industrial Parkway 4—Atlanta, GA	Industrial	2,865	886	3,249	—	886	3,249	4,135	150	3,985	12/18/14
Atlanta Industrial Parkway 5—Atlanta, GA	Industrial	2,114	769	3,057	43	769	3,100	3,869	133	3,736	12/18/14

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Atwater Court 1—Atlanta, GA	Industrial	2,527	625	3,444	—	625	3,444	4,069	165	3,904	12/18/14
Atwater Court 2—Atlanta, GA	Industrial	1,978	485	2,367	—	485	2,367	2,852	115	2,737	12/18/14
Boatrock Blvd 1—Atlanta, GA	Industrial	1,364	424	1,744	77	424	1,821	2,245	66	2,179	12/18/14
Boatrock Blvd 2—Atlanta, GA	Industrial	707	260	796	—	260	796	1,056	35	1,021	12/18/14
Boatrock Blvd 3—Atlanta, GA	Industrial	667	205	689	30	205	719	924	30	894	12/18/14
Brook Hollow Distribution Center—Atlanta, GA	Industrial	10,141	1,858	13,768	121	1,858	13,889	15,747	533	15,214	12/18/14
Buford Highway—Atlanta, GA	Industrial	7,095	1,208	9,274	182	1,208	9,456	10,664	336	10,328	12/18/14
Button Gwinnett—Atlanta, GA	Industrial	6,282	1,128	8,628	20	1,128	8,648	9,776	321	9,455	12/18/14
Cedars Road—Atlanta, GA	Industrial	5,776	1,212	5,833	—	1,212	5,833	7,045	253	6,792	12/18/14
Cobb Parkway—Atlanta, GA	Industrial	5,408	815	6,187	—	815	6,187	7,002	273	6,729	12/18/14
Commerce Drive 1—Atlanta, GA	Industrial	2,371	467	3,077	—	467	3,077	3,544	143	3,401	12/18/14
Commerce Drive 2—Atlanta, GA	Industrial	2,412	402	3,084	25	402	3,109	3,511	129	3,382	12/18/14
Commerce Drive 3—Atlanta, GA	Industrial	2,327	529	2,849	—	529	2,849	3,378	123	3,255	12/18/14
Commerce Park—Atlanta, GA	Industrial	3,137	309	3,670	—	309	3,670	3,979	124	3,855	12/18/14
Commerce Way—Atlanta, GA	Industrial	2,093	309	2,878	25	309	2,903	3,212	102	3,110	12/18/14
Corporate Drive 2—Atlanta, GA	Industrial	3,292	366	4,447	37	366	4,484	4,850	167	4,683	12/18/14
Delk Road—Atlanta, GA	Industrial	2,367	264	2,598	11	264	2,609	2,873	100	2,773	12/18/14
Frederick Drive—Atlanta, GA	Industrial	1,645	695	1,783	59	695	1,842	2,537	85	2,452	12/18/14
Fulton—Atlanta, GA	Industrial	1,211	584	1,341	18	584	1,359	1,943	59	1,884	12/18/14
Great Southwest Pkwy 4—Atlanta, GA	Industrial	620	276	400	—	276	400	676	24	652	12/18/14
Great Southwest Pkwy 5—Atlanta, GA	Industrial	688	188	975	—	188	975	1,163	41	1,122	12/18/14
Hamilton Mill Business Center—Atlanta, GA	Industrial	6,099	1,002	8,629	—	1,002	8,629	9,631	310	9,321	12/18/14
Interstate West Parkway—Atlanta, GA	Industrial	2,259	700	3,217	29	700	3,246	3,946	137	3,809	12/18/14
Loyola Drive—Atlanta, GA	Industrial	1,438	533	2,018	—	533	2,018	2,551	91	2,460	12/18/14
Meadows at Bluegrass X—Atlanta, GA	Industrial	—	784	9,036	—	784	9,036	9,820	60	9,760	10/6/15
Meca Way—Atlanta, GA	Industrial	2,730	420	3,536	—	420	3,536	3,956	119	3,837	12/18/14
Northwest Pkwy 1—Atlanta, GA	Industrial	2,026	281	3,099	56	281	3,155	3,436	124	3,312	12/18/14
Northwest Pkwy 2—Atlanta, GA	Industrial	3,547	437	5,445	—	437	5,445	5,882	201	5,681	12/18/14
Oakbrook 1—Atlanta, GA	Industrial	2,938	502	3,028	—	502	3,028	3,530	137	3,393	12/18/14
Oakbrook 2—Atlanta, GA	Industrial	2,613	468	2,886	38	468	2,924	3,392	122	3,270	12/18/14
Oakbrook 3—Atlanta, GA	Industrial	2,366	529	3,134	111	529	3,245	3,774	136	3,638	12/18/14
Oakbrook 4—Atlanta, GA	Industrial	4,848	684	5,310	73	684	5,383	6,067	205	5,862	12/18/14
Oakbrook Summit—Atlanta, GA	Industrial	10,398	1,443	12,267	155	1,443	12,422	13,865	493	13,372	12/18/14
Old Peachtree Road—Atlanta, GA	Industrial	2,916	611	3,535	—	611	3,535	4,146	161	3,985	12/18/14
Peachtree Business Center—Atlanta, GA	Industrial	11,471	1,472	14,312	266	1,472	14,578	16,050	520	15,530	12/18/14
Phillip Lee Drive—Atlanta, GA	Industrial	2,284	700	3,072	—	700	3,072	3,772	119	3,653	12/18/14
Pickens—Atlanta, GA	Industrial	3,225	452	4,688	64	452	4,752	5,204	168	5,036	12/18/14
Progress Center—Atlanta, GA	Industrial	4,946	1,119	5,203	29	1,119	5,232	6,351	221	6,130	12/18/14
Satellite 1—Atlanta, GA	Industrial	6,122	1,338	7,492	—	1,338	7,492	8,830	313	8,517	12/18/14
Satellite 2—Atlanta, GA	Industrial	6,476	1,179	7,720	—	1,179	7,720	8,899	295	8,604	12/18/14

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Satellite 3—Atlanta, GA	Industrial	4,431	651	4,526	37	651	4,563	5,214	203	5,011	12/18/14
Satellite 4—Atlanta, GA	Industrial	5,240	799	6,505	26	799	6,531	7,330	268	7,062	12/18/14
Satellite 5—Atlanta, GA	Industrial	4,845	1,571	6,898	100	1,571	6,998	8,569	332	8,237	12/18/14
Shackleford Road—Atlanta, GA	Industrial	4,169	668	4,607	—	668	4,607	5,275	170	5,105	12/18/14
Shawnee Industrial Way 1—Atlanta, GA	Industrial	8,201	1,239	10,789	490	1,239	11,279	12,518	386	12,132	12/18/14
Shawnee Industrial Way 2—Atlanta, GA	Industrial	8,432	1,382	8,202	74	1,382	8,276	9,658	305	9,353	12/18/14
Shawnee Ridge 1—Atlanta, GA	Industrial	4,129	893	5,320	12	893	5,332	6,225	218	6,007	12/18/14
Shawnee Ridge 2—Atlanta, GA	Industrial	11,740	2,749	18,011	—	2,749	18,011	20,760	709	20,051	12/18/14
Summit Ridge 1—Atlanta, GA	Industrial	5,283	1,437	6,439	—	1,437	6,439	7,876	299	7,577	12/18/14
Summit Ridge 2—Atlanta, GA	Industrial	6,789	1,144	6,682	—	1,144	6,682	7,826	252	7,574	12/18/14
Summit Ridge 3—Atlanta, GA	Industrial	3,217	659	4,155	91	659	4,246	4,905	167	4,738	12/18/14
Tradeport I—Atlanta, GA	Industrial	5,280	1,059	6,317	—	1,059	6,317	7,376	296	7,080	12/18/14
Tradeport II—Atlanta, GA	Industrial	8,406	765	9,922	34	765	9,956	10,721	317	10,404	12/18/14
Transwest Industrial Park—Atlanta, GA	Industrial	8,932	2,687	13,189	118	2,687	13,307	15,994	560	15,434	12/18/14
Troon Circle 1—Atlanta, GA	Industrial	3,839	877	5,281	—	877	5,281	6,158	208	5,950	12/18/14
Troon Circle 2—Atlanta, GA	Industrial	3,845	729	5,022	—	729	5,022	5,751	200	5,551	12/18/14
Troon Circle 3—Atlanta, GA	Industrial	4,097	859	5,309	—	859	5,309	6,168	201	5,967	12/18/14
Troon Circle 4—Atlanta, GA	Industrial	5,065	992	6,533	233	992	6,766	7,758	262	7,496	12/18/14
122nd Street—Chicago, IL	Industrial	2,474	1,213	2,786	—	1,213	2,786	3,999	127	3,872	12/18/14
171st Street—Chicago, IL	Industrial	1,995	1,113	1,162	24	1,113	1,186	2,299	94	2,205	12/18/14
Armory 1—Chicago, IL	Industrial	2,013	835	1,052	87	835	1,139	1,974	77	1,897	12/18/14
Armory 2—Chicago, IL	Industrial	828	614	1,036	83	614	1,119	1,733	73	1,660	12/18/14
Austin Avenue—Chicago, IL	Industrial	3,312	1,431	2,194	256	1,431	2,450	3,881	146	3,735	12/18/14
Corporate Drive 1—Chicago, IL	Industrial	3,103	730	3,667	—	730	3,667	4,397	221	4,176	12/18/14
Crosslink—Chicago, IL	Industrial	9,644	1,531	9,267	—	1,531	9,267	10,798	381	10,417	12/18/14
Crystal Lake 1—Chicago, IL	Industrial	4,873	1,908	7,281	24	1,908	7,305	9,213	294	8,919	12/18/14
Crystal Lake 2—Chicago, IL	Industrial	5,126	1,501	6,012	24	1,501	6,036	7,537	245	7,292	12/18/14
Crystal Lake 3—Chicago, IL	Industrial	5,334	1,622	6,994	—	1,622	6,994	8,616	320	8,296	12/18/14
Crystal Lake 4—Chicago, IL	Industrial	5,735	1,525	5,749	—	1,525	5,749	7,274	250	7,024	12/18/14
East North Avenue—Chicago, IL	Industrial	2,608	879	2,248	—	879	2,248	3,127	120	3,007	12/18/14
Exchange Avenue—Chicago, IL	Industrial	10,815	2,977	5,501	11	2,977	5,512	8,489	544	7,945	12/18/14
Fenton—Chicago, IL	Industrial	5,237	1,217	6,047	12	1,217	6,059	7,276	222	7,054	12/18/14
Frontenac 1—Chicago, IL	Industrial	3,322	784	3,490	—	784	3,490	4,274	139	4,135	12/18/14
Frontenac 2—Chicago, IL	Industrial	1,408	401	1,419	—	401	1,419	1,820	60	1,760	12/18/14
Glen Ellyn—Chicago, IL	Industrial	3,149	1,035	2,656	47	1,035	2,703	3,738	125	3,613	12/18/14
Hammond—Chicago, IL	Industrial	1,841	776	1,492	13	776	1,505	2,281	88	2,193	12/18/14
Harvester Road—Chicago, IL	Industrial	6,097	2,260	5,477	23	2,260	5,500	7,760	256	7,504	12/18/14
Industrial Drive—Chicago, IL	Industrial	5,664	1,102	6,848	—	1,102	6,848	7,950	244	7,706	12/18/14
Kingsland Drive—Chicago, IL	Industrial	2,913	1,489	2,506	19	1,489	2,525	4,014	178	3,836	12/18/14
Kirk Road—Chicago, IL	Industrial	3,608	1,787	4,062	—	1,787	4,062	5,849	232	5,617	12/18/14

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Lunt Avenue—Chicago, IL	Industrial	1,863	563	1,887	49	563	1,936	2,499	78	2,421	12/18/14
Mason Avenue—Chicago, IL	Industrial	2,663	722	1,825	—	722	1,825	2,547	101	2,446	12/18/14
Meade Avenue—Chicago, IL	Industrial	682	391	351	35	391	386	777	112	665	12/18/14
Mount Prospect Road—Chicago, IL	Industrial	4,657	1,662	6,392	—	1,662	6,392	8,054	266	7,788	12/18/14
Northwest Avenue—Chicago, IL	Industrial	8,149	1,758	10,016	—	1,758	10,016	11,774	346	11,428	12/18/14
Paramount Pkwy 1—Chicago, IL	Industrial	2,236	506	2,284	60	506	2,344	2,850	87	2,763	12/18/14
Paramount Pkwy 2—Chicago, IL	Industrial	1,844	523	1,812	44	523	1,856	2,379	85	2,294	12/18/14
Powis Road 1—Chicago, IL	Industrial	4,027	893	3,742	21	893	3,763	4,656	143	4,513	12/18/14
Powis Road 2—Chicago, IL	Industrial	3,271	1,071	3,801	—	1,071	3,801	4,872	187	4,685	12/18/14
Territorial Court—Chicago, IL	Industrial	3,734	531	3,919	—	531	3,919	4,450	142	4,308	12/18/14
Tollgate Road—Chicago, IL	Industrial	3,682	756	4,029	—	756	4,029	4,785	145	4,640	12/18/14
Continental Can—Kansas City, KS	Industrial	5,707	790	6,277	—	790	6,277	7,067	221	6,846	12/18/14
Hollins Ferry Road—Halethorpe, MD	Industrial	—	1,467	6,714	—	1,467	6,714	8,181	196	7,985	6/19/15
Wellmoor Court—Jessup, MD	Industrial	—	2,173	5,635	—	2,173	5,635	7,808	165	7,643	6/19/15
31st Avenue—Minneapolis, MN	Industrial	8,168	1,515	9,054	262	1,515	9,316	10,831	397	10,434	12/18/14
Armstrong 1—Minneapolis, MN	Industrial	6,928	984	8,489	128	984	8,617	9,601	353	9,248	12/18/14
Armstrong 2—Minneapolis, MN	Industrial	7,155	891	8,035	328	891	8,363	9,254	296	8,958	12/18/14
Aspen Distribution—Minneapolis, MN	Industrial	3,326	1,022	2,763	—	1,022	2,763	3,785	164	3,621	12/18/14
Diamond Lake Industrial Center II—Minneapolis, MN	Industrial	2,788	729	2,716	—	729	2,716	3,445	140	3,305	12/18/14
Enterprise Drive—Minneapolis, MN	Industrial	6,556	1,500	8,487	—	1,500	8,487	9,987	327	9,660	3/20/15
Fridley Industrial Park—Minneapolis, MN	Industrial	8,483	971	9,429	26	971	9,455	10,426	309	10,117	12/18/14
Hampshire Avenue South 1—Minneapolis, MN	Industrial	5,937	1,427	8,564	—	1,427	8,564	9,991	318	9,673	3/20/15
Hampshire Avenue South 2—Minneapolis, MN	Industrial	6,318	1,406	8,037	—	1,406	8,037	9,443	320	9,123	3/20/15
Midway Distribution Center—Minneapolis, MN	Industrial	11,003	1,863	11,771	250	1,863	12,021	13,884	455	13,429	12/18/14
North Nathan Lane—Minneapolis, MN	Industrial	7,844	2,660	10,417	65	2,660	10,482	13,142	448	12,694	3/20/15
South Diamond Lake—Minneapolis, MN	Industrial	3,976	666	3,473	—	666	3,473	4,139	147	3,992	12/18/14
Twinlakes I—Minneapolis, MN	Industrial	2,565	830	2,448	362	830	2,810	3,640	145	3,495	12/18/14
Airworld Building 1—Kansas City, MO	Industrial	4,502	893	5,691	952	893	6,643	7,536	299	7,237	12/18/14
Airworld Building 2—Kansas City, MO	Industrial	4,618	748	5,069	—	748	5,069	5,817	201	5,616	12/18/14
Airworld 107th Terrace—Kansas City, MO	Industrial	2,856	600	3,407	—	600	3,407	4,007	166	3,841	12/18/14
Levee—Kansas City, MO	Industrial	5,598	1,387	4,413	229	1,387	4,642	6,029	227	5,802	12/18/14
North Topping Avenue—Kansas City, MO	Industrial	2,946	713	3,256	—	713	3,256	3,969	151	3,818	12/18/14
Quebec—Kansas City, MO	Industrial	7,159	1,193	7,778	221	1,193	7,999	9,192	306	8,886	12/18/14
Saline—Kansas City, MO	Industrial	3,190	676	2,955	86	676	3,041	3,717	147	3,570	12/18/14
Warren Street—Kansas City, MO	Industrial	6,216	1,351	6,727	38	1,351	6,765	8,116	286	7,830	12/18/14
Axminister—St. Louis, MO	Industrial	7,653	1,328	8,468	—	1,328	8,468	9,796	334	9,462	12/18/14
Corporate Exchange—St. Louis, MO	Industrial	4,272	835	3,479	—	835	3,479	4,314	177	4,137	12/18/14
Corporate Woods V—St. Louis, MO	Industrial	5,880	1,348	5,724	19	1,348	5,743	7,091	253	6,838	12/18/14
Crossroads Industrial—St. Louis, MO	Industrial	2,576	659	3,173	—	659	3,173	3,832	145	3,687	12/18/14

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Mid-County Industrial Dr 1—St. Louis, MO	Industrial	3,079	587	2,439	27	587	2,466	3,053	105	2,948	12/18/14
Mid-County Industrial Dr 2—St. Louis, MO	Industrial	2,955	494	2,186	—	494	2,186	2,680	119	2,561	12/18/14
Rider Trail North—St. Louis, MO	Industrial	4,669	1,448	5,650	50	1,448	5,700	7,148	265	6,883	12/18/14
Trane Distribution Center—St. Louis, MO	Industrial	10,032	2,114	12,583	—	2,114	12,583	14,697	497	14,200	12/18/14
Bordentown-Hedding Road—Bordentown, NJ	Industrial	—	5,851	3,362	—	5,851	3,362	9,213	117	9,096	6/19/15
Mid-Atlantic Corp 1—South Jersey, NJ	Industrial	1,575	279	2,260	14	279	2,274	2,553	84	2,469	12/18/14
Mid-Atlantic Corp 2—South Jersey, NJ	Industrial	2,185	587	2,638	—	587	2,638	3,225	129	3,096	12/18/14
Mid-Atlantic Corp 3—South Jersey, NJ	Industrial	2,138	264	2,530	—	264	2,530	2,794	105	2,689	12/18/14
Mid-Atlantic Corp 4—South Jersey, NJ	Industrial	2,626	228	3,226	—	228	3,226	3,454	106	3,348	12/18/14
Mid-Atlantic Corp 5—South Jersey, NJ	Industrial	4,760	736	7,158	—	736	7,158	7,894	296	7,598	12/18/14
Mid-Atlantic Corp 6—South Jersey, NJ	Industrial	1,382	263	1,576	—	263	1,576	1,839	70	1,769	12/18/14
Mid-Atlantic Corp 7—South Jersey, NJ	Industrial	1,290	283	2,334	15	283	2,349	2,632	101	2,531	12/18/14
Mid-Atlantic Corp 8—South Jersey, NJ	Industrial	1,902	613	2,496	391	613	2,887	3,500	154	3,346	12/18/14
Mid-Atlantic Corp 9—South Jersey, NJ	Industrial	1,325	546	1,615	100	546	1,715	2,261	102	2,159	12/18/14
Mid-Atlantic Corp 10—South Jersey, NJ	Industrial	2,116	292	2,235	—	292	2,235	2,527	108	2,419	12/18/14
Mid-Atlantic Corp 11—South Jersey, NJ	Industrial	1,737	316	2,225	—	316	2,225	2,541	100	2,441	12/18/14
Mid-Atlantic Corp 12—South Jersey, NJ	Industrial	2,416	511	3,140	—	511	3,140	3,651	195	3,456	12/18/14
Connecticut—South Jersey, NJ	Industrial	1,947	662	1,946	—	662	1,946	2,608	113	2,495	12/18/14
Delran Parkway—South Jersey, NJ	Industrial	1,866	579	2,778	34	579	2,812	3,391	131	3,260	12/18/14
Freeway Drive 1—South Jersey, NJ	Industrial	2,114	354	2,460	—	354	2,460	2,814	105	2,709	12/18/14
Freeway Drive 2—South Jersey, NJ	Industrial	1,816	399	3,110	—	399	3,110	3,509	122	3,387	12/18/14
Imperial Way Land—South Jersey, NJ	Industrial	149	304	—	—	304	—	304	—	304	12/18/14
Mid-Atlantic Grandview—South Jersey, NJ	Industrial	1,887	245	2,191	—	245	2,191	2,436	84	2,352	12/18/14
Mid-Atlantic Imperial—South Jersey, NJ	Industrial	2,166	547	2,614	—	547	2,614	3,161	130	3,031	12/18/14
Pedricktown Commons—South Jersey, NJ	Industrial	8,941	1,259	12,209	13	1,259	12,222	13,481	522	12,959	12/18/14
Commerce Drive—Aston, PA	Industrial	—	2,905	15,929	—	2,905	15,929	18,834	499	18,335	6/19/15
Marshall Lane—Bensalem, PA	Industrial	—	3,798	15,253	—	3,798	15,253	19,051	454	18,597	6/19/15
Progress Drive—Bensalem, PA	Industrial	—	6,069	15,210	—	6,069	15,210	21,279	529	20,750	6/19/15
Keystone Crossings II—Bristol, PA	Industrial	—	2,313	16,778	—	2,313	16,778	19,091	360	18,731	5/18/15
Dunks Ferry—Philadelphia, PA	Industrial	3,138	558	3,574	—	558	3,574	4,132	148	3,984	12/18/14
Frost—Philadelphia, PA	Industrial	4,761	637	5,481	—	637	5,481	6,118	216	5,902	12/18/14
Marshall—Philadelphia, PA	Industrial	3,960	780	4,623	—	780	4,623	5,403	187	5,216	12/18/14
Sinclair—Philadelphia, PA	Industrial	4,073	902	5,594	54	902	5,648	6,550	241	6,309	12/18/14
Malone Distribution Center 1—Memphis, TN	Industrial	1,772	435	2,143	—	435	2,143	2,578	108	2,470	12/18/14
Malone Distribution Center 2—Memphis, TN	Industrial	1,699	480	2,265	—	480	2,265	2,745	118	2,627	12/18/14
Malone Distribution Center 3—Memphis, TN	Industrial	1,296	252	1,429	—	252	1,429	1,681	96	1,585	12/18/14
Rutland 1—Austin, TX	Industrial	3,553	722	3,562	245	722	3,807	4,529	157	4,372	12/18/14
Rutland 2—Austin, TX	Industrial	2,818	509	2,673	23	509	2,696	3,205	98	3,107	12/18/14
Cameron Road Corporate Park—Austin, TX	Industrial	9,547	1,943	11,215	—	1,943	11,215	13,158	457	12,701	12/18/14
Wallace Drive 1—Dallas, TX	Industrial	4,265	1,004	6,788	241	1,004	7,029	8,033	291	7,742	12/18/14

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Wallace Drive 2—Dallas, TX	Industrial	4,431	1,030	6,766	—	1,030	6,766	7,796	233	7,563	12/18/14
Wallace Drive 3—Dallas, TX	Industrial	6,065	973	6,404	45	973	6,449	7,422	249	7,173	12/18/14
Wallace Drive 4—Dallas, TX	Industrial	4,043	1,295	4,662	—	1,295	4,662	5,957	240	5,717	12/18/14
Wallace Drive 5—Dallas, TX	Industrial	4,592	1,032	5,274	17	1,032	5,291	6,323	243	6,080	12/18/14
Avenue N—Dallas, TX	Industrial	4,817	1,302	6,797	178	1,302	6,975	8,277	255	8,022	12/18/14
Avenue R—Dallas, TX	Industrial	1,311	478	2,495	—	478	2,495	2,973	188	2,785	12/18/14
Billy Mitchell 1—Dallas, TX	Industrial	1,038	255	1,326	30	255	1,356	1,611	44	1,567	12/18/14
Billy Mitchell 2—Dallas, TX	Industrial	1,234	255	1,702	—	255	1,702	1,957	64	1,893	12/18/14
Bradley Lane—Dallas, TX	Industrial	1,749	604	2,127	28	604	2,155	2,759	82	2,677	12/18/14
Capital Avenue—Dallas, TX	Industrial	1,053	269	1,277	—	269	1,277	1,546	46	1,500	12/18/14
Carter Drive—Dallas, TX	Industrial	2,036	829	2,018	—	829	2,018	2,847	95	2,752	12/18/14
Carter Industrial Park—Dallas, TX	Industrial	2,388	760	3,061	75	760	3,136	3,896	125	3,771	12/18/14
Century—Dallas, TX	Industrial	5,085	1,584	4,713	95	1,584	4,808	6,392	284	6,108	12/18/14
Country Club Drive—Dallas, TX	Industrial	5,886	1,086	6,320	—	1,086	6,320	7,406	228	7,178	12/18/14
Crossroads I—Dallas, TX	Industrial	3,220	970	5,431	27	970	5,458	6,428	223	6,205	12/18/14
Crossroads II—Dallas, TX	Industrial	2,703	525	3,695	—	525	3,695	4,220	170	4,050	12/18/14
Crown Drive—Dallas, TX	Industrial	2,375	905	3,123	—	905	3,123	4,028	164	3,864	12/18/14
East Avenue E—Dallas, TX	Industrial	1,981	575	1,872	—	575	1,872	2,447	80	2,367	12/18/14
Exchange Drive—Dallas, TX	Industrial	1,659	448	1,919	—	448	1,919	2,367	65	2,302	12/18/14
Hilltop—Dallas, TX	Industrial	2,704	575	3,165	—	575	3,165	3,740	141	3,599	12/18/14
Jetstar Drive—Dallas, TX	Industrial	1,675	308	1,929	—	308	1,929	2,237	74	2,163	12/18/14
Kellway Drive—Dallas, TX	Industrial	1,341	256	1,594	—	256	1,594	1,850	65	1,785	12/18/14
Kelly 1—Dallas, TX	Industrial	4,449	1,036	5,573	—	1,036	5,573	6,609	202	6,407	12/18/14
Kelly 2—Dallas, TX	Industrial	7,633	2,167	9,289	194	2,167	9,483	11,650	368	11,282	12/18/14
Langland—Dallas, TX	Industrial	4,746	1,475	4,672	—	1,475	4,672	6,147	198	5,949	12/18/14
Miller Road—Dallas, TX	Industrial	1,325	344	1,642	—	344	1,642	1,986	84	1,902	12/18/14
Plaza 35-1—Dallas, TX	Industrial	4,385	2,455	4,975	106	2,455	5,081	7,536	316	7,220	12/18/14
Plaza 35-2—Dallas, TX	Industrial	7,013	2,256	7,820	—	2,256	7,820	10,076	363	9,713	12/18/14
Rafe Street—Dallas, TX	Industrial	2,086	554	2,511	50	554	2,561	3,115	99	3,016	12/18/14
Red Bird—Dallas, TX	Industrial	2,203	539	1,986	69	539	2,055	2,594	85	2,509	12/18/14
Santa Anna—Dallas, TX	Industrial	3,442	961	1,629	—	961	1,629	2,590	88	2,502	12/18/14
Shiloh Road—Dallas, TX	Industrial	4,691	1,271	6,511	74	1,271	6,585	7,856	277	7,579	12/18/14
Skylane Drive 1—Dallas, TX	Industrial	5,001	863	6,648	296	863	6,944	7,807	246	7,561	12/18/14
Skylane Drive 2—Dallas, TX	Industrial	1,196	256	1,649	—	256	1,649	1,905	74	1,831	12/18/14
Skyway Circle North—Dallas, TX	Industrial	2,965	541	3,127	14	541	3,141	3,682	145	3,537	12/18/14
Sterling—Dallas, TX	Industrial	5,060	1,473	5,906	—	1,473	5,906	7,379	246	7,133	12/18/14
Valley View—Dallas, TX	Industrial	5,567	1,453	6,141	—	1,453	6,141	7,594	241	7,353	12/18/14
Valwood Industrial Center—Dallas, TX	Industrial	4,930	1,032	7,681	37	1,032	7,718	8,750	243	8,507	12/18/14
Vantage Drive—Dallas, TX	Industrial	11,966	2,900	13,997	—	2,900	13,997	16,897	622	16,275	12/18/14
West Crosby—Dallas, TX	Industrial	2,466	558	2,996	—	558	2,996	3,554	140	3,414	12/18/14

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
West North Carrier—Dallas, TX	Industrial	6,172	1,999	8,508	14	1,999	8,522	10,521	311	10,210	12/18/14
West Royal Lane—Dallas, TX	Industrial	6,134	—	8,979	36	—	9,015	9,015	323	8,692	12/18/14
West Trinity Mills—Dallas, TX	Industrial	2,278	867	3,689	—	867	3,689	4,556	164	4,392	12/18/14
Alliance Gateway—Fort Worth, TX	Industrial	—	993	4,743	—	993	4,743	5,736	124	5,612	4/21/15
Avenue R 1—Grand Prairie, TX	Industrial	—	1,178	6,256	22	1,178	6,278	7,456	212	7,244	4/21/15
Avenue R 2—Grand Prairie, TX	Industrial	—	892	5,722	85	892	5,807	6,699	181	6,518	4/21/15
Avenue R 3—Grand Prairie, TX	Industrial	—	1,159	8,159	—	1,159	8,159	9,318	239	9,079	4/21/15
114th Street—Grand Prairie, TX	Industrial	—	920	5,461	—	920	5,461	6,381	123	6,258	4/21/15
Westpark Drive—Grand Prairie, TX	Industrial	—	642	4,554	175	642	4,729	5,371	123	5,248	4/21/15
Air Center Business Park—Houston, TX	Industrial	13,482	2,084	16,343	—	2,084	16,343	18,427	584	17,843	12/18/14
Chisholm Trail—Houston, TX	Industrial	3,536	979	4,550	23	979	4,573	5,552	177	5,375	12/18/14
Freeport Ninety Business Center—Houston, TX	Industrial	22,805	4,429	27,710	331	4,429	28,041	32,470	1,016	31,454	12/18/14
Heathrow Forest Parkway—Houston, TX	Industrial	4,232	1,351	4,485	—	1,351	4,485	5,836	176	5,660	12/18/14
North Shepherd Business Center—Houston, TX	Industrial	4,594	1,541	5,473	48	1,541	5,521	7,062	255	6,807	12/18/14
Oakhollow Business Center—Houston, TX	Industrial	4,182	1,234	6,231	38	1,234	6,269	7,503	215	7,288	12/18/14
Pinemont Business Center—Houston, TX	Industrial	4,207	869	5,609	66	869	5,675	6,544	218	6,326	12/18/14
South Trade Center—Houston, TX	Industrial	7,243	2,199	8,805	—	2,199	8,805	11,004	323	10,681	12/18/14
Sugar Land Business Center—Houston, TX	Industrial	18,348	2,823	23,543	281	2,823	23,824	26,647	827	25,820	12/18/14
Westhollow—Houston, TX	Industrial	5,721	1,982	6,634	136	1,982	6,770	8,752	330	8,422	12/18/14
Wingfoot Road—Houston, TX	Industrial	3,782	1,216	4,454	—	1,216	4,454	5,670	180	5,490	12/18/14
Plano Business Center 1—Plano, TX	Industrial	14,598	2,485	18,402	47	2,485	18,449	20,934	719	20,215	12/18/14
West Custer Road 1—Salt Lake City, UT	Industrial	1,700	586	2,108	63	586	2,171	2,757	80	2,677	12/18/14
West Custer Road 2—Salt Lake City, UT	Industrial	1,934	526	2,208	104	526	2,312	2,838	86	2,752	12/18/14
West Custer Road 3—Salt Lake City, UT	Industrial	578	315	706	—	315	706	1,021	34	987	12/18/14
West Custer Road 4—Salt Lake City, UT	Industrial	3,883	1,025	4,757	36	1,025	4,793	5,818	184	5,634	12/18/14
West Custer Road 5—Salt Lake City, UT	Industrial	597	328	828	33	328	861	1,189	39	1,150	12/18/14
Bridger Road—Salt Lake City, UT	Industrial	2,194	651	2,852	—	651	2,852	3,503	102	3,401	12/18/14
Fremont Drive 1—Salt Lake City, UT	Industrial	2,347	674	2,473	—	674	2,473	3,147	89	3,058	12/18/14
Fremont Drive 2—Salt Lake City, UT	Industrial	3,127	1,312	3,809	—	1,312	3,809	5,121	168	4,953	12/18/14
Pentagon Centennial—Salt Lake City, UT	Industrial	4,442	615	6,240	—	615	6,240	6,855	217	6,638	12/18/14
South—Salt Lake City, UT	Industrial	3,073	794	3,055	—	794	3,055	3,849	119	3,730	12/18/14
South 3600 West Street—Salt Lake City, UT	Industrial	4,469	1,329	5,645	11	1,329	5,656	6,985	208	6,777	12/18/14
South Street—Salt Lake City, UT	Industrial	4,572	1,133	6,359	12	1,133	6,371	7,504	214	7,290	12/18/14
Summit Distribution Center—Salt Lake City, UT	Industrial	10,766	2,535	14,253	30	2,535	14,283	16,818	503	16,315	12/18/14
West Technology Drive—Salt Lake City, UT	Industrial	6,031	1,847	7,209	19	1,847	7,228	9,075	270	8,805	12/18/14
100th Street—Chicago, WI	Industrial	7,535	1,777	6,842	—	1,777	6,842	8,619	302	8,317	12/18/14
Alicante-Elche, Spain	Industrial	657	449	867	15	449	882	1,331	33	1,298	4/2/15
Barcelona-Granollers, Spain	Industrial	4,752	1,788	3,277	58	1,788	3,335	5,123	124	4,999	4/2/15
Bilbao, Spain	Industrial	1,166	782	1,553	28	782	1,581	2,363	58	2,305	4/2/15
Gran Canaria, Spain	Industrial	510	414	610	11	414	621	1,035	23	1,012	4/2/15

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
La Coruña, Spain	Industrial	703	420	986	18	420	1,004	1,424	37	1,387	4/2/15
Madrid-Coslada, Spain	Industrial	7,785	5,214	10,375	184	5,214	10,559	15,773	391	15,382	4/2/15
Mallorca, Spain	Industrial	602	552	654	12	552	666	1,218	25	1,193	4/2/15
Mérida, Spain	Industrial	176	126	231	—	126	231	357	9	348	4/2/15
Sevilla- Pl. Store, Spain	Industrial	910	783	1,042	19	783	1,061	1,844	39	1,805	4/2/15
Sevilla-Alcalá G., Spain	Industrial	949	694	1,208	21	694	1,229	1,923	45	1,878	4/2/15
Tenerife, Spain	Industrial	393	414	384	—	414	384	798	14	784	4/2/15
Valencia, Spain	Industrial	907	726	1,092	19	726	1,111	1,837	41	1,796	4/2/15
Valladolid, Spain	Industrial	454	316	594	11	316	605	921	22	899	4/2/15
Zaragoza, Spain	Industrial	5,576	2,404	8,738	155	2,404	8,893	11,297	329	10,968	4/2/15
Woodside Park—Dunstable, UK	Industrial	20,098	8,068	22,706	—	8,068	22,706	30,774	70	30,704	12/10/15
Wednesbury Trading Estate—Wednesbury, UK	Industrial	10,802	—	16,541	—	—	16,541	16,541	45	16,496	12/10/15
Total Fitness Preston and Mannin House—Crewe, UK	Leisure	3,310	995	4,075	—	995	4,075	5,070	11	5,059	12/10/15
Dundee Camper Down Leisure Park—Dundee, UK	Leisure	7,305	2,947	8,239	—	2,947	8,239	11,186	19	11,167	12/10/15
Kingsway Leisure Park—Kingsmead, UK	Leisure	7,219	2,947	8,107	—	2,947	8,107	11,054	18	11,036	12/10/15
Peston Total Fitness—Preston, UK	Leisure	3,143	995	3,818	—	995	3,818	4,813	9	4,804	12/10/15
Gade House—Watford, UK	Leisure	3,517	—	5,387	—	—	5,387	5,387	13	5,374	12/10/15
44th Street—Phoenix, AZ	Office	13,500	5,800	27,500	5,235	5,800	32,735	38,535	920	37,615	4/2/15
Pima Center—Scottsdale, AZ	Office	—	—	14,130	—	—	14,130	14,130	840	13,290	6/24/14
Excelsior Crossings—Hopkins, MN	Office	88,000	8,319	104,367	—	8,319	104,367	112,686	7,280	105,406	12/9/13
Office—Rue de la Piazza, France	Office	17,050	4,614	28,247	—	4,614	28,247	32,861	70	32,791	11/27/15
Piazza Firenze, Italy	Office	—	307	230	—	307	230	537	8	529	4/2/15
Via Iv Novembre, Italy	Office	—	2,219	804	—	2,219	804	3,023	24	2,999	4/2/15
Forus, Norway	Office	180,960	61,097	226,872	—	61,097	226,872	287,969	3,756	284,213	6/9/15
Shiprow Aberdeen—Aberdeen, UK	Office	7,688	6,711	8,318	—	6,711	8,318	15,029	259	14,770	4/2/15
The Quadrant Bristol—Almondsbury, UK	Office	9,798	3,942	11,062	—	3,942	11,062	15,004	28	14,976	12/10/15
Broadway House—Bradford, UK	Office	2,544	260	2,736	—	260	2,736	2,996	119	2,877	4/2/15
Alexander House—Cardiff, UK	Office	1,066	369	1,139	—	369	1,139	1,508	64	1,444	4/2/15
Castle Street Cardiff—Cardiff, UK	Office	3,689	1,404	3,998	—	1,404	3,998	5,402	111	5,291	4/2/15
Newport Road—Cardiff, UK	Office	3,521	481	3,794	—	481	3,794	4,275	149	4,126	4/2/15
The Friary Cardiff—Cardiff, UK	Office	3,873	1,116	4,195	—	1,116	4,195	5,311	121	5,190	4/2/15
The Grange—Cheltenham—Cheltenham, UK	Office	29,160	12,044	32,606	—	12,044	32,606	44,650	82	44,568	12/10/15
Whitfield Court—Dover, UK	Office	2,434	665	2,550	39	665	2,589	3,254	170	3,084	4/2/15
Clepington Road—Dundee, UK	Office	1,750	759	1,884	—	759	1,884	2,643	78	2,565	4/2/15
Concept Court—Folkestone, UK	Office	3,951	203	4,261	—	203	4,261	4,464	159	4,305	4/2/15
Astral Tower—Gatwick , UK	Office	—	7,183	18,528	437	7,183	18,965	26,148	765	25,383	4/2/15
Pacific House—Glasgow, UK	Office	6,303	3,786	6,477	325	3,786	6,802	10,588	247	10,341	4/2/15
Albion Trade Park—Handsworth, UK	Office	1,134	369	1,223	—	369	1,223	1,592	46	1,546	4/2/15
Helios Court—Hatfield, UK	Office	8,998	3,610	10,169	—	3,610	10,169	13,779	23	13,756	12/10/15

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Two Humber Quays—Hull, UK	Office	5,417	—	5,850	—	—	5,850	5,850	207	5,643	4/2/15
Bain Square 1—Livingston, UK	Office	815	418	876	—	418	876	1,294	40	1,254	4/2/15
Bain Square 2—Livingston, UK	Office	736	524	790	—	524	790	1,314	37	1,277	4/2/15
Gloucester Building—London, UK	Office	15,432	6,115	17,515	—	6,115	17,515	23,630	38	23,592	12/10/15
Cathedral Square—Newcastle, UK	Office	9,597	2,108	10,327	—	2,108	10,327	12,435	438	11,997	4/2/15
Drury Point—Oldham, UK	Office	2,556	—	2,644	—	—	2,644	2,644	334	2,310	4/2/15
Uxbridge—Regus House—London, UK	Office	5,062	1,953	5,800	—	1,953	5,800	7,753	14	7,739	12/10/15
Llys Tawe—Swansea, UK	Office	3,980	—	4,294	—	—	4,294	4,294	157	4,137	4/2/15
Mecca Bingo—Swansea, UK	Office	1,620	2,268	1,733	—	2,268	1,733	4,001	97	3,904	4/2/15
Quay West—Swansea, UK	Office	3,000	—	3,176	52	—	3,228	3,228	133	3,095	4/2/15
Swansea enterprice park—Swansea, UK	Office	2,254	681	2,445	—	681	2,445	3,126	64	3,062	4/2/15
Waterside Business Park—Swansea, UK	Office	3,080	—	3,304	—	—	3,304	3,304	163	3,141	4/2/15
Wind Street—Swansea, UK	Office	1,597	325	1,728	—	325	1,728	2,053	53	2,000	4/2/15
Thatcham Business Village—Thatcham, UK	Office	2,622	3,618	2,044	735	3,618	2,779	6,397	207	6,190	4/2/15
Holiday Inn—York, UK	Office	12,894	4,169	11,131	—	4,169	11,131	15,300	531	14,769	4/2/15
Contra’ Porta Padova , Italy	Retail	—	817	201	—	817	201	1,018	8	1,010	4/2/15
Corso Francia Via Jacini, Italy	Retail	—	1,629	103	—	1,629	103	1,732	5	1,727	4/2/15
Corso Mazzini—Angolo Piazzale Del Lavoro, Italy	Retail	—	938	934	—	938	934	1,872	13	1,859	4/2/15
Corso Stati Uniti, Italy	Retail	—	270	324	—	270	324	594	3	591	4/2/15
Largo Carducci, Italy	Retail	—	1,000	292	—	1,000	292	1,292	18	1,274	4/2/15
Largo Gramsci—Via Borgo Marturi 1, Italy	Retail	—	601	552	—	601	552	1,153	15	1,138	4/2/15
Piazza Caneva Ang. Via Biondi, Italy	Retail	—	585	125	—	585	125	710	3	707	4/2/15
Piazza Del Popolo, Italy	Retail	—	602	328	—	602	328	930	11	919	4/2/15
Piazza Falcone-Borsellino Via D. Costa, Italy	Retail	—	646	304	—	646	304	950	10	940	4/2/15
Piazza Garibaldi, Italy	Retail	—	549	256	—	549	256	805	8	797	4/2/15
Piazza Pio Xi Via Micara, Italy	Retail	—	1,355	90	—	1,355	90	1,445	5	1,440	4/2/15
Piazza Righi, Italy	Retail	—	1,288	236	—	1,288	236	1,524	8	1,516	4/2/15
Piazza Tommaseo, Italy	Retail	—	1,343	309	—	1,343	309	1,652	7	1,645	4/2/15
Piazza V. Emanuele Ii, Italy	Retail	—	353	277	—	353	277	630	6	624	4/2/15
Piazza Xx Settembre, Italy	Retail	—	357	193	—	357	193	550	7	543	4/2/15
Piazzale Santa Croce, Italy	Retail	—	386	212	—	386	212	598	10	588	4/2/15
Via Appia Nuova Ang. Via Veio, Italy	Retail	—	2,176	103	—	2,176	103	2,279	1	2,278	4/2/15
Via Brigata Partigiana Ugo Muccini, Italy	Retail	—	455	240	—	455	240	695	2	693	4/2/15
Via Bufalini, Italy	Retail	—	12,616	17,926	—	12,616	17,926	30,542	160	30,382	4/2/15
Via Chiodo, Italy	Retail	—	2,864	921	—	2,864	921	3,785	1	3,784	4/2/15
Via Cimarosa Ang. C.So Vercelli, Italy	Retail	—	2,286	158	—	2,286	158	2,444	7	2,437	4/2/15
Via Dalmazia, Italy	Retail	—	640	175	—	640	175	815	6	809	4/2/15
Via Dante—Via Manzoni, Italy	Retail	—	190	108	—	190	108	298	4	294	4/2/15
Via Della Giuliana—Via Buccari 11, Italy	Retail	—	1,084	73	—	1,084	73	1,157	3	1,154	4/2/15
Via Diaz, Italy	Retail	—	872	200	—	685	200	885	52	833	4/2/15

(Amounts in thousands)			Initial Cost (1)		Costs Capitalized Subsequent to Acquisition	Gross Cost Basis at December 31, 2015 (2)			Accumulated Depreciation (3)	Net Carrying Amount	Date of Acquisition (4)
Property Name and/or Location	Property Type	Encumbrances	Land	Buildings and Improvements		Land	Buildings and Improvements	Total
Via Fiume, Italy	Retail	—	304	172	—	304	172	476	1	475	4/2/15
Via Flaminia, Italy	Retail	—	1,781	104	—	1,781	104	1,885	5	1,880	4/2/15
Via Michelangelo Buonarroti, Italy	Retail	—	2,899	241	—	2,899	241	3,140	7	3,133	4/2/15
Via Montebuoni, Italy	Retail	—	245	141	—	245	141	386	4	382	4/2/15
Via Pescheria Via Maggiore, Italy	Retail	—	191	171	—	191	171	362	6	356	4/2/15
Via Rucellai, Italy	Retail	—	676	529	—	676	529	1,205	14	1,191	4/2/15
Via Sacro Cuore / Via Astichello, Italy	Retail	—	251	142	—	251	142	393	3	390	4/2/15
Via Valsugana, Italy	Retail	—	409	211	—	409	211	620	8	612	4/2/15
Viale Felissent, Italy	Retail	—	874	398	—	874	398	1,272	22	1,250	4/2/15
Martineau Place—Birmingham, UK	Retail	45,838	—	70,186	—	—	70,186	70,186	158	70,028	12/10/15
Bolton Gate Retail Park—Bolton, UK	Retail	24,733	9,726	28,146	—	9,726	28,146	37,872	62	37,810	12/10/15
The Marlowes—Hemel Hempstead, UK	Retail	1,252	516	1,401	—	516	1,401	1,917	5	1,912	12/10/15
The Paisley Centre—Paisley, UK	Retail	12,190	5,452	13,215	—	5,452	13,215	18,667	45	18,622	12/10/15
Charles Cross—Plymouth, UK	Retail	6,667	3,021	7,188	—	3,021	7,188	10,209	16	10,193	12/10/15
Friar Street—Reading, UK	Retail	984	405	1,104	—	405	1,104	1,509	2	1,507	12/10/15
Renfrew Retail Park—Renfrew, UK	Retail	2,366	1,547	2,078	—	1,547	2,078	3,625	9	3,616	12/10/15
Springfield Retail Park—Stoke-on-Trent, UK	Retail	11,765	4,642	13,374	—	4,642	13,374	18,016	34	17,982	12/10/15
The Galleries & Makinson—Wigan, UK	Retail	4,275	1,510	5,036	—	1,510	5,036	6,546	32	6,514	12/10/15
Other	Various	—	—	19,989	—	—	19,989	19,989	52	19,937	Various

Real estate held for investment		1,964,118	578,764	2,620,722	19,139	578,577	2,639,861	3,218,438	86,220	3,132,218
Real estate held for sale	Various	7,860	NA	NA	NA	NA	NA	NA	NA	297,887	Various

Total real estate assets		$1,971,978	$578,764	$2,620,722	$19,139	$578,577	$2,639,861	$3,218,438	$86,220	$3,430,105

(1)	The purchase price allocations for certain 2015 acquisitions are provisional and subject to retrospective adjustments during the measurement period, not to exceed one year, based upon new information obtained about facts and circumstances that existed as of the date of acquisition.
(2)	The aggregate gross cost of total real estate assets for federal income tax purposes is approximately $3.5 billion as of December 31, 2015.
(3)	Depreciation is calculated using a useful life of 3 to 46 years for buildings and improvements.
(4)	Properties consolidated upon the Combination reflect an acquisition date of April 2, 2015, the effective date of consolidation.

The following tables summarize the activity in real estate assets and accumulated depreciation:

	Year Ended December 31,
(In thousands)	2015	2014	2013
Total Investment in Real Estate Assets, at Gross Cost Basis
Balance at January 1	$1,650,418	$112,686	$—
Acquisitions	1,223,452	1,537,732	112,686
Foreclosures	155,035	—	—
Improvements and capitalized costs (1)	55,993	—	—
Consolidation of real estate held by investment entities (Note 7)	812,672	—	—
Dispositions (2)	(321,173)	—	—
Impairment	(7,089)	—	—
Effect of changes in foreign exchange rates	(50,626)	—	—

Balance at December 31	3,518,682	1,650,418	112,686
Classified as held for sale, net (3)	(300,244)	—	—

Balance at December 31, held for investment	$3,218,438	$1,650,418	$112,686

	Year Ended December 31,
(In thousands)	2015	2014	2013
Accumulated Depreciation
Balance at January 1	$6,421	$218	$—
Depreciation	83,156	6,203	218
Dispositions (2)	(389)	—	—
Effect of changes in foreign exchange rates	(611)	—	—

Balance at December 31	88,577	6,421	218
Classified as held for sale, net (3)	(2,357)	—	—

Balance at December 31, held for investment	$86,220	$6,421	$218

(1)	Includes transaction costs capitalized for asset acquisitions.
(2)	Includes amounts classified as held for sale during the year and disposed by the end of the year.
(3)	Amounts classified as held for sale during the year and remain as held for sale at the end of the year.

COLONY CAPITAL, INC.

SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE

December 31, 2015

(Dollars in thousands)
Loan Type / Collateral / Location (1)	Number of Loans	Payment Terms (2)	Interest Rate Range (3)	Maturity Date Range (4)	Prior Liens (5)	Unpaid Principal Balance	Carrying Amount (6)(7)	Principal Amount Subject to Delinquent Principal or Interest (8)
First mortgages:
Residential—Various, USA	3	I/O	9.99% - 15.00%	May 2017 - March 2018	$—	$109,442	$108,944	$—
Multifamily—Various, USA	278	Both	2.37% - 8.20%	February 2016 - April 2038	—	762,762	755,452	8,493
Office—Various, USA	25	Both	4.70% - 9.32%	February 2016 - January 2019	—	491,545	475,588	—
Office—France	1	I/O	15.00%	November 2017	—	15,207	14,693	—
Office—Ireland / France	1	I/O	11.00%	January 2022	—	105,587	107,324	—
Retail—Various, USA	15	Both	4.45% - 11.70%	April 2016 - May 2021	—	392,507	390,830	—
Retail—Germany	1	I/O	10.00%	January 2017	—	54,310	55,082	—
Retail—Spain	1	P&I	15.00%	October 2020	—	65,660	65,191	—
Retail—UK	1	I/O	10.00%	August 2019	—	73,680	73,680	—
Hospitality—Various, USA	8	I/O	5.30% - 11.25%	March 2016 - October 2019	—	132,748	133,177	—
Hospitality—St. Barthelemy	2	I/O	8.50% - 10.50%	March 2016 - September 2018	—	58,787	59,395	—
Hospitality—France	1	I/O	9.00%	July 2017	—	58,736	58,242	—
Hospitality—Spain	1	P&I	8.75%	September 2020	—	80,330	79,385	—
Industrial—Various, USA	4	I/O	4.66% - 8.20%	October 2017 -September 2018	—	32,140	31,924	—
Other—Various, USA	4	Both	6.04% - 8.24%	October 2016 - November 2017	—	129,161	128,223	—
Land—Various, USA	3	Both	10.00% - 14.00%	May 2016 - September 2019	—	135,715	140,053	—

	349				—	2,698,317	2,677,183	8,493

Subordinated debt and mezzanine:
Multifamily—Various, USA	2	I/O	9.45% - 13.00%	September 2017 - August 2024	31,423	23,905	23,786	—
Retail—Various, USA	2	P&I	5.74% - 10.50%	December 2015 - April 2024	229,916	53,932	53,878	—
Hospitality—Various, USA	6	Both	7.78% - 13.50%	June 2016 - April 2019	1,027,855	447,426	448,251	—
Hospitality—Mexico	1	I/O	11.50%	January 2019	90,000	40,000	43,046	—
Hospitality—Greece	1	I/O	11.00%	August 2020	34,351	46,022	46,525	—
Other—CA, USA	1	P&I	8.00%	December 2017	95,794	87,041	86,033	—
Land—CA, USA	1	I/O	9.50%	May 2018	3,992	3,593	3,134	—

	14				1,513,331	701,919	704,653	—

(Dollars in thousands)
Loan Type / Collateral / Location (1)	Number of Loans	Payment Terms (2)	Interest Rate Range (3)	Maturity Date Range (4)	Prior Liens (5)	Unpaid Principal Balance	Carrying Amount (6)(7)	Principal Amount Subject to Delinquent Principal or Interest (8)
Purchased credit-impaired loans (9)
Residential—Various, USA	160				—	53,882	30,637	15,791
Multifamily—Various, USA	257				—	171,910	123,521	15,422
Office—Various, USA	66				—	63,700	45,396	2,760
Office—Spain	1					29,694	4,953	—
Office—UK	1					109,754	82,500	109,753
Retail—Various, USA	154				—	169,085	135,334	10,684
Hospitality—Various, USA	50				—	51,393	36,085	—
Industrial—Various, USA	100				—	106,041	80,756	1,910
Other—Various, USA	186				—	136,189	80,886	11,603
Land—Various, USA	163				—	126,062	46,573	—

	1,138				—	1,017,710	666,641	167,923

	1,501				$1,513,331	$4,417,946	$4,048,477	$176,416

(1)	Loans with carrying amounts that are individually less than 3% of the total carrying amount have been aggregated according to collateral type and location.
(2)	Payment terms: P&I = Periodic payment of principal and interest; I/O = Periodic payment of interest only with principal at maturity
(3)	Variable rate loans are determined based on the applicable index in effect as of December 31, 2015.
(4)	Represents contractual maturity that does not contemplate exercise of extension option.
(5)	Prior liens represent loan amounts owned by third parties that are senior to the Company’s subordinated or mezzanine positions and are approximate.
(6)	Carrying amounts at December 31, 2015 are presented net of $35.2 million of allowance for loan losses.
(7)	The aggregate cost basis of loans held for investment for federal income tax purposes is approximately $4.0 billion as of December 31, 2015.
(8)	Represents principal balance of loans which are 90 days or more past due as to principal or interest. For purchase credit-impaired loans, amounts represent principal balance of loans on nonaccrual status for which the Company is not able to determine a reasonable expectation of cash flows to be collected.
(9)	Purchase credit-impaired loans are acquired loans with evidence of credit quality deterioration for which it is probable at acquisition that the Company will collect less than the contractually required payments. Payment terms, stated interest rate and contractual maturity are not presented as they are not relevant to purchase credit-impaired loans.